As filed with the Securities and Exchange Commission on March 9, 2023

File No. 024-11699

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Qualification Amendment No. 1

to

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

USA Opportunity Income One, Inc.

(Exact name of issuer as specified in its charter)

Puerto Rico

(State of other jurisdiction of incorporation or organization)

404 Ave Constitucion # 208

San Juan, Puerto Rico 00901

Phone: (800) 305-5310

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Dania Echemendia

President

404 Ave Constitucion # 208

San Juan, Puerto Rico 00901

Phone: (800) 305-5310

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

6199	66-0985204
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This Post-Qualification Amendment No. 1 amends the Offering Statement of USA Opportunity Income One, Inc., originally qualified on March 9, 2022, as previously amended and supplemented, to add, update and/or replace information contained in the Offering Statement.

Preliminary Offering Circular

March 9, 2023

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

USA Opportunity Income One, Inc.

7% USA REAL ESTATE BONDS

12% USA REAL ESTATE BONDS

MAXIMUM OFFERING AMOUNT: $75,000,000

MINIMUM OFFERING AMOUNT: $0

USA Opportunity Income One, Inc., a Puerto Rican corporation (the “USA Real Estate,” the “Company,” “we,” “us,” “our,” or “ours”), is offering up to $75,000,000 (“Maximum Offering Amount”) of its “USA Real Estate Bonds” consisting of (i) “7% USA Real Estate Bonds” and (ii) “12% USA Real Estate Bonds” on a best efforts basis in increments of $1,000.00, in a “Tier 2 Offering” under Regulation A (the “Offering”). For more information on the terms of USA Real Estate Bonds being offered, please see “Description of the USA Real Estate Bonds” beginning on page 63 of this offering circular. The 7% USA Real Estate Bonds bear simple interest at 7% per annum, which will be payable on a monthly-basis (payable in arrears on the last day of each month and continuing on the last day of each month until the earlier of repayment, redemption or maturity). The 12% USA Real Estate Bonds bear simple interest at 12% per annum, which will be payable on a monthly-basis (payable in arrears on the last day of each month and continuing on the last day of each month until the earlier of repayment, redemption or maturity). To date, the Company has sold one 7% USA Real Estate Bond in the Offering, which originally commenced on or around March 9, 2022 for $1,000, for which the Company’s prior 1-A filing was qualified by the Securities and Exchange Commission on March 9, 2022.

We will offer and sell our USA Real Estate Bonds described in this offering circular on a continuous basis. The aggregate initial offering price of the USA Real Estate Bonds will not exceed $75,000,000 in any 12-month period, and there is no minimum number of USA Real Estate Bonds that needs to be sold in order for funds to be released to the Company and for this Offering to close. The minimum investment amount per investor is $1,000.00 (one (1) USA Real Estate Bond). The subscriptions, once received, are irrevocable by investors. We reserve the right to reject any investor’s subscription in whole or in part for any reason. This Offering is being conducted in part on a self-underwritten “best efforts” basis through our officers and directors, which means our officers and directors will attempt to sell the securities we are offering in this offering circular, but there is no guarantee that any minimum amount will be sold by them. This offering circular will permit our officers and directors to sell the securities directly to the public, with no commission or other remuneration payable to them for any securities they may sell. In offering the securities on our behalf, the officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Notwithstanding, we have engaged Dalmore Group, LLC (“Dalmore”), a New York Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as the broker dealer of record (“Broker Dealer of Record”) of this Offering to provide or arrange certain compliance and administrative services for the Offering. Dalmore is strictly acting in an administrative and compliance capacity as the broker dealer of record, and is not being engaged by the Company to act as an underwriter or placement agent in connection with the Offering. Dalmore is not obligated to purchase any USA Real Estate Bonds.

We have also engaged First Southern, LLC (“First Southern”), a Puerto Rico Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as a non-exclusive placement agent for this Offering on a “reasonable best efforts” basis. First Southern is not obligated to purchase any USA Real Estate Bonds and is not obligated to sell any USA Real Estate Bonds. We have agreed to pay First Southern up to 6% of the aggregate gross proceeds raised in this Offering (the 6% is comprised of a 5% commission fee and a 1% expense reallowance fee).

We may also engage other broker dealers who are also members of FINRA as selling group members to assist in the sale of the USA Real Estate Bonds. In that case, we would pay (a) such broker dealers selling commissions of up to 5.00% of gross offering proceeds, (b) a broker dealer of record fee to Dalmore of 1.00% of gross offering proceeds, (c) a wholesaling fee of up to 0.75% of gross offering proceeds and (d) a consulting fee of $20,000 to Dalmore and (e) out of pocket marketing expense reimbursement allowance of up to 1.00% of gross offering proceeds. Please see “Plan of Distribution” beginning on page 69 of the offering circular.

We expect to commence the sale of the USA Real Estate Bonds as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission (“SEC”). The Offering is expected to expire on the first of: (i) all of the USA Real Estate Bonds offered are sold; or (ii) the close of business 90 days after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company (the “Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A.

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, interested investors can request a copy of this Offering Statement, together with all exhibits thereto including the Subscription Agreement, by going to our website at www.usarealestatebonds.com and entering in their email address. Interested investors who make such a request will receive and be able to review the Offering Statement and related documents, and if interested will be able to request a subscription agreement from the Company via email for execution, as well as make payment of the purchase price by check, ACH debit transfer or wire transfer to an account designated by the Company in accordance with the instructions set forth in the Subscription Agreement. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering Amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering Amount, or (ii) the Termination Date. Funds will be promptly refunded without interest, for sales that are not consummated.

No public market has developed nor is expected to develop for USA Real Estate Bonds, and we do not intend to list USA Real Estate Bonds on a national securities exchange or interdealer quotational system. Currently, we have not requested a rating for the USA Real Estate Bonds; however, third parties we engage in the future to rate the USA Real Estate Bonds may rate them.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 15 of this offering circular about the risks you should consider before investing.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” and, as such, have elected to comply with certain reduced public company reporting requirements. See “Offering Summary—Emerging Growth Company Status.”

Bonds Offered by Us	Number of Bonds	Price to Public	Broker-Dealer Fees, Commissions, and Expense Reimbursements		Proceeds, Before Expenses, to Us (2)
Per USA Real Estate Bond:	1	$1,000.00	$77.50	(1)	$922.50
Total (3)	75,000	$75,000,000.00	$5,812,500.00	(1)	$69,187,500.00

(1)	This includes (a) selling commissions of up to 6.00% of gross offering proceeds to First Southern (the 6% is comprised of a 5% commission fee and a 1% expense reallowance fee), or up to 5% for any other brokers engaged, (b) a broker dealer or record fee to Dalmore of 1.00% of gross offering proceeds, the Company has also agreed to advance Dalmore $5,000 for out-of-pocket expenses and pay Dalmore a one-time consulting fee in the amount of $20,000, (c) a wholesaling fee of up to 0.75% of gross offering proceeds and (d) a non-accountable due diligence and marketing expense reimbursement allowance of up to 1.00% of gross offering proceeds except for under the circumstances of a 1.00% expense reallowance fee for First Southern. See “Use of Proceeds” and “Plan of Distribution” for more information.

(2)	The amounts shown are before deducting estimated offering expenses including, without limitation, legal, accounting, auditing, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering will be approximately $1,125,000.

(3)	Assumes that the maximum aggregate offering amount of $75,000,000.00 is received by us.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”); HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We believe that we fall within the exception of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act of 1940. Section 3(c)(5)(C) provides an exemption for a company that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. If for any reason we fail to meet the requirements of the exemption provided by Section 3(c)(5)(C) we will be required to register as an investment company, which could materially and adversely affect our proposed plan of business.

Our principal office is located at 404 Ave Constitucion # 208, San Juan, Puerto Rico 00901 and our phone number is (800) 305-5310. Our corporate website address is located at www.usarealestatebonds.com. We will also use www.usarelending.com for our real estate lending and investing business. Information contained on, or accessible through, the websites are not a part of, and are not incorporated by reference into, this offering circular.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering circular is following the disclosure format of Part I of SEC Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this offering circular is ________________, 2023

We are offering to sell, and seeking offers to buy, USA Real Estate Bonds only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this offering circular.

Unless the context otherwise indicates, when used in this offering circular, the terms “the Company,” “we,” “us,” “our” and similar terms refer to USA Opportunity Income One, Inc., a Puerto Rican corporation. We use a twelve-month fiscal year ending on December 31st. In a twelve-month fiscal year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on March 31st, June 30th, September 30th, and December 31st, respectively.

The information contained on, or accessible through, our websites at www.usarealestatebonds.com and www.usarelending.com are not part of, and are not incorporated by reference in, this offering circular.

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THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to such information is taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This offering circular contains forward looking statements that are subject to various risk and uncertainties and that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Many of these statements are contained under the headings “Offering Circular Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements are generally identifiable by use of forward-looking terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

You should read thoroughly this offering circular and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this offering circular. Other sections of this offering circular include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this offering circular, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our USA Real Estate Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our USA Real Estate Bonds offered hereby are offered and sold only to “qualified purchasers” or at a time when our USA Real Estate Bonds are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our USA Real Estate Bonds does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

OFFERING CIRCULAR SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this offering circular. Because it is only a summary, it does not contain all the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this offering circular. Before you decide to invest in our securities, you should read the entire offering circular carefully, including “Risk Factors” beginning on page 15 and our financial statements and the accompanying notes included in this offering circular.

Our Company

We are a newly formed internally managed company and to date our activities have involved the organization of our Company and commencing a “Tier 2 Offering” under Regulation A of the Company’s “USA Real Estate Bonds” on a best efforts basis in increments of $1,000.00. To date, the Company has sold one 7% USA Real Estate Bond in the Offering, which originally commenced on or around March 9, 2022 for $1,000, for which the Company’s prior 1-A filing was qualified by the Securities and Exchange Commission on March 9, 2022.

On August 3, 2021, the Company was formed under the name USA Opportunity Income Fund, Inc., as a Puerto Rican corporation and, on October 8, 2021, the Company issued 3,000 shares of its $0.01 per share par value common stock as founders shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares). On January 26, 2022 the Company changed its name to USA Opportunity Income One, Inc.

We are an early stage company which plans to implement our business model. Our business model is centered primarily around originating mortgages and other liens on and interests in real estate. We anticipate that (i) at least 80% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), including, bridge senior secured money lending and mezzanine lending related to real estate and real estate development projects and (ii) not more than 20% of our total assets consist of assets that have no relationship to real estate, assets that have no relationship to real estate constituting no more than 20% of our assets, including, but not limited to, investing in preferred equity interests and up to 5% of the net proceeds for working capital and general corporate purposes, provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. We will sell USA Real Estate Bonds in this offering to provide the capital for these activities.

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The Offering

The USA Real Estate Bonds

7% USA Real Estate Bonds:

●	are priced at $1,000.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 7% per annum. For clarification purposes, we will pay simple interest on a monthly basis (payable in arrears on the last day of each month and continuing on the last day of each month until the maturity date);
●	mature on December 31, 2031;
●	are subject to repayment (i) at the demand of a bondholder beginning in the first month after the second anniversary of the date of purchase of USA Real Estate Bonds by such bondholder and (ii) in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions contained in this offering circular. See “Description of USA Real Estate Bonds – Redemption Upon Death, Disability or Bankruptcy” and “Description of USA Real Estate Bonds –Repayment Request by Bondholder” for more information;
●	are subject to an interest reserve fund for the repayment of bondholders which shall be funded with an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of USA Real Estate Bonds sold. See “Description of USA Real Estate Bonds – Interest Reserve Fund” for more information;
●	are subject to redemption by the Company at any time after the second anniversary of the first sale of USA Real Estate Bonds; provided that a partial redemption complies with applicable tender offer rules. See “Description of USA Real Estate Bonds – Redemption at the Option of the Company” for more information;
●	rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms;
●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico

12% USA Real Estate Bonds:

●	are priced at $1,000.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 12% per annum. For clarification purposes, we will pay simple interest on a monthly basis (payable in arrears on the last day of each month and continuing on the last day of each month until the maturity date);
●	mature 3 years from the issue date;
●	are subject to repayment in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions contained in this offering circular. See “Description of USA Real Estate Bonds – Redemption Upon Death, Disability or Bankruptcy” for more information;
●	are subject to redemption by the Company at any time after the second anniversary of the issue date of a bondholder’s bond; provided that a partial redemption complies with applicable tender offer rules. See “Description of USA Real Estate Bonds – Redemption at the Option of the Company” for more information;
●	rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms;
●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico

For more information on the terms of USA Real Estate Bonds being offered, please see “Description of the USA Real Estate Bonds” beginning on page 63 of this offering circular.

We are offering up to 75,000 of our USA Real Estate Bonds, with an aggregate principal amount of $75,000,000.

This offering is expected to expire on the first of: (i) all of the USA Real Estate Bonds offered are sold; or (ii) the close of business 90 days after the date that this offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company (the “Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this offering circular, pursuant to Rule 251(d)(3) of Regulation A.

The Company has not yet generated any revenue and has no operating history. Our management has raised substantial doubt about our ability to continue as a going concern based on these conditions and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited financial statements for the period from August 3, 2021 (inception) to December 31, 2021.

Until sufficient proceeds have been received by us from the sale of USA Real Estate Bonds in this offering, we will rely on advances from our shareholders and/or affiliates of our shareholders, as to which we have no assurances. Our shareholders and/or affiliates of our shareholders, are not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our shareholders and/or affiliates of our shareholders, decline to make advances to us, we will not be able to implement our business plan, or may have to cease operations altogether. See “Certain Relationships and Related Party Transactions” for more information.

In order to operate our Company for 12 months, we estimate that $750,000 in funds will be required. If we fail to generate $43,000,000 from our sales of USA Real Estate Bonds, we may not be able to fully carry out our plan of operations.

We anticipate our operating expenses to be up to 2% of the outstanding USA Real Estate Bond proceeds after achieving a minimum of $25 million in proceeds. We plan on generating a minimum return of 2% annually in excess of the bond interest rates of 7% and 12%, annually in order to operate profitably. We also expect to use up to 5% of the proceeds from sales of USA Real Estate Bonds to provide working capital for our company until such time as our revenues are sufficient to pay our operating expenses.

The Company has no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

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Business Objectives and Strategy

Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. Our investment strategy is to originate loans and invest in debt and related instruments supported by commercial and residential real estate in Florida. Our company will conduct closings in this offering on the date which is within 3 days of the end of each month or, if such date is not a business day, the next succeeding business day, assuming there are funds to close, or the closing dates and each a closing date, until the offering termination.

Our principal business objectives are to maximize the difference between the yield on our investments and the cost of financing these investments, to grow the stable earnings associated with the portfolio of our loans and investments and to generate cash available for distribution. We believe we can achieve these objectives and maximize the total return to our stockholders through the following investment strategies.

Our business plan is to lend and invest in real estate projects in the State of Florida. The proposed loans and investments will be:

1.	Bridge senior-secured lending;
2.	Mezzanine lending; and
3.	Preferred equity.

We intend on using the majority of the proceeds from this offering for the loans and investments to be made. Our goal is to generate returns on the loans from origination fees, interest and other fees related to the terms of the loans and investments. We expect to reinvest repayments of principal and investments into new projects.

Investment Strategy

The financing of multifamily, senior housing, single-family residential and other diverse commercial real estate offers opportunities that demand customized financing solutions. We employ the following investment strategies:

Provide Customized Financing. We provide customized financing to meet the needs of borrowers. We target borrowers whose options may be limited by conventional bank financing, have demonstrated a history of enhancing the value of the properties they purchase, improve and operate and who may benefit from the customized financing solutions we offer.

Execute Transactions Rapidly. We act quickly and decisively on proposals, provide commitments and close transactions within a few weeks and sometimes days, if required. We believe that our rapid execution attracts opportunities from both borrowers and other lenders that would not otherwise be available. We believe our ability to structure flexible terms and close loans quickly gives us a competitive advantage.

Our Primary Targeted Investments

We pursue short-term and long-term lending and investment opportunities and primarily target transactions where we believe we have competitive advantages, particularly our cost structure and in-house underwriting capabilities. Our primary focus will be mortgage lending in the attractive Florida commercial and residential real estate sectors.

We offer the following investment types:

Bridge Financing. We will offer bridge financing products to borrowers who are typically seeking short-term capital to use in an acquisition of real property. The borrower will be required to form a special purpose LLC. The borrower will usually identify an undervalued asset that has been under managed, can be repositioned and/or is located in a recovering market. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows for time to improve the property value without encumbering it with restrictive, long-term debt that may not reflect optimal leverage for a non-stabilized property.

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Our bridge loans will be secured by a first mortgage on real property that earns a minimum of 10% annual interest, in addition to, origination and other fees. These loans will be for terms ranging from 12 months to 36 months. In some cases, the Company may seek a bank loan to leverage the Company loan allowing the Company to generate a positive spread on the interest rate charged by the bank. For example, Company lends borrower $100,000 at 10% interest annually. Company pledges this loan to a bank securing a loan for $50,000 at a cost to Company of 5% interest of the bank loan amount. Thereby, Company will earn greater than the original loan interest rate of 10%. Borrowers typically use the proceeds of a conventional mortgage to repay a bridge loan.

Mezzanine Financing. We will offer mezzanine financing in the form of loans that are subordinate to a conventional first mortgage loan and senior to the mezzanine borrower’s indirect ownership interest in the underlying collateral property. The mezzanine borrower will be a top level bankruptcy remote entity which, in turn, will own 100% of the equity interest in the special purpose property owning entity, typically a limited liability company, which the borrower candidate will be required to form. The Company will enter into agreements with the borrower candidates’ first mortgage lenders reserving the right of the Company to cure any default under the first mortgage loans or to purchase those loans, as well as the right to the management of the collateral property. The mezzanine loans will be secured by the mezzanine borrower’s pledge of its ownership interest the special purpose property owning entity. This structure is intended to reserve in the Company the functionally equivalent economic right in the collateral property that it would enjoy were it to directly hold a second mortgage in that collateral property. The Mezzanine loans will earn a minimum of 12% annual interest, in addition to, origination fees. Mezzanine loans will be for terms ranging from 12 months to 36 months. In some cases, the Company may seek bank loans to leverage the Company’s mezzanine loans allowing the Company to generate a positive spread on the interest rate charged by the bank. For example, in a case in which the Company would lend the mezzanine borrower $100,000 at 12% interest annually and thereafter pledging such loan to a third-party lending bank for its loan of $50,000 to the Company at a cost of 6% annual interest the Company would realize an effective greater rate of return on its original mezzanine loan rate of 12%.

Preferred Equity Investments. We will provide financing by making preferred equity investments in entities that directly or through subsidiaries own real property. In cases where the terms of a first mortgage prohibit additional liens on the ownership entity, investments structured as preferred equity in the entity owning the property serve as viable financing substitutes. With preferred equity investments, we will typically become a member in the ownership entity.

Operations

The following describes our lending and investment process.

Origination. We will solicit property owners, developers, and mortgage loan brokers in the State of Florida. Once potential borrowers have been identified, we determine which of our financing products will best meet the borrower’s needs. After identifying a suitable product, we work with the borrower to prepare a loan application. Upon completion by the borrower, the application is forwarded to our underwriters for due diligence.

Underwriting and Risk Management. Our underwriters perform due diligence on all proposed transactions prior to approval and commitment using several tools to manage and mitigate potential loan losses and risk sharing exposure. The underwriters analyze each loan application in accordance with the guidelines below to determine the loan’s conformity with the guidelines. Key factors considered in credit decisions include, but are not limited to, where applicable, historical and projected, debt service coverage, loan to value ratios and property financial and operating performance. In general, our underwriting guidelines require evaluation of the following:

●	The borrower’s business plan and refinancing or repayment;

●	The borrower and each person directing a borrowing entity’s activities (a “key principal”), including a review of their experience, credit, operating, bankruptcy and foreclosure history;

●	Historic, current and projected property revenues and expenses;

●	Potential for near-term revenue growth and opportunity for expense reduction and increased operating efficiencies;

●	The property’s location, its attributes and competitive position within its market;

●	Proposed ownership structure, financial strength and real estate experience of the borrower and property management;

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●	Historic, current and projected property values, environmental review, flood certification, zoning and engineering studies;

●	Market assessment, including property inspection, review of sources of revenues and/or sale proceeds, surveys of comparable properties and an analysis of area economic and demographic trends;

●	Review of an acceptable mortgagee’s title policy;

●	Construction quality of the property to determine future repositioning, maintenance and capital expenditure requirements; and

●	The requirements for any reserves, if applicable, including those for immediate repairs or rehabilitation, replacement reserves, tenant improvement and leasing commission costs, real estate taxes and property casualty and liability insurance.

We continuously refine our underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve.

Investment Approval Process. We will apply an investment approval process to all loans and other investments proposed to us before submitting each proposal for final approval. A written report will be generated for every loan or other investment that is submitted to our investment committee for approval. The report includes a description of the prospective borrower and any guarantors, the collateral and the proposed use of investment proceeds, as well as borrower and property financial statements and analysis. The report also includes an analysis of borrower liquidity, net worth, cash investment, income, credit history and operating experience. All transactions require the approval of a majority of the members of our investment committee. Following the approval of a transaction, our underwriting and servicing departments, together with our asset management group, assure that all loan approval terms have been satisfied and conform to lending requirements established for that particular transaction.

Servicing. We service all loans and investments through our internal loan servicing department located at Miami, Florida. Our loan servicing operations are designed to provide prompt customer service and accurate and timely information for account follow up, financial reporting and management review. Following the funding of an approved loan, all pertinent loan data is entered into our data processing system, which provides monthly billing statements, tracks payment performance and processes contractual interest rate adjustments on variable rate loans. The servicing group works closely with our asset management group to ensure the appropriate level of customer service and monitoring of loans.

Asset Management. Effective asset and portfolio management is essential to maximize the performance and value of a real estate investment. The asset management group customizes a plan with the loan originators and underwriters to track each loan and investment from origination through disposition. This group monitors each investment’s operating history, value outlook, local economic trends and rental and occupancy rates and evaluates the underlying property’s competitiveness within its market. This group assesses ongoing and potential operational and financial performance of each investment in order to evaluate and ultimately improve its operations and financial viability. The asset management group performs frequent onsite inspections, conducts meetings with borrowers and evaluates and participates in the budgeting process, financial and operational review and business plans of each underlying property. This group also focuses when applicable on increasing the productivity of onsite property managers and leasing brokers. This group communicates the status of each transaction against its established asset management plan to senior management, in order to enhance and preserve capital, as well as to avoid litigation and potential exposure.

Timely and accurate identification of an investment’s operational and financial issues and each borrower’s objectives is essential to implementing an executable loan workout and restructuring process, if required. Since the existing property management may not have the requisite expertise to manage the workout process effectively, our asset management group determines the current operating and financial status of an asset or portfolio and performs a liquidity analysis of the property and ownership entity and then, if appropriate, identifies and evaluates alternatives to maximize the value of an investment.

Investment Guidelines. Our Board of Directors has adopted general guidelines for our investments and borrowings to the effect that: (1) no investment will be made that would cause us to be regulated as an investment company under the Investment Company Act; (2) at least 80% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), including, but not limited to, bridge senior secured money lending and mezzanine lending related to real estate and real estate development projects; and (3) not more than 20% of our total assets consist of assets that have no relationship to real estate, including, but not limited to, investing in preferred equity interests and up to 5% of the net proceeds for working capital and general corporate purposes.

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Recent Developments

Regulation A Offering

We engaged in a “Tier 2 Offering” under Regulation A of the Company’s “USA Real Estate Bonds” of up to $75,000,000 on a best efforts basis in increments of $1,000.00. To date, the Company has sold one 7% USA Real Estate Bond in the Offering, which originally commenced on or around March 9, 2022 for $1,000, for which the Company’s prior 1-A filing was qualified by the Securities and Exchange Commission on March 9, 2022.

End of Engagement with Coastal Equities, Inc.

We previously engaged Coastal Equities, Inc., an Ohio Corporation (“Coastal”) and a registered broker/dealer licensed with the Financial Industry Regulatory Authority (“FINRA”) as a managing broker dealer for this Offering pursuant to a Managing Broker Dealer Agreement (the “Coastal Agreement”) dated October 22, 2021. On October 21, 2022, Coastal terminated the Coastal Agreement. As of the date of the termination of the Coastal Agreement, we had sold $1,000 of our 7% USA Real Estate Bonds pursuant to this Offering and Coastal earned commissions in the amount of $0 as Coastal was not involved in such sale.

Engagement of Dalmore Group, LLC

On November 22, 2022, we engaged Dalmore Group, LLC (“Dalmore”), a New York Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as the broker dealer of record (“Broker Dealer of Record”) of this Offering to provide or arrange certain compliance and administrative services for the Offering. Dalmore is not obligated to purchase any USA Real Estate Bonds.

Pursuant to our Broker-Dealer Agreement (the “Dalmore Agreement”) with Dalmore, dated November 22, 2022, Dalmore has agreed to provide the Company with the following services in connection with the Offering:

●	Review Investor information, including KYC (Know Your Customer) data, AML (Anti-Money Laundering), OFAC compliance background checks (it being understood that KYC and AML processes may be provided by a qualified third party);
●	Review each Investor’s subscription agreement to confirm such Investor’s participation in the Offering, and provide confirmation of completion of such subscription documents to the Company;
●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an Investor;
●	Keep Investor information and data confidential and not disclose to any third-party except as required by regulatory agencies or in our performance under the agreement (e.g. as needed for AML and background checks);
●	Coordinate with third party providers to ensure adequate review and compliance;
●	Provide, or coordinate the provision by a third party, of an “invest now” payment processing mechanism, including connection to a qualified escrow agent.

In consideration for these services, the Company has agreed to pay Dalmore a fee equal to 1% of the aggregate amount raised by the Company in the Offering. Dalmore will commence to provide services to the Company immediately following the Financial Industry Regulatory Authority’s (“FINRA”) issuance of a No Objection Letter for the Offering. The Company also agreed to pay Dalmore a one-time advance payment for reasonable and necessary out of pocket expenses of $5,000 upon execution of the Dalmore Agreement and a one-time consulting fee of $20,000 which will be due and payable within five (5) days after FINRA issues a No Objection Letter related to the Offering.

Pursuant to the Dalmore Agreement, Dalmore is strictly acting in an administrative and compliance capacity as the broker dealer of record, and is not being engaged by the Company to act as an underwriter or placement agent in connection with the Offering. The Company also agreed to indemnify and hold Dalmore, its affiliates and their representatives and agents harmless from, any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (to the extent they are based upon (i) a breach of the Dalmore Agreement by the Company, (ii) the Company’s wrongful acts or omissions, or (iii) the Offering. The initial term of the Dalmore Agreement shall extend for a period of twelve (12) months and shall extend for additional consecutive twelve-month periods as set forth in the Dalmore Agreement.

Engagement of First Southern, LLC

On December 6, 2022, we engaged First Southern, LLC (“First Southern”), a Puerto Rico Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as a non-exclusive placement agent for this Offering on a “reasonable best efforts” basis. Pursuant to the Engagement Agreement with First Southern dated December 6, 2022 (the “First Southern Agreement”), First Southern has agreed to act as a non-exclusive placement agent for this Offering on a “reasonable best efforts” basis. First Southern is not obligated to purchase any USA Real Estate Bonds and is not obligated to sell any USA Real Estate Bonds.

We have agreed to pay First Southern up to 6% of the aggregate gross proceeds raised in this Offering as consideration for their placement agent services under the First Southern Agreement (the 6% is comprised of a 5% commission fee and a 1% expense reallowance fee). We have also agreed under the First Southern Agreement that the Company will be responsible for and will pay all expenses related to the Offering. Additionally, pursuant to the First Southern Agreement, First Southern agreed to pay its own expenses in connection with the First Southern Agreement and the transactions contemplated thereunder. Additionally, pursuant to the First Southern Agreement, following the prior written consent of the Company, First Southern may retain other brokers or dealers to act as sub-agent or selected-dealers on its behalf in connection with the Offering.

Additionally, pursuant to the First Southern Agreement, we have agreed to indemnify First Southern against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the First Southern Agreement, except, with regard to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from First Southern’s willful misconduct or gross negligence in performing the services under the First Southern Agreement, as the case may be.

The term of the First Southern Agreement is from December 6, 2022 until the earlier of (i) 12 months from such date and (ii) the final closing date of the Offering.

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COVID-19

The Company’s operations may be affected by the outbreak of the coronavirus disease 2020 (COVID-19) which in March 2020, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

Possible areas that may be affected include, but are not limited to, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, unavailability of professional services and other resources, and increase in the cost of materials for and supply chain interruptions relating to the construction of real estate projects. In addition, the employees of companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

The entire actual effects of the spread of COVID-19 are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of COVID-19, if it continues, may cause an overall decline in the economy as a whole and therefore may materially harm our business, results of operations and financial condition.

As of the date of this filing, the Company has not experienced significant impact related to the COVID-19 pandemic.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act, which permits us to elect not to be subject to certain disclosure and other requirements that otherwise would have been applicable to us had we not been an “emerging growth company.” These provisions include:

●	reduced disclosure about our executive compensation arrangements;
●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and
●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time as we are no longer an “emerging growth company.” We will qualify as an “emerging growth company” until the earliest of:

●	the last day of our fiscal year following the fifth anniversary of the date of completion of this offering;
●	the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more;
●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or
●	the last day of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Under this definition, we will be an “emerging growth company” upon completion of this offering and could remain an “emerging growth company” until as late as December 31, 2026.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 15. These risks include, but are not limited to the following:

●	We are an early-stage start-up with no operating history, and we may never become profitable;
●	Absent any additional financing or advances from our shareholders, other than the sale of the USA Real Estate Bonds, we may be unable to meet our operating expenses;
●	In addition to the sale of the USA Real Estate Bonds, we are dependent on advances from our shareholders and/or affiliates of our shareholders in order to meet our operating expenses and our shareholders and/or affiliates of our shareholders are under no obligation to advance us any funds. See “Certain Relationships and Related Party Transactions” for more information.
●	We have no operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●	Holders of USA Real Estate Bonds are exposed to the credit risk of our company;
●	There has been no public market for USA Real Estate Bonds and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited financial statements for the period from August 3, 2021 (inception) through December 31, 2021.

Corporate Information

We were incorporated under the laws of Puerto Rico, USA on August 3, 2021 under the name USA Opportunity Income Fund, Inc. On October 8, 2021, the Company issued 3,000 shares of our $0.01 per share par value common stock as founders’ shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares). On January 26, 2022 the Company changed its name to USA Opportunity Income One, Inc. We engaged in a “Tier 2 Offering” under Regulation A of the Company’s “USA Real Estate Bonds” on a best efforts basis in increments of $1,000.00. To date, the Company has sold one 7% USA Real Estate Bond in the Offering, which originally commenced on or around March 9, 2022 for $1,000, for which the Company’s prior 1-A filing was qualified by the Securities and Exchange Commission on March 9, 2022.

Our principal executive offices are located at 404 Ave Constitucion # 208, San Juan, Puerto Rico 00901, and our telephone number is (800) 305-5310. Our fiscal year end is December 31st. The information which appear on our websites, or are accessible through our websites, at www.usarealestatebonds.com and www.usarelending.com are not part of, and are not incorporated by reference into, this offering circular.

We have not generated any revenues since our formation. We are presently dependent on advances from our shareholders and/or affiliates of our shareholders to provide capital for our operations. See “Certain Relationships and Related Party Transactions” for more information.

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THE OFFERING

Securities offered by us:	Up to $75,000,000 of “USA Real Estate Bonds” consisting of (i) “7% USA Real Estate Bonds” and (ii) “12% USA Real Estate Bonds” on a “best efforts” basis.

Offering Price per USA Real Estate Bonds for Cash:	$1,000.00 per each USA Real Estate Bond.

Description of the USA Real Estate Bond:	The USA Real Estate Bonds:

	●	are priced at $1,000.00 each;

	●	represent our full and unconditional obligation of our Company;

	●	The 7% USA Real Estate Bonds bear interest at 7% per annum. The 12% USA Real Estate Bonds bear interest at 12% per annum. For clarification purposes, we will pay simple interest on a monthly basis (payable in arrears on the last day of each month and continuing on the last day of each month until the maturity date);

	●	The 7% USA Real Estate Bonds mature on December 31, 2031. The 12% USA Real Estate Bonds mature 3 years after the issue date;

	●	The 7% USA Real Estate Bonds are subject to repayment at the demand of a bondholder beginning in the first month after the second anniversary of the date of purchase of USA Real Estate Bonds by such bondholder. We will have 120 days from the date of receipt of such notice to repay the bonds at a price per bond equal to 88% of par value for requests made after the second anniversary and up to the fourth anniversary of the date of purchase or 90% of par value for requests made after the fourth anniversary of the date of purchase. Aggregate repayments in any given 3-month period will be limited to 3.5% of the amount of all outstanding USA Real Estate Bonds and we will have no obligation to fulfill this repayment request, if, in our sole discretion, we do not have sufficient funds available to fund the requested repayment;

	●	Each the 7% USA Real Estate Bonds and the 12% USA Real Estate Bonds are subject to repayment in the case of a bondholder’s death, bankruptcy or total permanent disability. Within 60 days of the death, total permanent disability or bankruptcy of a bondholder who is a natural person, the estate of such bondholder, such bondholder, or legal representative of such bondholder may request that we repurchase, in whole but not in part and without penalty, the Bonds held by such bondholder by delivering to us a written notice requesting such Bonds be redeemed. Any such request shall specify the particular event giving rise to the right of the holder or beneficial holder to have his or her Bonds redeemed. If a Bond held jointly by natural persons who are legally married, then such request may be made by (i) the surviving bondholder upon the death of the spouse, or (ii) the disabled or bankrupt bondholder (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Bond unless each bondholder has been affected by such an event. See “Description of USA Real Estate Bonds – Redemption Upon Death, Disability or Bankruptcy” for more information.

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●	The 7% USA Real Estate Bonds are subject to an interest reserve fund for the repayment of bondholders which shall be funded with an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of USA Real Estate Bonds sold. See “Description of USA Real Estate Bonds – Interest Reserve Fund” for more information;

●	The 7% USA Real Estate Bonds are subject to redemption by the Company at any time after the second anniversary of the first sale of USA Real Estate Bonds; provided that a partial redemption complies with applicable tender offer rules. The 12% USA Real Estate Bonds are subject to redemption by the Company at any time after the second anniversary of the issuance date of each 12% USA Real Estate Bond; provided that a partial redemption complies with applicable tender offer rules. If the Company chooses to redeem a specific amount of outstanding USA Real Estate Bonds, we will make an offer to each bondholder for their pro-rata share of the redemption amount. Any redemption will occur at a price equal to 102% of the par value of the bonds redeemed plus any accrued and unpaid interest. For the specific terms, please see “Description of USA Real Estate Bonds –Redemption at the Option of the Company” for more information;

●	rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms;

●	are transferable;

●	are unsecured; and

●	are governed and construed in accordance with the laws of Puerto Rico.

Principal amount of USA Real Estate Bonds:	We will not issue USA Real Estate Bonds offered hereby in excess of $75 million principal amount during any 12-month period. The USA Real Estate Bonds offered hereby will be offered on a continuous basis. As of the date of this offering circular we have not sold any USA Real Estate Bonds.

Regulation A Tier:	Tier 2

Distribution:	This Offering is being conducted in part on a self-underwritten “best efforts” basis through our officers and directors, which means our officers and directors will attempt to sell the securities we are offering in this offering circular, but there is no guarantee that any minimum amount will be sold by them. This offering circular will permit our officers and directors to sell the securities directly to the public, with no commission or other remuneration payable to them for any securities they may sell. In offering the securities on our behalf, the officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. Notwithstanding, we have engaged Dalmore Group, LLC (“Dalmore”), a New York Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as the broker dealer of record (“Broker Dealer of Record”) of this Offering to provide or arrange certain compliance and administrative services for the Offering. Dalmore is strictly acting in an administrative and compliance capacity as the broker dealer of record, and is not being engaged by the Company to act as an underwriter or placement agent in connection with the Offering. Dalmore is not obligated to purchase any USA Real Estate Bonds. We have also engaged First Southern, LLC (“First Southern”), a Puerto Rico Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as a non-exclusive placement agent for this Offering on a “reasonable best efforts” basis. First Southern is not obligated to purchase any USA Real Estate Bonds and is not obligated to sell any USA Real Estate Bonds. We have agreed to pay First Southern up to 6% of the aggregate gross proceeds raised in this Offering (the 6% is comprised of a 5% commission fee and a 1% expense reallowance fee). We may also engage other broker dealers who are also members of FINRA as selling group members to assist in the sale of the USA Real Estate Bonds. In that case, we would pay (a) selling commissions of up to 5.00% of gross offering proceeds, (b) a broker dealer of record fee to Dalmore of 1.00% of gross offering proceeds, (c) a wholesaling fee of up to 0.75% of gross offering proceeds and (d) a consulting fee of $20,000 to Dalmore and (e) out of pocket marketing expense reimbursement allowance of up to 1.00% of gross offering proceeds. Please see “Plan of Distribution” beginning on page 69 of this offering circular.

Subscribing :	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, interested investors can request a copy of this Offering Statement, together with all exhibits thereto including the Subscription Agreement, by going to our website at www.usarealestatebonds.com and entering in their email address. Interested investors who make such a request will receive and be able to review the Offering Statement and related documents, and if interested will be able to request a subscription agreement from the Company via email for execution, as well as make payment of the purchase price by check, ACH debit transfer or wire transfer to an account designated by the Company in accordance with the instructions set forth in the Subscription Agreement. There is no escrow established for this Offering.

USA Real Estate Bond purchasers:	Accredited investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest up to the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

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Minimum and Maximum Investment Amount	The minimum investment amount per subscriber is $1,000 (one (1) USA Real Estate Bonds). There is no maximum investment amount per subscriber.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Voting Rights	The USA Real Estate Bonds do not have any voting rights.

Risk Factors	Purchasing the USA Real Estate Bonds and our business in general is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 15.

How to invest:	Please visit the USA Real Estate website at www.usarealestatebonds.com and click the “Get Started” link at the top of the home page. Please see “Plan of Distribution” appearing later in this offering circular.

Use of proceeds:	If all of the USA Real Estate Bonds are sold in this Offering through our officers and directors and additional selling group broker dealers, we expect to receive net proceeds from this Offering of approximately $68,062,500 after deducting estimated broker dealer fees, selling commissions and non-accountable expense reimbursement in the amount of $5,812,500 (7.75% of the gross proceeds of the Offering) and fees and expenses associated with qualification of Offering under Regulation A of up to $1,125,000, including legal, auditing, accounting, transfer agent and other professional fees as well as Regulation A sales/marketing expenses. We intend to use the net proceeds towards the implementation of our business plan, including but not limited to, the origination of (i) “mortgages and other liens on and interests in real estate” constituting at least 80% of our assets (“Qualifying Interests”), including, bridge senior secured lending and mezzanine lending related to real estate and real estate development projects (ii) assets that have no relationship to real estate constituting no more than 20% of our assets, including, but not limited to, investing in preferred equity interests and up to 5% of the net proceeds for working capital and general corporate purposes and (iii) to reimburse the Lender an amount up to $1,125,000 for advances made by the Lender to the Company for organizational and offering expenses. As of March 9, 2023, advances to the Company by the Lender totaled $468,588. These advances have no maturity date or interest rate. See “Use of Proceeds.”

Transfer Agent	Direct Transfer, LLC is our transfer agent and registrar in connection with the Offering.

Termination of the offering	The Offering is expected to expire on the first of: (i) all of the USA Real Estate Bonds offered are sold; or (ii) the close of business 90 days after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company (the “Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A. We reserve the right to terminate this offering for any reason at any time.

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SELECTED HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the period from August 3, 2021 (inception) through December 31, 2021 and the balance sheet data as of December 31, 2021 and is derived from the audited financial statements. The summary historical financial data for the semi-annual period ended June 30, 2022 and the balance sheet data as of June 30, 2022 is derived from the unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this Offering Circular.

August 3, 2021 (inception) through December 31, 2021

Statement of Operations Data
Total revenues	$-
Gross profits	$-
Total operating expenses	$131,150
Loss from operations	$131,150
Nonoperating income (expense)	$-
Net loss	$131,150
Net loss per share, basic and diluted	$(43.72)

Balance Sheet Data (at period end)
Cash and cash equivalents	$100
Working capital deficiency (1)	$(131,120)
Total assets	$100
Total liabilities	$131,220
Stockholder’s equity	$(131,120)

(1)	Working capital represents current assets less current liabilities.

For the semi-annual period ended June 30, 2022

Statement of Operations Data
Total revenues	$-
Gross profits	$-
Total operating expenses	$104,933
Loss from operations	$104,933
Nonoperating income (expense)	$-
Net loss	$104,933
Net loss per share, basic and diluted	$(34.98)

Balance Sheet Data (at period end)
Cash and cash equivalents	$170
Working capital deficiency (1)	$(236,053)
Total assets	$170
Total liabilities	$236,223
Stockholder’s equity	$(236,053)

(1)	Working capital represents current assets less current liabilities.

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RISK FACTORS

Investing in our securities involves risks. In addition to the other information contained in this offering circular, you should carefully consider the following risks before deciding to purchase our securities in this offering. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Statement Regarding Forward-Looking Statements” for more information regarding forward-looking statements.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We are an early-stage start-up with no operating history, and we may never become profitable;
●	Absent any additional financing or advances from our shareholders, other than the sale of the USA Real Estate Bonds, we may be unable to meet our operating expenses;
●	In addition to the sale of the USA Real Estate Bonds, we are dependent on advances from our shareholders and/or affiliates of our shareholders in order to meet our operating expenses and our shareholders and/or affiliates of our shareholders are under no obligation to advance us any funds. See “Certain Relationships and Related Party Transactions” for more information.
●	We have no operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●	Holders of USA Real Estate Bonds are exposed to the credit risk of our company;
●	There has been no public market for USA Real Estate Bonds and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Risks Related to our Industry and Our Lending and Investing Activities

Our loans and investments expose us to risks associated with debt-oriented real estate investments generally.

We seek to invest primarily in debt instruments relating to real estate-related assets. As such, we are subject to, among other things, risk of defaults by borrowers in paying debt service on outstanding indebtedness and to other impairments of our loans and investments. Any deterioration of real estate fundamentals generally, and in the U.S. in particular, could negatively impact our performance by making it more difficult for borrowers of our mortgage loans, or borrower entities, to satisfy their debt payment obligations, increasing the default risk applicable to borrower entities, and/or making it more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrower entities and/or the value of underlying real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in environmental, zoning and other laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand, fluctuations in real estate fundamentals, the financial resources of borrower entities, energy supply shortages, various uninsured or uninsurable risks, natural disasters, political events, terrorism and acts of war, changes in government regulations, changes in real property tax rates and/or tax credits, changes in operating expenses, changes in interest rates, changes in inflation rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, negative developments in the economy and/or adverse changes in real estate values generally and other factors that are beyond our control.

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We cannot predict the degree to which economic conditions generally, and the conditions for real estate debt investing in particular, will improve or decline. Any declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our business, financial condition, and results of operations.

Commercial real estate-related investments that are secured by real property are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate debt instruments (e.g., mortgages) that are secured by commercial property are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things:

● tenant mix and tenant bankruptcies;

● success of tenant businesses;

● property management decisions, including with respect to capital improvements, particularly in older building structures;

● property location and condition;

● competition from other properties offering the same or similar services;

● changes in laws that increase operating expenses or limit rents that may be charged;

● any need to address environmental contamination at the property;

● changes in global, national, regional, or local economic conditions and/or specific industry segments;

● declines in global, national, regional or local real estate values;

● declines in global, national, regional or local rental or occupancy rates;

● changes in interest rates, foreign exchange rates, and in the state of the credit and securitization markets and debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate;

● changes in real estate tax rates, tax credits and other operating expenses;

● changes in governmental rules, regulations and fiscal policies, including income tax regulations and environmental legislation;

● acts of God, terrorism, social unrest and civil disturbances, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; and

● adverse changes in zoning laws.

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The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we intend to conduct business or make it more difficult or costly for us to participate in or otherwise make loans. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to participate in and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future.

We will originate mezzanine loans which are subject to a greater risk of loss than loans secured by a first priority mortgage lien.

We will originate mezzanine loans that are generally secured by a pledge of the ownership interests of the entity that directly or indirectly owns the property. Mezzanine loans have a higher degree of risk than senior mortgage loans because the investment may become unsecured as a result of foreclosure by the mortgage holder. In the event of a bankruptcy of our borrower, we are unlikely to have full recourse to the assets of the borrower, or the borrower’s assets may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt is paid. As a result, we may not recover some or all of our investment. In addition, mezzanine loans are likely to have higher loan to value ratios than mortgage loans, resulting in less equity in the property and increasing the risk of loss of loan principal.

Preferred equity investments involve a greater risk of loss than traditional mortgage financing.

We will invest in preferred equity investments, which involve a higher degree of risk than traditional mortgage financing. Such investments are usually subordinate to all other loans and are not secured by the property underlying the investment. Should the issuer default on our investment, we can only proceed against the entity owning real property in which we have an interest, and not the underlying property. As a result, we may not recover some or all of our investment.

Worsening economic conditions may result in decreased demand for loans, cause borrowers’ default rates to increase, and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, pandemic like the coronavirus (COVID-19) and catastrophes.

We will primarily lend to real estate borrowers and real estate development projects. Such borrowers will more likely be affected or more severely affected than large enterprises by adverse economic conditions. These conditions may result in a decline in the demand for loans by potential borrowers or higher default rates by borrowers.

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There can be no assurance that economic conditions will remain favorable for our business or that demand for loans in which we participate or default rates by borrowers will remain at current levels. Reduced demand for loans would negatively impact our growth and revenue, while increased default rates by borrowers may inhibit our access to capital and negatively impact our profitability. Further, if an insufficient number of qualified borrowers apply for loans, our growth and revenue would be negatively impacted.

Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.

We may invest in transitional loans to borrowers who are typically seeking relatively short-term capital to be used in an acquisition or rehabilitation of a property. The typical borrower in a transitional loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the transitional loan. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it could adversely affect our results of operations and financial condition.

Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged reduction of net operating income and may not be able to make payments on our investment on a timely basis or at all, which could result in significant losses.

There are increased risks involved with our lending activities to renovation or rehabilitation projects.

Lending to projects involving renovations or rehabilitations, which include our investment in loans that fund such projects, may expose us to increased lending risks. Lending to projects involving renovations or rehabilitations generally is considered to involve a higher degree of risk of non-payment and loss than other types of lending due to a variety of factors, including the difficulties in estimating costs and anticipating delays and, generally, the dependency on timely, successful completion and the lease-up and commencement of operations post-completion. In addition, since such loans generally entail greater risk than mortgage loans collateralized by income-producing property, we may need to increase our allowance for loan losses in the future to account for the likely increase in probable incurred credit losses associated with such loans.

If a borrower fails to complete the project or experiences cost overruns, there could be adverse consequences associated with the loan, including a decline in the value of the property securing the loan, a borrower claim against us for failure to perform under the loan documents if we choose to stop funding, increased costs to the borrower that the borrower is unable to pay, a bankruptcy filing by the borrower, and abandonment by the borrower of the collateral for the loan.

Our success depends on the availability of attractive investments and our management’s ability to identify, structure, consummate, leverage, manage and realize returns on our loans and investments.

Our operating results are dependent upon the availability of, as well as our management’s ability, to identify, structure, consummate, leverage, manage and realize returns on our loans and investments. In general, the availability of favorable investment opportunities and, consequently, our returns, will be affected by the level and volatility of interest rates and credit spreads, conditions in the financial markets, general economic conditions, the demand for loans and investment opportunities in our target assets and the supply of capital for such loans and investment opportunities. We cannot assure you that our management will be successful in identifying and consummating investments that satisfy our rate of return objectives or that such loans and investments, once made, will perform as anticipated.

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Real estate valuation is inherently subjective and uncertain.

The valuation of real estate and therefore the valuation of any collateral underlying our loans is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in loans for renovation or rehabilitation projects, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make or acquire loans are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets. This is true regardless of whether we internally perform such valuation or hire a third party to do so.

Our loans and investments may be concentrated in terms of geography, asset types, and sponsors.

We are not required to observe specific diversification criteria. Therefore, our investments may be concentrated in certain property types that may be subject to higher risk of default or foreclosure or secured by properties concentrated in a limited number of geographic locations.

To the extent that our assets are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region may result in defaults on a number of our investments within a short time period, which could adversely affect our results of operations and financial condition. In addition, because of asset concentrations, even modest changes in the value of the underlying real estate assets could have a significant impact on the value of our investment. As a result of any high levels of concentration, any adverse economic, political or other conditions that disproportionately affects those geographic areas or asset classes could have a magnified adverse effect on our results of operations and financial condition, and the value of our loans and investments could vary more widely than if we invested in a more diverse portfolio of loans and investments.

The due diligence process that our management undertakes in regard to loan and investment opportunities may not reveal all facts that may be relevant in connection with an investment and if our management incorrectly evaluates the risks of our loans and investments we may experience losses.

Before making investments for us, our management conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, our management may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. Our management’s loss estimates may not prove accurate, as actual results may vary from estimates. If our management underestimates the asset-level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Moreover, investment analyses and decisions by our management may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to our management at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Therefore, we cannot assure you that our management will have knowledge of all circumstances that may adversely affect such investment.

Insurance on real estate collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property.

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The impact of any future terrorist attacks and the availability of affordable terrorism insurance expose us to certain risks.

Terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the U.S. financial markets, the economy or our business. Any future terrorist attacks could adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to such adverse effects than others, particularly those secured by properties in major cities or properties that are prominent landmarks or public attractions. We may suffer losses as a result of the adverse impact of any future terrorist attacks and these losses may adversely impact our results of operations.

In addition, the enactment of the Terrorism Risk Insurance Act of 2002, or TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2015 and the Terrorism Risk Insurance Program Reauthorization Act of 2019, which extended TRIA through the end of 2020 and 2027, respectively, requires insurers to make terrorism insurance available under their property and casualty insurance policies and provides federal compensation to insurers for insured losses. However, this legislation does not regulate the pricing of such insurance and there is no assurance that this legislation will be extended beyond 2020. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.

We may find it necessary or desirable to foreclose on certain of the loans we originate, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.

Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.

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If we foreclose on certain of the loans we originate or acquire, then we are subject to the general risks of owning real estate.

Fluctuations in vacancy rates, rent schedules and operating expenses can adversely affect operating results or render the sale or refinancing of a property difficult or unattractive. No assurance can be given that certain assumptions as to the future levels of occupancy, cost of tenant improvements or future costs of operating a property will be accurate since such matters will depend on events and factors beyond the control of our management. Such factors include continued validity and enforceability of the leases, vacancy rates for similar properties, financial resources of tenants and rent levels near the properties, adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions, supply and demand for property, competition from similar properties, interest rates and real estate tax rates, governmental rules, regulations and fiscal policies, the enactment of unfavorable real estate laws, rent control, environmental or zoning law, and hazardous material law, uninsured losses, effects of inflation, and other risks. Properties may not perform in accordance with expectations which could result in losses that harm our results of operations and financial conditions. There’s no certainty that we will be able to sell or refinance such properties on favorable terms, or at all.

Properties obtained through the foreclosure on one of our loans we originate or acquire may involve substantial risks.

Properties obtained through a foreclosure may be distressed, poorly managed or in need of repositioning or other improvements. We may underestimate the amount of time, difficulty and cost of leasing vacant space. Additionally, we may underestimate the costs of improvements required to bring a property up to standards suitable for its intended use or its intended market position. No assurance can be given that our management will manage such properties in a way that is profitable to the Company.

The properties underlying our investments may be subject to unknown liabilities, including environmental liabilities, that could affect the value of these properties and as a result, our investments.

Collateral properties underlying our loans and investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our loans and investments. Such defects or deficiencies may include title defects, title disputes, liens, servitudes or other encumbrances on the mortgaged properties. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying properties, which could adversely affect our results of operations and financial condition.

Furthermore, to the extent we foreclose on properties with respect to which we have extended loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

If we foreclose on any properties underlying our loans and investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, therefore the discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition.

The outbreak of COVID-19 may cause an overall decline in the economy as a whole, and may materially harm our business, results of operations and financial condition

The Company’s operations may be affected by the recent and ongoing outbreak of COVID-19 which in March 2020, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

Possible areas that may be affected include, but are not limited to, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources. In addition, the employees of companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause a reduction in productivity or the inability to complete critical tasks for the Company.

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The entire actual effects of the spread of COVID-19 are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of COVID-19, if it continues, may cause an overall decline in the economy as a whole and therefore may materially harm our business, results of operations and financial condition.

Our management team has limited experience in mortgage loan underwriting.

Our management team has limited experience in mortgage loan underwriting. If the method adopted by the Company for evaluating real estate property related to a potential real estate loan and for establishing interest rates for the corresponding real estate loan proves flawed, investors may not receive the expected yield on the USA Real Estate Bonds.

We have limited experience in managing real estate loans and investments or developing real estate projects.

If the borrower is unable to repay its obligations under a loan from us, we may foreclose on the real estate property. Although we will seek out purchasers for the property, we or experienced third parties engaged by us may have to take an active role in the management of the real estate or the project. Prospective investors should consider that the members of our management have limited experience in managing real estate or developing real estate projects. No assurances can be given that we or third parties engaged by us can manage real estate or operate real estate projects profitably.

Foreclosed assets may be sold to affiliates.

In the event that we become the owner of any assets by reason of foreclosure, the first priority will be to arrange for the sale of the property for a price that will permit the recovery of the full amount of invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, we may, but are not required to, arrange a sale to persons or entities affiliated with us or controlled by us, (e.g. to a limited liability company formed by us or an affiliate of ours). We will be subject to conflicts of interest in arranging such sales since we would represent or have an interest in both parties to the transaction. There will not be any independent review by any outside parties of such transactions. To the extent such sales are made to persons or entities affiliated with us or controlled by us, the Company will endeavor to enter into a transaction for a sale price of the property that, in the opinion of the Company, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties. However, no assurance can be given that the sale price for property would be fair, reasonable or negotiated at “arms-length.”

Competition for employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled personnel, especially data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we intend to invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve borrowers could diminish, resulting in a material adverse effect on our business. We currently have 3 full-time employees.

We operate in a competitive market which may intensify, and competition with affiliates and non-affiliates may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market which may intensify, and competition with affiliates and non-affiliates may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations. Our competitors may be able to have a lower cost for their services which would lead to borrowers choosing such other competitors over the Company. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us.

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We operate in a competitive market for lending and investment opportunities which may intensify, and competition may limit our ability to originate or acquire desirable loans and investments or dispose of assets we target and could also affect the yields of these assets and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market for lending and investment opportunities, which may intensify. Our profitability depends, in large part, on our ability to originate our target loans and investments on attractive terms. In originating, we compete for opportunities with a variety of lenders and investors, including REITs, specialty finance companies, public and private funds, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as the U.S. Government. Many of our competitors are not subject to the operating constraints associated with maintaining an exclusion from regulation under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. Also, as a result of this competition, desirable loans and investments in our target assets may be limited in the future and we may not be able to take advantage of attractive lending and investment opportunities from time to time, thereby limiting our ability to identify and originate or acquire loans or make investments that are consistent with our investment objectives. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Company

We are an early-stage start-up with no operating history, and we may never become profitable.

We do not expect to be profitable for the foreseeable future. If we are unable to obtain or maintain profitability, we will not be able to attract new purchasers of our USA Real Estate Bonds, compete, or maintain operations.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited financial statements for the period from August 3, 2021 (inception) to December 31, 2021.

We are an early-stage start-up with no operating history, and we may never become profitable. Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph in their opinion on our audited financial statements for the period from August 3, 2021 (inception) to December 31, 2021, that states that there is a substantial doubt about our ability to continue as a going concern. The accompanying financial statements have been prepared assuming that we will continue as a going concern. There is substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern. No assurances can be given that we will achieve success in selling the USA Real Estate Bonds.

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If we do not raise sufficient funds in this offering or if our shareholders and/or affiliates of our shareholders decline to make advances to us we will not be able to implement our business plan.

We have not generated any revenues and we are dependent on the proceeds from this offering to provide funds to implement our business model. Given the uncertainty of the amount of USA Real Estate Bonds that we will sell makes it difficult to predict our planned operations. Until sufficient proceeds have been received by us from the sale of USA Real Estate Bonds we will rely on advances from our shareholders and/or affiliates of our shareholders as to which we have no assurances. Our shareholders and/or affiliates of our shareholders are not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. The Company has entered into an oral agreement with a lender (the “Lender”), an affiliate of Richard Meruelo who is currently a 33% shareholder of the Company, to reimburse the Lender for advances made to the Company by the Lender for initial organizational and offering expenses. Such reimbursement is to be made by the Company as cash becomes available to the Company and such reimbursement is planned to be made using a portion of the proceeds of this offering as described in the Use of Proceeds section of this Offering Circular. As of March 9, 2023, advances to the Company by the Lender totaled $468,588. These advances have no maturity date or interest rate. If we do not raise sufficient funds in this offering or if our shareholders and/or affiliates of our shareholders decline to make advances to us we will not be able to implement our business plan, or may have to cease operations altogether.

We may need to raise additional capital that may not be available, which could harm our business.

We attempted to estimate our funding requirements in order to implement our business plans. If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If adequate capital is not available or the terms of such capital are not attractive, we may have to curtail our growth and our business, and our business, prospects, financial condition and results of operations could be adversely affected. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

We have no operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have no operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	increase the number and total volume of loans and preferred equity extended to borrowers;
●	improve the terms on which loans are made to borrowers as our business becomes more efficient;
●	increase the effectiveness of our direct marketing and lead generation through referral sources;
●	favorably compete with other companies that are currently in, or may in the future enter, the business of lending to real estate borrowers and real estate development projects;
●	successfully navigate economic conditions and fluctuations in the credit market; and
●	effectively manage the growth of our business.

We may not be able to successfully address these risks and difficulties, which could harm our business and cause our operating results to suffer.

If the information provided by borrowers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

Although a part of our loan decisions is based on valuations of the real estate underlying the loans, our decisions are based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business, and operating results.

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Our risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets, and liabilities. To the extent our models used to assess the creditworthiness of potential borrowers do not adequately identify potential risks, the risk profile of such borrowers could be higher than anticipated. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified, or identify concentrations of risk or additional risks to which we may become subject in the future.

We will rely on various referral sources and other borrower lead generation sources, including lending platforms.

Unlike banks and other larger competitors with significant resources, we intend to rely on our smaller-scale marketing efforts, affinity groups, partners, and loan referral services to acquire borrowers. We do not have exclusive rights to referral services, and we cannot control which loans or the volume of loans we are sent. In addition, our competitors may enter into exclusive or reciprocal arrangements with their own referral services, which might significantly reduce the number of mortgage borrowers we are referred. Any significant reduction in mortgage borrower referrals could have an adverse impact on our loan volume, which will have a correspondingly adverse impact on our operations and our company.

A significant disruption in our computer systems or a cybersecurity breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our borrowers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

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In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

We contract with third parties to provide services related to our online web lending and marketing, as well as systems that automate the servicing of our loan portfolios. While there are material cybersecurity risks associated with these services, we require that our vendors provide industry-leading encryption, strong access control policies, systematic methods for testing risks and uncovering vulnerabilities, and industry compliance audits to ensure data and assets are protected. To date, we have not experienced any cyber incidents that were material, either individually or in the aggregate.

If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

We will face increasing competition of other real estate lenders and, if we do not compete effectively, our operating results could be harmed. Many of our competitors have significantly more resources and greater brand recognition than we do and may be able to attract borrowers more effectively than we do.

We compete with other companies that make real estate loans. If we are not able to compete effectively with our competitors, our operating results could be harmed. When new competitors seek to enter one of our markets, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or credit terms prevalent in that market, which could adversely affect our market share or ability to explore new market opportunities. Our pricing and credit terms could deteriorate if we act to meet these competitive challenges. Further, to the extent that the fees we pay to our strategic partners and borrower referral sources are not competitive with those paid by our competitors, whether on new loans or renewals or both, these partners and sources may choose to direct their business elsewhere. All of the foregoing could adversely affect our business, results of operations, financial condition, and future growth.

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We may rely on certain third-party service providers to operate our business. Any disruption in services from these service providers, could interrupt or delay our ability to operate our business.

We may use third-party service providers to originate (loan underwriting) and service our real estate loans. Therefore, our loan origination and servicing significantly depend on the operations of these service providers. If there are any lapses of service, we could experience lengthy interruptions in our loan origination and servicing as well as delays and additional expenses in arranging new service providers and services, which could materially adversely affect our business.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the USA Real Estate Bonds and services. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our business.

The regulatory framework for privacy issues in the United States and internationally is constantly evolving and is likely to remain uncertain for the foreseeable future. The interpretation and application of such laws is often uncertain, and such laws may be interpreted and applied in a manner inconsistent with other binding laws or with our current policies and practices. If either we or our third-party service providers are unable to address any privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

We are reliant on the efforts of Dania Echemendia and Andrew Murray.

We rely on our management team and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our executive officers, Dania Echemendia and Andrew Murray have expertise that could not be easily replaced if we were to lose any or all of their services.

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Officers and directors of the Company will have other business interests and obligations to other entities.

The Company and/or its respective affiliates, shareholders, members, partners, managers, directors, officers and employees will devote as much time to our affairs as is reasonably required in the judgment of the Company as applicable. Such affiliates, shareholders, members, partners, managers, directors, officers and employees will not be precluded from engaging directly or indirectly in any other business or other activity, including exercising investment advisory and management responsibility and funding, acquiring, originating, or otherwise transacting in loans, securities and other investments for their own accounts, for the accounts of family members, and for the accounts of future offerings.

None of the officers and directors of the Company will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not otherwise breach their agreements with the Company. We are dependent on these persons to successfully operate the Company. Their other business interests and activities could divert time and attention from operating the Company.

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

We rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, which excludes from the definition of investment company “any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses… (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC Staff generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). We intend to acquire assets with the proceeds of this offering in satisfaction of such SEC requirements to fall within the exception provided by Section 3(c)(5)(C). Notwithstanding, it is possible that the staff of the SEC could disagree with any of our determinations. If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us. If we are deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

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Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. We are required to file an annual report on Form 1-K, a semi-annual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Fluctuations in interest rates and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

Our primary interest rate exposures relate to the yield on our loans and other investments and the financing cost of our debt. Changes in interest rates and credit spreads may affect our net income from loans and investments, which is the difference between the interest and related income we earn on our interest-earning investments and the interest and related expense we incur in financing these investments. Interest rate and credit spread fluctuations resulting in our interest and related expense exceeding interest and related income would result in operating losses for us. Changes in the level of interest rates and credit spreads also may affect our ability to make loans or investments, the value of our loans and investments and our ability to realize gains from the disposition of assets. Increases in interest rates and credit spreads may also negatively affect demand for loans and could result in higher borrower default rates.

Our operating results depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. The yields we earn on our loans and our borrowing costs tend to move in the same direction in response to changes in interest rates. However, one can rise or fall faster than the other, causing our net interest margin to expand or contract. In addition, we could experience reductions in the yield on our investments and an increase in the cost of our financing. Although we seek to match the terms of our liabilities to the expected lives of loans that we originate, circumstances may arise in which our liabilities are shorter in duration than our assets, resulting in their adjusting faster in response to changes in interest rates. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments. In addition, unless we enter into hedging or similar transactions with respect to the portion of our assets that we fund using our balance sheet, returns we achieve on such assets will generally increase as interest rates for those assets rise and decrease as interest rates for those assets decline.

You will have no control over changes in our policies and day-to-day operations, which lack of control increases the uncertainty and risks you face as an investor in the USA Real Estate Bonds. In addition, management may change our major operational policies without your approval.

Our management determines our major policies, including our policies regarding financing, growth, debt capitalization, and distributions. Our management may amend or revise these and other policies without your approval. As a bond holder, you will have no rights under the bylaws of our company.

Our management is responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase USA Real Estate Bonds unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to the management.

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Bondholders will have no right to remove our management or otherwise change our management, even if we are underperforming and not attaining our investment objectives.

Only the equity holders of our company will have the right to remove our management. Bondholders will have no rights in our management and will have no ability to remove our management.

Our management and its executive officers will have limited liability for, and will be indemnified and held harmless from, the losses of our company.

Our management and their agents and assigns will not be liable for, and will be indemnified and held harmless (to the extent of our company’s assets) from any loss or damage incurred by them, our company or the members in connection with the business of our company resulting from any act or omission performed or omitted in good faith, which does not constitute fraud, willful misconduct, gross negligence or breach of fiduciary duty.

The Company has applied to the government of Puerto Rico for treatment under the Puerto Rico New Incentive Code Act 60-2019 (“Act 60”) however there can be no assurance that such application will be granted as planned, or at all. Additionally, even if approved, changes to Act 60 in the future could make the Company ineligible for Act 60.

The Company has applied to the government of Puerto Rico for treatment under the Puerto Rico New Incentive Code Act 60-2019 (“Act 60”). In general, Act 60 compiled into a single code many of the Puerto Rico tax incentives laws used to promote the island’s economic development, with some modifications. For example, Chapter 2 of Act 60 for Individual Investors provides 100% tax exemption from Puerto Rico income taxes on all interest and dividend income and on certain capital gains realized and accrued after such individual becomes a bona fide resident of Puerto Rico. Chapter 2 applies to any individual investor who becomes a Puerto Rico resident (“Individual Investor”) on or before the taxable year ending on December 31, 2035, provided that the individual was not a resident of Puerto Rico at any time from January 17, 2006 to January 17, 2012. A Puerto Rico resident is an individual who is domiciled in Puerto Rico. Physical presence in Puerto Rico for a minimum period of 183 days during the taxable year will create a presumption of residence in Puerto Rico for Puerto Rico income tax purposes. Determination of residency is essential since a bonafide resident of Puerto Rico is taxed on the island of Puerto Rico on their worldwide income. A non-resident is taxed only on their Puerto Rico source income, which would be the portion of income earned for the services performed in Puerto Rico.

Additionally, Chapter 3 of Act 60, creates an opportunity for investors to engage in business activities in Puerto Rico for customers located outside Puerto Rico with very low taxes, if properly structured. In addition, Act 60 provides that the grant will be considered a contract between the entity and the Government of Puerto Rico, so that it cannot be modified unilaterally and should not be impacted by amendments to Act 60 enacted after the grant is issued. All tax incentives requests are reviewed by the Director of Incentives and the Secretary of the Department of Development and Commerce of Puerto Rico (“DDEC”). The Secretary of the DDEC may deny any request when he determines that the concession does not result in the best economic and social interests of Puerto Rico. In case of denial, the Secretary of the DDEC will issue an electronic notification to the applicant with a brief explanation of the reasons for their denial and warning of the rights and processes allowed under Act 60 for a request for reconsideration. The applicant, after being notified electronically of the denial, may request the Secretary of the DDEC, a reconsideration within twenty (20) business days.

The Company’s application for Act 60 is currently in process, and may not ever be approved and therefore the foregoing potential tax benefits would not be available to the Company or its investors. Further, even if the Company’s Act 60 application is approved, there could be changes to Act 60 in the future that would make the Company ineligible for Act 60 and would cause a negative effect on the Company and potential tax consequences to the Company’s investors who are residents of Puerto Rico.

We cannot guarantee the potential beneficial tax attributes of ownership of the Bonds issued by the Company, a company applying to be a Puerto Rico Act 60 company.

The Internal Revenue Code of Puerto Rico (the “PR Code”) addresses various tax matters for non-resident alien individuals and gross income from sources within Puerto Rico and bonds owned by these individuals. Pursuant to Section 1091.01(a)(1)(A) of the PR Code, a 29% of income tax withholding from some sources of income arising from business in Puerto Rico shall be imposed on all foreign individuals that are non-residents of Puerto Rico (nonresident alien individuals) and that are not engaged in trade business within Puerto Rico. However, in the case of interest in bonds, Section 1091.01 (a) (1) (A) (i) of the PR Code only mentions the “interests received by a Related Person” as originating from sources within Puerto Rico.

“Nonresident alien individual” is defined by Section 1010.01 (a) of the PR Code as an individual who is not a citizen of the United States and who is not a resident of Puerto Rico.

“Related Person” is defined by Section 1010.05 (a)(1) of the PR Code and shall be considered as a taxpayer’s ‘related party’ if such person is:

(1)	A component member of a controlled group of corporations, as such term is defined in § 1010.04 of this title, except that, for these purposes, subsection (b)(2) of such section shall not be taken into account to exclude corporations described therein; or

(2)	a corporation in which the taxpayer owns directly or indirectly fifty percent (50% ) or more of the value of the stock of such corporation; or

(3)	a corporation that owns directly or indirectly fifty percent (50% ) or more of the value of its stock; or

(4)	A corporation in which fifty percent (50% ) or more of the value of its stocks is owned by a person who also owns, directly or indirectly, fifty percent (50% ) or more of the value of the stock of the taxpayer; or

(5)	a brother or sister (whether by the whole or half blood), the spouse, ancestor or lineal descendant.

Moreover, Section 1062.08 (a)(5)(E) of the PR Code indicates that in the case of interest received by a nonresident alien, the obligation to deduct and withhold an amount equal to 29% of said interest shall apply only if said individual is a related person (as defined in Section1010.05) of the debtor from obligation. Similarly, in the case of corporations and entities not engaged in industry or business in Puerto Rico, Section 1062.11 (a) (4) of the PR Code indicates that the obligation to deduct and withhold an amount equal to 29% of said interests shall apply if the corporation or entity is a person related to the payer.

The PR Code thus indicates that any interest payment received by a non-resident alien (non-US taxpayer) of an unrelated payer will not be considered from sources within Puerto Rico and will not be subject to the 29% withholding. The PR Code also indicates that this interest payment received by a non-resident alien (non-US taxpayer) is not subject to United States or Puerto Rico income taxes.

The PR Code also addresses various tax matters for USA citizens and gross income from sources within Puerto Rico and bonds owned by these individuals. Pursuant to Section 1062.08 (a)(1)(A)(ii), there is a requirement to withhold an amount equal to twenty percent (20%) from any interest, dividends, rents or royalties, salaries, wages, annuities, compensations, remunerations, emoluments, distributions made from sources of Puerto Rico thereof if the receiver is a United States citizen.

Nonetheless, Section 1035.01 (a)(1)(G) (a) excludes from the interests that are considered as sources of Puerto Rico the “Interests on bonds, notes, or other interest-bearing obligation or obligations that accrue interests from individuals who are United States citizens nonresidents of Puerto Rico”. Therefore, such interests will be considered arising from sources outside of Puerto Rico.

The PR Code thus indicates that these interests, not being considered a source from Puerto Rico and paid to a nonresident, would cause the interest from a bond owned by a USA citizen to not be subject to the 20% withholding obligation imposed by Section 1062.08 (a) (1) (A) (ii) on the United States citizens.

The Company has not been provided tax opinions on these tax matters by either tax attorneys or tax accountants. Accordingly, the tax-related information preceding is not to be considered tax advice by the Company. Potential investors in the Bonds are directed to seek independent tax advice by their own tax attorneys or tax accountants.

Risks Related to USA Real Estate Bonds and this Offering

The characteristics of the USA Real Estate Bonds, including a long-term maturity date, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives.

The USA Real Estate Bonds may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing USA Real Estate Bonds. The characteristics of the notes, including long-term maturity date, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives. The USA Real Estate Bonds may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any USA Real Estate Bonds, you should consider your investment allocation with respect to the amount of your contemplated investment in the USA Real Estate Bonds in relation to your other investment holdings and the diversity of those holdings.

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Our lack of operating history makes it difficult for you to evaluate this investment.

We are a recently formed entity with no operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

Holders of USA Real Estate Bonds are exposed to the credit risk of our company.

USA Real Estate Bonds are our full and unconditional obligations. If we are unable to make payments required by the terms of the notes, you will have an unsecured claim against us. USA Real Estate Bonds are therefore subject to non-payment by us in the event of our bankruptcy or insolvency. In an insolvency proceeding, there can be no assurances that you will recover any remaining funds. Moreover, your claim may be subordinate to that of any senior creditors and any secured creditors to the extent of the value of their security.

The USA Real Estate Bonds are unsecured obligations.

The USA Real Estate Bonds do not represent an ownership interest in any specific Company loans or investments, their proceeds, or their assets. The USA Real Estate Bonds are unsecured general obligations of the Company only and not any Company borrower. The USA Real Estate Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of USA Real Estate Bonds. Therefore, as unsecured obligations, there is no security to be provided to the holders of the USA Real Estate Bonds.

You will not have the opportunity to evaluate our loans and investments before we originate them, and we may make loans and investments that would have changed your decision as to whether to invest in the USA Real Estate Bonds.

As of the date of this offering circular, we own no assets. We are not able to provide you with information to evaluate our future loans and investments. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of commissions, fees and expenses, in the origination of loans and investing in debt and related instruments supported by commercial real estate in the U.S. We have established criteria for evaluating potential investments. However, you will be unable to evaluate the transaction terms or data concerning the investments before we make investments. You will be relying entirely on the ability of our management team to identify suitable investments and propose transactions for our management to oversee and approve. These factors increase the risk that we may not generate the returns that you seek by investing in the USA Real Estate Bonds.

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The USA Real Estate Bonds will be effectively subordinated to any of our debt that is secured and subordinated to our existing and future unsecured bank debt.

The USA Real Estate Bonds will be our unsecured, unguaranteed obligations and will be effectively junior to any of our current or future secured debt obligations, to the extent of the value of any assets securing such debt, as well as subordinate to our existing and future unsecured bank debt. The effect of this subordination is that if we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any of our secured debt, if any, or unsecured bank debt, if any, our assets will be available to pay obligations on the USA Real Estate Bonds only after all debt under our secured debt, if any, and unsecured bank debt, if any, has been paid in full from those assets. As of March 9, 2023, we had no secured indebtedness or unsecured bank debt outstanding. Holders of the USA Real Estate Bonds will participate in any remaining assets ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. We may not have sufficient assets remaining to pay amounts due on any or all of the USA Real Estate Bonds then outstanding.

There is no public market for USA Real Estate Bonds, and none is expected to develop.

USA Real Estate Bonds are newly issued securities. Although under Regulation A the securities are not restricted, USA Real Estate Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for USA Real Estate Bonds, and we do not intend to list USA Real Estate Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your USA Real Estate Bonds as USA Real Estate Bonds are expected to be highly illiquid investments.

Holders of the USA Real Estate Bonds will have no voting rights.

Holders of the USA Real Estate Bonds will have absolutely no direct interest, control, voting rights or involvement in our business, affairs or governance or those of our affiliates. The USA Real Estate Bonds do not carry any voting rights and therefore the holders of the USA Real Estate Bonds will not be able to vote on any matters regarding the operation of the Company. As a bondholder purchaser in this offering will have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our Company. Each prospective investor should understand that additional related party transactions that are not described in this offering circular or currently contemplated by us may occur in the future. All prospective investors are strongly encouraged to consult their own independent legal counsel to review and advise them with respect to this offering.

You will not be investing in the common stock of the Company or any of its affiliates or any of their respective loans or investments.

By investing in the USA Real Estate Bonds, you will not be investing in the common stock of the Company or any of its affiliates or any of their respective loans or investments.

The management’s conflicts of interest may result in transactions unfavorable to the Company and transactions with affiliated entities may be on less favorable terms possibly causing the Company to lose money.

The officers, directors, shareholders and other affiliates of the Company may provide certain services to, and enter into transactions with, the Company, provided that the terms are commercially reasonable. This limitation may not fully protect the Company against the inherent conflicts of interest in these transactions. The Company may extend loans to companies having an affiliation or ownership interest by officer’s or shareholders. The transactions have not been, and will not be, subject to review by the noteholders or an independent party. The transactions’ terms might not be as favorable to the Company as they would have been if the transaction had been with unrelated third parties. Moreover, the Company will not ask any third party to oversee the quality of the services that will be provided by the affiliates of the Company. In addition, management will be subject to potential conflicts of interest when choosing between investment opportunities for affiliated entities. Furthermore, transactions with affiliated entities will not be executed at arms-length and therefore may be on terms less favorable than terms market conditions would allow for, possibly causing the company to lose money.

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The Board of Directors, which has complete control over the Company, does not have a majority of independent directors and the Board of Directors has not voluntarily implemented various corporate governance measures, in the absence of which bondholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

The Board of Directors, which has complete control over the Company, does not have a majority of independent directors and the Board of Directors has not voluntarily implemented various corporate governance measures, in the absence of which bondholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, as amended (“the “Sarbanes-Oxley Act”), has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. The Board of Directors, that has complete control over the Company, has not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Directors is comprised of non-independent directors. As a result, our Board of Directors does not have independent directors.

The Board of Directors has not adopted corporate governance measures such as an audit or other independent committee (such as a compensation committee or corporate governance and nominating committee) of the Board of Directors, as the Board of Directors presently does not have independent directors on the Board of Directors. If the Board of Directors expands its board membership in future periods to include additional independent directors, the Board of Directors may seek to establish an audit and other committee of its Board of Directors. It is possible that if the Board of Directors included independent directors and if the Board of Directors were to adopt some or all of these corporate governance measures, equity holders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our officers are made by managers who have an interest in the outcome of the matters being decided.

However, as a general rule, the Board of Directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. The Board of Directors executes the transaction between executive officers and the Company once approved by the Board of Directors.

There is a risk that our website will not be able to handle a large number of investors requesting the Offering Statement for this offering.

Although our website to be used for requesting the Offering Statement in this offering (the “Platform”) has been designed to handle numerous such requests and prospective investors, we cannot predict the response of the Platform to any particular request pursuant to this offering circular. You should be aware that if a large number of investors try to access the Platform at the same time, there may be a delay in receiving and/or processing your request. You should also be aware that general communications and internet delays or failures unrelated to the Platform, as well as website capacity limits or failures may prevent requests from being received on a timely basis by the Platform. We cannot guarantee you that any of your requests will be received or processed during the offering process.

There is a risk that the USA Real Estate Website may be hacked.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the USA Real Estate Bonds on the USA Real Estate Website. There is a risk that the USA Real Estate Website may be hacked. Ownership of the USA Real Estate Bonds will be in “book-entry” only form, meaning that no physical note is created and no physical certificate will be issued. Evidence of your ownership is provided by written confirmation. Except under limited circumstances, holders will not receive or be entitled to receive any physical delivery of a certificated security or negotiable instrument that evidences their USA Real Estate Bonds. The issuance and transfer of USA Real Estate Bonds will be accomplished exclusively through the crediting and debiting of the appropriate accounts in a book-entry registration and transfer system. The USA Real Estate Bonds will be issued and stored in book-entry form either (i) recorded by the Transfer Agent and kept only on the books and records of Transfer Agent or (ii) held via Depository Trust Company’s book-entry systems in the name of the DTC, or its nominee Cede & Co. for purchasers purchasing through DTC participants. In today’s environment, cyberattacks are perpetrated by identity thieves, unscrupulous contractors and vendors, malicious employees, business competitors, prospective insider traders and market manipulators, so-called “hacktivists,” terrorists, state-sponsored actors and others. Many companies that utilize technology in the business operations, such as ours are subject to the risk that they may be hacked. Even the most diligent cybersecurity efforts will not address all cyber risks that the Company faces. We cannot assure you that we’ll be able to prevent any such hacks by third parties, and if we experience these hacks, the effects would case an adverse effect on our business operations and will jeopardize the privacy of our users date, and can lead to us having to cease operations altogether.

The USA Real Estate Bond Holders may be subject to third party fees.

USA Real Estate Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

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Because the USA Real Estate Bonds will have no sinking fund, insurance, or guarantee, you could lose all or a part of your investment if we do not have enough funds in the interest reserve fund and cash to pay.

Although the Company will establish an interest reserve fund for the 7% USA Real Estate Bonds, timing of the funding will not be immediate and the amounts funded will be limited. The Company will place in an interest reserve fund an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of the 7% USA Real Estate Bonds sold. The funding of the interest reserve fund will begin in the month after the first anniversary of the first sale of the 7% USA Real Estate Bonds and will equal 7% of the total amount of the 7% USA Real Estate Bonds sold up to that date. Additional funding amounts into the interest reserve fund will occur every 3 months thereafter and will equal 7% of each incremental amount of additional the 7% USA Real Estate Bonds sold in the respective time period. The interest reserve fund will remain in place for a period of 5 years and then will be released to be used by the Company in its primary lending business or for general corporate and working capital purposes. There will be no interest reserve fund established for the 12% USA Real Estate Bonds.

Other than the limited funds in our interest reserve fund for the 7% USA Real Estate Bonds for the repayment of the principal and accrued interest of bondholders, there is no sinking fund, insurance or guarantee of our obligation to make payments on the USA Real Estate Bonds. Other than the limited contributions we will make to the interest reserve fund for the 7% USA Real Estate Bonds, we will not contribute funds to a separate account, commonly known as a sinking fund, to make interest or principal payments on the USA Real Estate Bonds. The USA Real Estate Bonds are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other governmental or private fund or entity. Therefore, if you invest in the USA Real Estate Bonds, you will have to rely only on the amount in our limited interest reserve fund for the 7% USA Real Estate Bonds, our cash flow from operations and possible funding from our shareholders, for repayment of principal and interest upon the maturity or demand for repayment of the 7% USA Real Estate Bonds. If the amount in our interest reserve fund for the 7% USA Real Estate Bonds, cash flow from operations and possible funding from our shareholders, are not sufficient to pay any amounts owed under the USA Real Estate Bonds, then you may lose all or part of your investment.

We may not be able to meet all of the payment demands of the bondholders of the 7% USA Real Estate Bonds if a large number of bondholders of the 7% USA Real Estate Bonds desires to be repaid or if we do not have the liquidity to meet such demands.

We will use our commercially reasonable efforts to maintain sufficient cash reserves on hand and access to liquidity sources to honor repayment demands of bondholders of the 7% USA Real Estate Bonds. However, in the event there are more demands for repayment of the 7% USA Real Estate Bonds than our interest reserve fund and cash on hand available to meet, we may be delayed in the delivery of funds and may be required to sell some of assets, which may take significant amounts of time and may yield less than is needed to meet our obligations. The holders of the 12% USA Real Estate Bonds will not be able to demand repayment of the 12% USA Real Estate Bonds.

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Because we may repay the 7% USA Real Estate Bonds at any time after the second anniversary of the first sale of the 7% USA Real Estate Bonds and we may repay the 12% USA Real Estate Bonds at any time after the second anniversary of the date of issuance of each 12% USA Real Estate Bond, you may be subject to reinvestment risk.

We have the right to repay the 7% USA Real Estate Bonds at any time after the second anniversary of the first sale of the 7% USA Real Estate Bonds and we may repay the 12% USA Real Estate Bonds at any time after the second anniversary of the date of issuance of each 12% USA Real Estate Bond. The USA Real Estate Bonds would be repaid at 102% of the principal amount plus accrued but unpaid interest up to but not including the redemption date. Any such repayment may have the effect of reducing the income or return on investment that any investor may receive on an investment in the USA Real Estate Bonds by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the USA Real Estate Bonds. See “Description of the USA Real Estate Bonds – Redemption at the Option of the Company.”

Ratings of the USA Real Estate Bonds may change after issuance and affect the marketability of the USA Real Estate Bonds.

We currently expect that, upon issuance, the USA Real Estate Bonds will be rated by one or more rating agencies that we engage. However, we are not currently seeking to engage any particular rating agency or agencies to rate the USA Real Estate Bonds. Ratings agencies of debt assess creditworthiness of issuers of debt (specifically an issuer’s financial ability to make interest payments and repay the loan in full at maturity) and assign ratings to the notes being offered. Such ratings are limited in scope, and do not address all material risks relating to an investment in the USA Real Estate Bonds, but rather reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the marketability of the USA Real Estate Bonds. In addition, any decline in the ratings of the USA Real Estate Bonds may make it more difficult for us to raise capital on acceptable terms.

By purchasing USA Real Estate Bonds in this Offering, unless you opt-out in accordance with the terms of the USA Real Estate Bond Investor Agreement, you are bound by the arbitration provisions contained in our USA Real Estate Bond Investor Agreement to be used for subscriptions in this offering which limits your ability to bring class action lawsuits or seek remedies on a class basis and waives the right a trial by jury.

By purchasing USA Real Estate Bonds in this Offering, unless you opt-out in accordance with the terms of the USA Real Estate Bond Investor Agreement, you agree to be bound by the arbitration, jury waiver and class action waiver provisions contained in Section XX of our Investor Purchase Agreement to be used for subscriptions on this offering. Pursuant to the terms of the USA Real Estate Bond Investor Agreement, the holders of USA Real Estate Bonds and the Company will agree to (i) resolve disputes of the holders of USA Real Estate Bonds through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury. Pursuant to the terms of the USA Real Estate Bond Investor Agreement, if a holder of USA Real Estate Bonds does not agree to the terms of the arbitration provision, the holder of USA Real Estate Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the USA Real Estate Bond Investor Agreement. If the opt-out notice is not received within thirty (30) days, the holder of USA Real Estate Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. As arbitration provisions in commercial agreements have generally been respected by federal courts and local courts of Puerto Rico, we believe that the arbitration provision in the USA Real Estate Bond Investor Agreement is enforceable under federal law and the laws of Puerto Rico. Although holders of USA Real Estate Bonds will be subject to the arbitration provisions of the USA Real Estate Bond Investor Agreement, the arbitration provisions do not preclude holders of USA Real Estate Bonds from pursuing claims under the U.S. federal securities laws in federal courts. THE ARBITRATION PROVISION OF THE USA REAL ESTATE BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF USA REAL ESTATE BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE USA REAL ESTATE BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

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The USA Real Estate Bond Investor Agreement provides that, to the extent permitted by law, each party to the USA Real Estate Bond Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our USA Real Estate Bonds or the USA Real Estate Bond Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of USA Real Estate Bonds will be subject to these provisions of the USA Real Estate Bond Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE USA REAL ESTATE BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF USA REAL ESTATE BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE USA REAL ESTATE BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. In the event that an investor does not opt-out, as described above, the rights of the adverse bond holder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

By purchasing USA Real Estate Bonds in this Offering, you are bound by the fee-shifting provision contained in our Bylaws, which may discourage you to pursue actions against us.

Section 9 of our Bylaws provides that “To the fullest extent permitted by law, in the event that (i) any current or prior stockholder or anyone on their behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Corporation and/or any Director, Officer, Employee or Affiliate, and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation and any such Director, Officer, Employee or Affiliate, the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorney’s fees and other litigation expenses) (collectively, “Litigation Costs”) that the parties may incur in connection with such Claim.”

In the event you initiate or assert a claims against us, in accordance with Section 9 of our Bylaws, and you do not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF USA REAL ESTATE BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

By purchasing USA Real Estate Bonds in this Offering, you are bound by the exclusive forum selection provision contained in our Bylaws, which may discourage you to pursue actions against us.

Article VII Section E. of our Bylaws provides that “Other than an action brought to enforce a duty or liability created under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other claim for which U.S. federal courts have exclusive jurisdiction, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law or the Articles of Incorporation or these By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be the Puerto Rico State Court or, if no state court located within the State of Puerto Rico has subject matter jurisdiction, the federal district court for the District of Puerto Rico.”

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THIS PROVISION WOULD NOT APPLY TO SUITS BROUGHT TO ENFORCE A DUTY OR LIABILITY CREATED BY THE SECURITIES ACT, EXCHANGE ACT OR ANY OTHER CLAIM FOR WHICH THE U.S. FEDERAL COURTS HAVE EXCLUSIVE JURISDICTION.

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our Bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

There is a risk that in the event of death, total permanent disability or bankruptcy of a bondholder, there may not be sufficient funds available to make repayment of the USA Real Estate Bond held by such bondholder.

Within 60 days of the death, total permanent disability or bankruptcy of a bondholder who is a natural person, the estate of such bondholder, such bondholder, or legal representative of such bondholder may request that we repurchase, in whole but not in part and without penalty, the USA Real Estate Bonds held by such bondholder by delivering to us a written notice requesting such USA Real Estate Bonds be repaid. Any such request shall specify the particular event giving rise to the right of the holder to have his or her USA Real Estate Bonds repaid. If a Bond held jointly by natural persons who are legally married, then such request may be made by (i) the surviving bondholder upon the death of the spouse, or (ii) the disabled or bankrupt bondholder (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such USA Real Estate Bond unless each bondholder has been affected by such an event. Upon receipt of repayment request in the event of death, total permanent disability or bankruptcy of a bondholder, we will designate a date for the repayment of such USA Real Estate Bonds, which date shall not be later than 120 days after we receive facts or certifications establishing to the reasonable satisfaction of the Company supporting the right to be repaid. On the designated date, we will repay such USA Real Estate Bonds at a price per USA Real Estate Bond that is equal to all accrued and unpaid interest, to but not including the date on which the USA Real Estate Bonds are repaid, plus the then outstanding principal amount of such USA Real Estate Bond. Notwithstanding the foregoing, we will have no obligation to fulfill this repayment request, if, in our sole discretion, we determine that we do not have sufficient funds available to fund the requested repayment. Accordingly, there is a risk that in the event of death, total permanent disability or bankruptcy of a bondholder, there may not be sufficient funds available to make repayment of the USA Real Estate Bond held by such bondholder.

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USE OF PROCEEDS

We intend to use the net proceeds for the implementation of our business plan, including but not limited to, the acquisition of (i) “mortgages and other liens on and interests in real estate” constituting at least 80% of our assets (“Qualifying Interests”), including, but not limited to, bridge senior secured money lending and mezzanine lending related to real estate and real estate development projects and (ii) assets that have no relationship to real estate constituting no more than 20% of our assets, including, but not limited to, investing in preferred equity interests and up to 5% of the net proceeds for working capital and general corporate purposes. In the event that we sell less than the maximum USA Real Estate Bonds offered in the Offering, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. We also intend to use the proceeds of this Offering to reimburse the Lender an amount up to $1,125,000 for advances made by the Lender to the Company for organizational and offering expenses. As of March 9, 2023, advances to the Company by the Lender totaled $468,588. These advances have no maturity date or interest rate.

If all of the USA Real Estate Bonds are sold in this Offering and in the event that we engage additional selling group broker dealers to sell the USA Real Estate Bonds, we expect to receive net proceeds from this Offering of approximately $68,062,500 after deducting estimated broker dealer fees, selling commissions and non-accountable expense reimbursement in the amount of $5,812,500 (7.75% of the gross proceeds of the Offering) and fees and expenses associated with qualification of Offering under Regulation A of up to $1,125,000, including legal, auditing, accounting, transfer agent, and other professional fees as well as Regulation A sales/marketing expenses. However, we cannot guarantee that we will sell all of the USA Real Estate Bonds being offered by us. The following table summarizes how we anticipate using the gross proceeds of this Offering assuming the USA Real Estate Bonds are sold in this Offering through broker-dealers, depending upon whether we sell 25%, 50%, 75%, or 100% of the USA Real Estate Bonds being offered in the Offering:

	If 25% of Bonds Sold for Cash	If 50% of Bonds Sold for Cash	If 75% of Bonds Sold for Cash	If 100% of Bonds Sold for Cash
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Broker-Dealer Fees, Selling Commissions, and Non-Accountable Expense Reimbursement	$(1,453,125)	$(2,906,250)	$(4,359,375)	$(5,812,500)
Fees for Qualification of Offering under Regulation A (includes legal, auditing, accounting, transfer agent, financial printer and other professional fees as well as Regulation A sales/marketing expenses)	(1,125,000)	(1,125,000)	(1,125,000)	(1,125,000)
Net Proceeds	$16,171,875	$33,468,750	$50,765,625	$68,062,500

Our intended use of the net proceeds is as follows:
Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)	(12,937,500)	(26,775,000)	(40,612,500)	(54,450,000)
Acquisition of Assets Unrelated to Real Estate	(2,425,781)	(5,020,313)	(7,614,844)	(10,209,375)
Working Capital and General Corporate Purposes	(808,594)	(1,673,438)	(2,538,281)	(3,403,125)
Total Use of Net Proceeds	$16,171,875	$33,468,750	$50,765,625	$68,062,500

We reserve the right however to change the estimated use of proceeds from this offering at any time so long as doing so does not result in the loss of our exemption from the 40 Act.

Pending use of the net proceeds from this offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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INVESTMENT COMPANY ACT LIMITATIONS

A company that is treated as an “investment company” under the Investment Company Act of 1940 is subject to stringent and onerous regulation, like a mutual fund. If the Company were treated as an investment company it would be very costly for our business.

We anticipate that (i) at least 80% of our assets will constitute “mortgages and other liens on and interests in real estate” (Qualifying Interests), including, but not limited to, bridge senior secured lending and mezzanine lending related to real estate and real estate development projects and (ii) no more than 20% of our assets will constitute assets that have no relationship to real estate, including, but not limited to, investing in preferred equity interests and up to 5% of the net proceeds for working capital and general corporate purposes. As a result, and as discussed in detail below, we believe the Company will not be treated as an investment company because of the exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, which provides that an entity “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate” will not be treated as an investment company.

The SEC has taken the position that an issuer qualifies for the Section 3(c)(5)(C) exemption if the following three conditions are satisfied:

1)	At least 55% of its assets consist of “mortgages and other liens on and interests in real estate.” We refer to these as “Qualifying Interests.”

2)	At least an additional 25% of its assets consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of the issuer’s assets are Qualifying Interests).

3)	Not more than 20% of the issuer’s assets consist of assets that have no relationship to real estate.

The SEC has also taken the position that Qualifying Interests:

1)	Include assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate.”

2)	Include certain mezzanine loans made specifically and exclusively for the financing of real estate, which can be viewed as being the functional equivalent of, and provide its holder with the same economic experience as, a second mortgage which is a qualifying interest for purposes of complying with Section 3(c)(5)(C).

3)	Exclude interests in the nature of securities in other issuers engaged in the real estate business.

In addition, the SEC has taken the position that a mortgage loan will be treated as “fully secured by real property” where the following two conditions are satisfied:

1)	100% of the fair market value of the loan was secured by real estate at the time the issuer acquired the loan. We refer to this as the “Date of Purchase Test.”

2)	100% of the principal amount of the loan was secured by real estate at the time of origination. We refer to this as the “Date of Origination Test.”

Furthermore, the SEC has taken the position that real estate-type interests include:

1)	Certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan.

2)	Agency partial-pool certificates.

Our bridge financing and mezzanine financing for real estate borrowers are intended to be specifically structured to conform to the requirements necessary to be considered “Qualifying Interests” under Section 3(c)(5)(C) of the Investment Company Act of 1940 and are described in more detail in the section entitled “Our Business – Our Primary Targeted Investments”.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this offering circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Formation

We were incorporated under the laws of Puerto Rico, USA on August 3, 2021 under the name USA Opportunity Income Fund, Inc. On October 8, 2021 we issued 3,000 shares of our $0.01 per share par value common stock as founders’ shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares). On January 26, 2022 the Company changed its name to USA Opportunity Income One, Inc.

Regulation A Offering

We engaged in a “Tier 2 Offering” under Regulation A of the Company’s “USA Real Estate Bonds” of up to $75,000,000 on a best efforts basis in increments of $1,000.00. To date, the Company has sold one 7% USA Real Estate Bond in the Offering, which originally commenced on or around March 9, 2022 for $1,000, for which the Company’s prior 1-A filing was qualified by the Securities and Exchange Commission on March 9, 2022.

Plan of Operations

We are a newly organized company and since inception have worked on organizational and development matters. We have not generated any revenues and we are dependent on the proceeds from this offering and advances from our shareholders and/or affiliates of our shareholders to provide funds to implement our business model. See “Certain Relationships and Related Party Transactions” for more information.

General

For the twelve months following the commencement of the offering, we will seek to sell our USA Real Estate Bonds and invest the proceeds in (i) real estate loans to real estate borrowers and real estate development projects, (ii) preferred equity interests related to real estate, and (iii) other permissible activities in accordance with our business model.

In order to operate our Company for 12 months, we estimate that $750,000 in funds will be required. The source of such funds is anticipated to be up to 5% of the net proceeds from our sales of USA Real Estate Bonds in this offering and the remaining amount is expected to come from income generated from our operations. If we fail to generate $43,000,000 from our sales of USA Real Estate Bonds, we may not be able to fully carry out our plan of operations.

We plan to start originating mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), real estate-typed interests, and assets unrelated to real estate in accordance with our business model as we receive funds from selling the USA Real Estate Bonds in this offering through the efforts of the principals of the Company. The Company currently does not have any contracts with third parties related to the services it intends to provide.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of USA Real Estate Bonds in this offering, and does not include offering expenses of this offering of $1,125,000:

	If 25% of USA Real Estate Bonds Sold for Cash	If 50% of USA Real Estate Bonds Sold for Cash	If 75% of USA Real Estate Bonds Sold for Cash	If 100% of USA Real Estate Bonds Sold for Cash
Gross Proceeds(1)	$18,750,000	$37,500,000	$56,250,000	$75,000,000

Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)	12,937,500	26,775,000	40,612,500	54,450,000
Acquisition of Assets Unrelated to Real Estate	2,425,781	5,020,313	7,614,844	10,209,375
Working Capital and General Corporate Purposes	808,594	1,673,438	2,538,281	3,403,125
Total Use of Net Proceeds (2)	$16,171,875	$33,468,750	$50,765,625	$68,062,500

(1) Gross proceeds do not include a deduction of (i) broker-dealer fees, commissions and expense reimbursements of this offering and (ii) offering expenses of $1,125,000.

(2) Total Use of Net Proceeds accounts for the deduction of (i) broker-dealer fees, commissions and expense reimbursements of this offering and (ii) offering expenses of $1,125,000.

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During the next 12 months, we intend to, among other things, have the 1-A declared qualified and start receiving net proceeds from this offering and pay the expenses of this offering with the net proceeds of this offering.

For the next 12 months, we plan to:

Origination of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)

We plan to originate mortgages from real estate borrowers and real estate development projects and other liens on and interests in real estate (Qualified Interests). The expense of doing so will range from $194,000 to $817,000, depending upon the success of the offering. If 25% of USA Real Estate Bonds are sold for net proceeds of $16,171,875 during this time period, we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $12,937,500. If 50% of USA Real Estate Bonds are sold for net proceeds of $33,468,750 we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $26,775,000. If 75% of USA Real Estate Bonds are sold for net proceeds of $50,765,625 we intend to acquire mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $40,612,500. Finally, if 100% of USA Real Estate Bonds are sold for net proceeds of $68,062,500 we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $54,450,000.

Acquisition of Assets Unrelated to Real Estate

We also intend to acquire assets unrelated to real estate and the expense of doing so will range from $36,000 to $153,000 depending upon the success of the offering. If 25% of USA Real Estate Bonds are sold for net proceeds of $16,171,875 during this time period, we intend to acquire assets unrelated to real estate in the amount of $2,425,781. If 50% of USA Real Estate Bonds are sold for net proceeds of $33,468,750 we intend to acquire assets unrelated to real estate in the amount of $5,020,313. If 75% of USA Real Estate Bonds are sold for net proceeds of $50,765,625 we intend to acquire assets unrelated to real estate in the amount of $7,614,844. Finally, if 100% of USA Real Estate Bonds are sold for net proceeds of $68,062,500 we intend to acquire assets unrelated to real estate in the amount of $10,209,375.

Milestones

Our anticipated timeline for reaching the significant milestones in our plan of operations and the costs associated with our plan are set forth below:

March 2023 to May 2023:

●	We expect to sell $7,500,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $581,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $70,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $13,000

June 2023 to August 2023:

●	We expect to sell $16,500,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,279,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $183,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $34,000.

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September 2023 to November 2023:

●	We expect to sell $18,000,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,395,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $199,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $37,000.

December 2023 to February 2024:

●	We expect to sell $18,000,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,395,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $199,000
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $37,000.

March 2024 to May 2024:

●	We expect to sell $15,000,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,163,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $166,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $31,000.

Until sufficient proceeds have been received by us from the sale of USA Real Estate Bonds we will rely on advances from our shareholders and/or affiliates of our shareholders as to which we have no assurances. There can also be no assurances that we will be able to receive our desired amount of proceeds or any proceeds from this offering. See “Certain Relationships and Related Party Transactions” for more information.

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Results of Operations

As of June 30, 2022, the Company had not commenced its Offering and had not commenced making loans and investments. For the period ending June 30, 2022, our total revenues from operations were $0. Operating costs for the same period including mostly organization fees shown as “General and administrative expense” were $104,933. Net loss for the period was $104,933. The Company was formed on August 3, 2021 and was not yet in existence on June 30, 2021.

As of December 31, 2021, the Company had not commenced its Offering and had not commenced making loans and investments. We were not organized as of December 31, 2020. The Company was organized on August 3, 2021.

For the period ending December 31, 2021, our total revenues from operations were $0. Operating costs for the same period including mostly organization fees shown as “General and administrative expense” were $131,150. Net loss for the period was $131,150.

Liquidity and capital resources

At December 31, 2021 we had cash on hand of $100. At June 30, 2022 we had cash on hand of $170. We do not have any external sources of capital and are dependent upon advances from our shareholders and/or affiliates of our shareholders to provide funds for our operations until we begin receiving sufficient proceeds from the sale of USA Real Estate Bonds in the Offering. Our shareholders and/or affiliates of our shareholders, however, are under no obligation to advance us any funds. The Company has entered into an oral agreement with a lender (the “Lender”), an affiliate of Richard Meruelo who is currently a 33% shareholder of the Company, to reimburse the Lender for advances made to the Company by the Lender for initial organizational and offering expenses. Such reimbursement is to be made by the Company as cash becomes available to the Company and such reimbursement is planned to be made using a portion of the proceeds of the Offering as described in the Use of Proceeds section of this Offering Circular. As of December 31, 2021, advances to the Company by the Lender totaled $131,220. As of June 30, 2022, advances to the Company by the Lender totaled $236,223. These advances have no maturity date or interest rate. As of December 31, 2022, these advances totaled $373,742. As of March 9, 2023, these advances totaled $468,588.

Potential future sources of capital include secured or unsecured financings from banks or other lenders and establishing additional lines of credit. Note that, currently, we have not identified any additional source of financing, other than the proceeds from our Offering, and there is no assurance that such sources of financing will be available on favorable terms or at all.

On October 8, 2021, we issued 3,000 shares of our common stock as founder’s shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares). To date, the Company has sold one 7% USA Real Estate Bond in the Offering, which originally commenced on or around March 9, 2022 for $1,000, for which the Company’s prior 1-A filing was qualified by the Securities and Exchange Commission on March 9, 2022.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not yet generated any revenue and has no operating history. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report.

We are dependent on advances from our shareholders and/or affiliates of our shareholders and proceeds from this offering to provide capital for our operations. Our shareholders and/or affiliates of our shareholders are not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. The financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. See “Certain Relationships and Related Party Transactions” for more information.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of March 9, 2023.

Income Taxes

USA Real Estate will receive interest income. At the end of the calendar year, investors who are not residents of Puerto Rico, with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. If the Company’s application for Act 60 is approved, it is possible that investors who are deemed to be residents of Puerto Rico would not be taxed in accordance with Act 60 for any interest received on the USA Real Estate Bonds. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant. See “Material U.S. Federal Income Tax Considerations” herein for more information.

As of March 9, 2023, we had no federal and state income tax expense.

Off-Balance Sheet and Other Arrangements

As of March 9, 2023, we did not have any material off-balance sheet arrangements.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are fully described in Note 2 to our audited financial statements appearing elsewhere in this offering circular, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

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OUR BUSINESS

Our Company

We are a newly formed internally managed company and to date our activities have involved the organization of our Company and commencing a “Tier 2 Offering” under Regulation A of the Company’s “USA Real Estate Bonds” on a best efforts basis in increments of $1,000.00. To date, the Company has sold one 7% USA Real Estate Bond in the Offering, which originally commenced on or around March 9, 2022 for $1,000, for which the Company’s prior 1-A filing was qualified by the Securities and Exchange Commission on March 9, 2022.

On August 3, 2021, the Company was formed as a Puerto Rican corporation under the name USA Opportunity Income Fund, Inc., and issued 3,000 shares of its $0.01 per share par value common stock as founders’ shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares). On January 26, 2022 the Company changed its name to USA Opportunity Income One, Inc.

We are an early stage company which plans to implement our business model. Our business model is centered primarily around originating mortgages and other liens on and interests in real estate. We anticipate that (i) at least 80% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), including, bridge senior secured money lending and mezzanine lending related to real estate and real estate development projects and (ii) not more than 20% of our total assets consist of assets that have no relationship to real estate, assets that have no relationship to real estate constituting no more than 20% of our assets, including, but not limited to, investing in preferred equity interests and up to 5% of the net proceeds for working capital and general corporate purposes, provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. We will sell USA Real Estate Bonds in this offering to provide the capital for these activities.

The Offering

The USA Real Estate Bonds

7% USA Real Estate Bonds:

●	are priced at $1,000.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 7% per annum. For clarification purposes, we will pay simple interest on a monthly basis (payable in arrears on the last day of each month and continuing on the last day of each month until the maturity date);
●	mature on December 31, 2031;
●	are subject to repayment (i) at the demand of a bondholder beginning in the first month after the second anniversary of the date of purchase of USA Real Estate Bonds by such bondholder and (ii) in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions contained in this offering circular. See “Description of USA Real Estate Bonds – Redemption Upon Death, Disability or Bankruptcy” and “Description of USA Real Estate Bonds –Repayment Request by Bondholder” for more information;
●	are subject to an interest reserve fund for the repayment of bondholders which shall be funded with an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of USA Real Estate Bonds sold. See “Description of USA Real Estate Bonds – Interest Reserve Fund” for more information;
●	are subject to redemption by the Company at any time after the second anniversary of the first sale of USA Real Estate Bonds; provided that a partial redemption complies with applicable tender offer rules. See “Description of USA Real Estate Bonds –Redemption at the Option of the Company” for more information;
●	rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms;
●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico

12% USA Real Estate Bonds:

●	are priced at $1,000.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 12% per annum. For clarification purposes, we will pay simple interest on a monthly basis (payable in arrears on the last day of each month and continuing on the last day of each month until the maturity date);
●	mature 3 years from the issue date;
●	are subject to repayment in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions contained in this offering circular. See “Description of USA Real Estate Bonds – Redemption Upon Death, Disability or Bankruptcy” for more information;
●	are subject to redemption by the Company at any time after the second anniversary of the issue date of a bondholder’s bond; provided that a partial redemption complies with applicable tender offer rules. See “Description of USA Real Estate Bonds – Redemption at the Option of the Company” for more information;
●	rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms;
●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico

For more information on the terms of USA Real Estate Bonds being offered, please see “Description of the USA Real Estate Bonds” beginning on page 63 of this offering circular.

We are offering up to 75,000 of our USA Real Estate Bonds, with an aggregate principal amount of $75,000,000.

This offering is expected to expire on the first of: (i) all of the USA Real Estate Bonds offered are sold; or (ii) the close of business 90 days after the date that this offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company (the “Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this offering circular, pursuant to Rule 251(d)(3) of Regulation A.

The Company has not yet generated any revenue and has no operating history. Our management has raised substantial doubt about our ability to continue as a going concern based on these conditions and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited financial statements for the period from August 3, 2021 (inception) to December 31, 2021.

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Until sufficient proceeds have been received by us from the sale of USA Real Estate Bonds in this offering, we will rely on advances from our shareholders and/or affiliates of our shareholders as to which we have no assurances. Our shareholders and/or affiliates of our shareholders are not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our shareholders and/or affiliates of our shareholders decline to make advances to us, we will not be able to implement our business plan, or may have to cease operations altogether. See “Certain Relationships and Related Party Transactions” for more information.

In order to operate our Company for 12 months, we estimate that $750,000 in funds will be required. If we fail to generate $43,000,000 from our sales of USA Real Estate Bonds, we may not be able to fully carry out our plan of operations.

We anticipate our operating expenses to be up to 2% of the outstanding USA Real Estate Bond proceeds after achieving a minimum of $25 million in proceeds. We plan on generating a minimum return of 2% annually in excess of the bond interest rates of 7% and 12% annually in order to operate profitably. We also expect to use up to 5% of the proceeds from sales of USA Real Estate Bonds to provide working capital for our company until such time as our revenues are sufficient to pay our operating expenses.

The Company has no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Business Objectives and Strategy

Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. Our investment strategy is to originate loans and invest in debt and related instruments supported by commercial and residential real estate in Florida. Our company will conduct closings in this offering on date which is within 3 days of the end of each month or, if such date is not a business day, the next succeeding business day, assuming there are funds to close, or the closing dates and each a closing date, until the offering termination.

Our principal business objectives are to maximize the difference between the yield on our investments and the cost of financing these investments, to grow the stable earnings associated with the portfolio of our loans and investments and to generate cash available for distribution. We believe we can achieve these objectives and maximize the total return to our stockholders through the following investment strategies.

Our business plan is to lend and invest in real estate projects in the State of Florida. The proposed loans and investments will be:

1.	Bridge senior-secured lending;
2.	Mezzanine lending; and
3.	Preferred equity.

We intend on using the majority of the proceeds from this offering for the loans and investments to be made. Our goal is to generate returns on the loans from origination fees, interest and other fees related to the terms of the loans and investments. We expect to reinvest repayments of principal and investments into new projects.

Investment Strategy

The financing of multifamily, senior housing, single-family residential and other diverse commercial real estate offers opportunities that demand customized financing solutions. We employ the following investment strategies:

Provide Customized Financing. We provide customized financing to meet the needs of borrowers. We target borrowers whose options may be limited by conventional bank financing, have demonstrated a history of enhancing the value of the properties they purchase, improve and operate and who may benefit from the customized financing solutions we offer.

Execute Transactions Rapidly. We act quickly and decisively on proposals, provide commitments and close transactions within a few weeks and sometimes days, if required. We believe that our rapid execution attracts opportunities from both borrowers and other lenders that would not otherwise be available. We believe our ability to structure flexible terms and close loans quickly gives us a competitive advantage.

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Our Primary Targeted Investments

We pursue short-term and long-term lending and investment opportunities and primarily target transactions where we believe we have competitive advantages, particularly our cost structure and in-house underwriting capabilities. Our primary focus will be mortgage lending in the attractive Florida commercial and residential real estate sectors.

We offer the following investment types:

Bridge Financing. We will offer bridge financing products to borrowers who are typically seeking short-term capital to use in an acquisition of real property. The borrower will be required to form a special purpose LLC. The borrower will usually identify an undervalued asset that has been under managed, can be repositioned and/or is located in a recovering market. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows for time to improve the property value without encumbering it with restrictive, long-term debt that may not reflect optimal leverage for a non-stabilized property.

Our bridge loans will be secured by a first mortgage on real property that earns a minimum of 10% annual interest, in addition to, origination and other fees. These loans will be for terms ranging from 12 months to 36 months. In some cases, the Company may seek a bank loan to leverage the Company loan allowing the Company to generate a positive spread on the interest rate charged by the bank. For example, Company lends borrower $100,000 at 10% interest annually. Company pledges this loan to a bank securing a loan for $50,000 at a cost to Company of 5% interest of the bank loan amount. Thereby, Company will earn greater than the original loan interest rate of 10%. Borrowers typically use the proceeds of a conventional mortgage to repay a bridge loan.

Mezzanine Financing. We will offer mezzanine financing in the form of loans that are subordinate to a conventional first mortgage loan and senior to the mezzanine borrower’s indirect ownership interest in the underlying collateral property. The mezzanine borrower will be a top level bankruptcy remote entity which, in turn, will own 100% of the equity interest in the special purpose property owning entity, typically a limited liability company, which the borrower candidate will be required to form. The Company will enter into agreements with the borrower candidates’ first mortgage lenders reserving the right of the Company to cure any default under the first mortgage loans or to purchase those loans, as well as the right to the management of the collateral property. The mezzanine loans will be secured by the mezzanine borrower’s pledge of its ownership interest the special purpose property owning entity. This structure is intended to reserve in the Company the functionally equivalent economic right in the collateral property that it would enjoy were it to directly hold a second mortgage in that collateral property. The Mezzanine loans will earn a minimum of 12% annual interest, in addition to, origination fees. Mezzanine loans will be for terms ranging from 12 months to 36 months. In some cases, the Company may seek bank loans to leverage the Company’s mezzanine loans allowing the Company to generate a positive spread on the interest rate charged by the bank. For example, in a case in which the Company would lend the mezzanine borrower $100,000 at 12% interest annually and thereafter pledging such loan to a third-party lending bank for its loan of $50,000 to the Company at a cost of 6% annual interest the Company would realize an effective greater rate of return on its original mezzanine loan rate of 12%.

Preferred Equity Investments. We will provide financing by making preferred equity investments in entities that directly or through subsidiaries own real property. In cases where the terms of a first mortgage prohibit additional liens on the ownership entity, investments structured as preferred equity in the entity owning the property serve as viable financing substitutes. With preferred equity investments, we will typically become a member in the ownership entity.

Operations

The following describes our lending and investment process.

Origination. We will solicit property owners, developers, and mortgage loan brokers in the State of Florida. Once potential borrowers have been identified, we determine which of our financing products will best meet the borrower’s needs. After identifying a suitable product, we work with the borrower to prepare a loan application. Upon completion by the borrower, the application is forwarded to our underwriters for due diligence.

Underwriting and Risk Management. Our underwriters perform due diligence on all proposed transactions prior to approval and commitment using several tools to manage and mitigate potential loan losses and risk sharing exposure. The underwriters analyze each loan application in accordance with the guidelines below to determine the loan’s conformity with the guidelines. Key factors considered in credit decisions include, but are not limited to, where applicable, historical and projected, debt service coverage, loan to value ratios and property financial and operating performance. In general, our underwriting guidelines require evaluation of the following:

●	The borrower’s business plan and refinancing or repayment;

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●	The borrower and each person directing a borrowing entity’s activities (a “key principal”), including a review of their experience, credit, operating, bankruptcy and foreclosure history;

●	Historic, current and projected property revenues and expenses;

●	Potential for near-term revenue growth and opportunity for expense reduction and increased operating efficiencies;

●	The property’s location, its attributes and competitive position within its market;

●	Proposed ownership structure, financial strength and real estate experience of the borrower and property management;

●	Historic, current and projected property values, environmental review, flood certification, zoning and engineering studies;

●	Market assessment, including property inspection, review of sources of revenues and/or sale proceeds, surveys of comparable properties and an analysis of area economic and demographic trends;

●	Review of an acceptable mortgagee’s title policy;

●	Construction quality of the property to determine future repositioning, maintenance and capital expenditure requirements; and

●	The requirements for any reserves, if applicable, including those for immediate repairs or rehabilitation, replacement reserves, tenant improvement and leasing commission costs, real estate taxes and property casualty and liability insurance.

We continuously refine our underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve.

Investment Approval Process. We will apply an investment approval process to all loans and other investments proposed to us before submitting each proposal for final approval. A written report will be generated for every loan or other investment that is submitted to our investment committee for approval. The report includes a description of the prospective borrower and any guarantors, the collateral and the proposed use of investment proceeds, as well as borrower and property financial statements and analysis. The report also includes an analysis of borrower liquidity, net worth, cash investment, income, credit history and operating experience. All transactions require the approval of a majority of the members of our investment committee. Following the approval of a transaction, our underwriting and servicing departments, together with our asset management group, assure that all loan approval terms have been satisfied and conform to lending requirements established for that particular transaction.

Servicing. We service all loans and investments through our internal loan servicing department located at Miami, Florida. Our loan servicing operations are designed to provide prompt customer service and accurate and timely information for account follow up, financial reporting and management review. Following the funding of an approved loan, all pertinent loan data is entered into our data processing system, which provides monthly billing statements, tracks payment performance and processes contractual interest rate adjustments on variable rate loans. The servicing group works closely with our asset management group to ensure the appropriate level of customer service and monitoring of loans.

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Asset Management. Effective asset and portfolio management is essential to maximize the performance and value of a real estate investment. The asset management group customizes a plan with the loan originators and underwriters to track each loan and investment from origination through disposition. This group monitors each investment’s operating history, value outlook, local economic trends and rental and occupancy rates and evaluates the underlying property’s competitiveness within its market. This group assesses ongoing and potential operational and financial performance of each investment in order to evaluate and ultimately improve its operations and financial viability. The asset management group performs frequent onsite inspections, conducts meetings with borrowers and evaluates and participates in the budgeting process, financial and operational review and business plans of each underlying property. This group also focuses when applicable on increasing the productivity of onsite property managers and leasing brokers. This group communicates the status of each transaction against its established asset management plan to senior management, in order to enhance and preserve capital, as well as to avoid litigation and potential exposure.

Timely and accurate identification of an investment’s operational and financial issues and each borrower’s objectives is essential to implementing an executable loan workout and restructuring process, if required. Since the existing property management may not have the requisite expertise to manage the workout process effectively, our asset management group determines the current operating and financial status of an asset or portfolio and performs a liquidity analysis of the property and ownership entity and then, if appropriate, identifies and evaluates alternatives to maximize the value of an investment.

Investment Guidelines. Our Board of Directors has adopted general guidelines for our investments and borrowings to the effect that: (1) no investment will be made that would cause us to be regulated as an investment company under the Investment Company Act; (2) at least 80% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), including, but not limited to, bridge senior secured money lending and mezzanine lending related to real estate and real estate development projects; and (3) not more than 20% of our total assets consist of assets that have no relationship to real estate, including, but not limited to, investing in preferred equity interests and up to 5% of the net proceeds for working capital and general corporate purposes.

Recent Developments

Regulation A Offering

We engaged in a “Tier 2 Offering” under Regulation A of the Company’s “USA Real Estate Bonds” of up to $75,000,000 on a best efforts basis in increments of $1,000.00. To date, the Company has sold one 7% USA Real Estate Bond in the Offering, which originally commenced on or around March 9, 2022 for $1,000, for which the Company’s prior 1-A filing was qualified by the Securities and Exchange Commission on March 9, 2022.

End of Engagement with Coastal Equities, Inc.

We previously engaged Coastal Equities, Inc., an Ohio Corporation (“Coastal”) and a registered broker/dealer licensed with the Financial Industry Regulatory Authority (“FINRA”) as a managing broker dealer for this Offering pursuant to a Managing Broker Dealer Agreement (the “Coastal Agreement”) dated October 22, 2021. On October 21, 2022, Coastal terminated the Coastal Agreement. As of the date of the termination of the Coastal Agreement, we had sold $1,000 of our 7% USA Real Estate Bonds pursuant to this Offering and Coastal earned commissions in the amount of $0 as Coastal was not involved in such sale.

Engagement of Dalmore Group, LLC

On November 22, 2022, we engaged Dalmore Group, LLC (“Dalmore”), a New York Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as the broker dealer of record (“Broker Dealer of Record”) of this Offering to provide or arrange certain compliance and administrative services for the Offering. Dalmore is not obligated to purchase any USA Real Estate Bonds.

Pursuant to our Broker-Dealer Agreement (the “Dalmore Agreement”) with Dalmore, dated November 22, 2022, Dalmore has agreed to provide the Company with the following services in connection with the Offering:

●	Review Investor information, including KYC (Know Your Customer) data, AML (Anti-Money Laundering), OFAC compliance background checks (it being understood that KYC and AML processes may be provided by a qualified third party);
●	Review each Investor’s subscription agreement to confirm such Investor’s participation in the Offering, and provide confirmation of completion of such subscription documents to the Company;
●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an Investor;
●	Keep Investor information and data confidential and not disclose to any third-party except as required by regulatory agencies or in our performance under the agreement (e.g. as needed for AML and background checks);
●	Coordinate with third party providers to ensure adequate review and compliance;
●	Provide, or coordinate the provision by a third party, of an “invest now” payment processing mechanism, including connection to a qualified escrow agent.

In consideration for these services, the Company has agreed to pay Dalmore a fee equal to 1% of the aggregate amount raised by the Company in the Offering. Dalmore will commence to provide services to the Company immediately following the Financial Industry Regulatory Authority’s (“FINRA”) issuance of a No Objection Letter for the Offering. The Company also agreed to pay Dalmore a one-time advance payment for reasonable and necessary out of pocket expenses of $5,000 upon execution of the Dalmore Agreement and a one-time consulting fee of $20,000 which will be due and payable within five (5) days after FINRA issues a No Objection Letter related to the Offering.

Pursuant to the Dalmore Agreement, Dalmore is strictly acting in an administrative and compliance capacity as the broker dealer of record, and is not being engaged by the Company to act as an underwriter or placement agent in connection with the Offering. The Company also agreed to indemnify and hold Dalmore, its affiliates and their representatives and agents harmless from, any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (to the extent they are based upon (i) a breach of the Dalmore Agreement by the Company, (ii) the Company’s wrongful acts or omissions, or (iii) the Offering. The initial term of the Dalmore Agreement shall extend for a period of twelve (12) months and shall extend for additional consecutive twelve-month periods as set forth in the Dalmore Agreement.

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Engagement of First Southern, LLC

On December 6, 2022, we engaged First Southern, LLC (“First Southern”), a Puerto Rico Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as a non-exclusive placement agent for this Offering on a “reasonable best efforts” basis. Pursuant to the Engagement Agreement with First Southern dated December 6, 2022 (the “First Southern Agreement”), First Southern has agreed to act as a non-exclusive placement agent for this Offering on a “reasonable best efforts” basis. First Southern is not obligated to purchase any USA Real Estate Bonds and is not obligated to sell any USA Real Estate Bonds.

We have agreed to pay First Southern up to 6% of the aggregate gross proceeds raised in this Offering as consideration for their placement agent services under the First Southern Agreement (the 6% is comprised of a 5% commission fee and a 1% expense reallowance fee). We have also agreed under the First Southern Agreement that the Company will be responsible for and will pay all expenses related to the Offering. Additionally, pursuant to the First Southern Agreement, First Southern agreed to pay its own expenses in connection with the First Southern Agreement and the transactions contemplated thereunder. Additionally, pursuant to the First Southern Agreement, following the prior written consent of the Company, First Southern may retain other brokers or dealers to act as sub-agent or selected-dealers on its behalf in connection with the Offering.

Additionally, pursuant to the First Southern Agreement, we have agreed to indemnify First Southern against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the First Southern Agreement, except, with regard to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from First Southern’s willful misconduct or gross negligence in performing the services under the First Southern Agreement, as the case may be.

The term of the First Southern Agreement is from December 6, 2022 until the earlier of (i) 12 months from such date and (ii) the final closing date of the Offering.

COVID-19

The Company’s operations may be affected by the outbreak of the coronavirus disease 2020 (COVID-19) which in March 2020, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

Possible areas that may be affected include, but are not limited to, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, unavailability of professional services and other resources, and increase in the cost of materials for and supply chain interruptions relating to the construction of real estate projects. In addition, the employees of companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

The entire actual effects of the spread of COVID-19 are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of COVID-19, if it continues, may cause an overall decline in the economy as a whole and therefore may materially harm our business, results of operations and financial condition.

As of the date of this filing, the Company has not experienced significant impact related to the COVID-19 pandemic.

Plan of Operations

We are a newly organized company and since inception have worked on organizational and development matters. We have not generated any revenues and we are dependent on the proceeds from this offering and advances from our shareholders and/or affiliates of our shareholders to provide funds to implement our business model. See “Certain Relationships and Related Party Transactions” for more information.

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General

For the twelve months following the commencement of the offering, we will seek to sell our USA Real Estate Bonds and invest the proceeds in (i) real estate loans to real estate borrowers and real estate development projects, (ii) preferred equity interests related to real estate, and (iii) other permissible activities in accordance with our business model.

In order to operate our Company for 12 months, we estimate that $750,000 in funds will be required. The source of such funds is anticipated to be up to 5% of the net proceeds from our sales of USA Real Estate Bonds in this offering and the remaining amount is expected to come from income generated from our operations. If we fail to generate $43,000,000 from our sales of USA Real Estate Bonds, we may not be able to fully carry out our plan of operations.

We plan to start originating mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), real estate-typed interests, and assets unrelated to real estate in accordance with our business model as we receive funds from selling the USA Real Estate Bonds in this offering through the efforts of the principals of the Company. The Company currently does not have any contracts with third parties related to the services it intends to provide.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of USA Real Estate Bonds in this offering, and does not include offering expenses of this offering of $1,125,000:

	If 25% of USA Real Estate Bonds Sold for Cash	If 50% of USA Real Estate Bonds Sold for Cash	If 75% of USA Real Estate Bonds Sold for Cash	If 100% of USA Real Estate Bonds Sold for Cash
Gross Proceeds(1)	$18,750,000	$37,500,000	$56,250,000	$75,000,000

Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)	12,937,500	26,775,000	40,612,500	54,450,000
Acquisition of Assets Unrelated to Real Estate	2,425,781	5,020,313	7,614,844	10,209,375
Working Capital and General Corporate Purposes	808,594	1,673,438	2,538,281	3,403,125
Total Use of Net Proceeds (2)	$16,171,875	$33,468,750	$50,765,625	$68,062,500

(1) Gross proceeds do not include a deduction of (i) broker-dealer fees, commissions and expense reimbursements of this offering and (ii) offering expenses of $1,125,000.

(2) Total Use of Net Proceeds accounts for the deduction of (i) broker-dealer fees, commissions and expense reimbursements of this offering and (ii) offering expenses of $1,125,000.

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During the next 12 months, we intend to, among other things, have the 1-A declared qualified and start receiving net proceeds from this offering and pay the expenses of this offering with the net proceeds of this offering.

For the next 12 months, we plan to:

Origination of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)

We plan to originate mortgages from real estate borrowers and real estate development projects and other liens on and interests in real estate (Qualified Interests). The expense of doing so will range from $194,000 to $817,000, depending upon the success of the offering. If 25% of USA Real Estate Bonds are sold for net proceeds of $16,171,875 during this time period, we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $12,937,500. If 50% of USA Real Estate Bonds are sold for net proceeds of $33,468,750 we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $26,775,000. If 75% of USA Real Estate Bonds are sold for net proceeds of $50,765,625 we intend to acquire mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $40,612,500. Finally, if 100% of USA Real Estate Bonds are sold for net proceeds of $68,062,500 we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $54,450,000.

Acquisition of Assets Unrelated to Real Estate

We also intend to acquire assets unrelated to real estate and the expense of doing so will range from $36,000 to $153,000 depending upon the success of the offering. If 25% of USA Real Estate Bonds are sold for net proceeds of $16,171,875 during this time period, we intend to acquire assets unrelated to real estate in the amount of $2,425,781. If 50% of USA Real Estate Bonds are sold for net proceeds of $33,468,750 we intend to acquire assets unrelated to real estate in the amount of $5,020,313. If 75% of USA Real Estate Bonds are sold for net proceeds of $50,765,625 we intend to acquire assets unrelated to real estate in the amount of $7,614,844. Finally, if 100% of USA Real Estate Bonds are sold for net proceeds of $68,062,500 we intend to acquire assets unrelated to real estate in the amount of $10,209,375.

Milestones

Our anticipated timeline for reaching the significant milestones in our plan of operations and the costs associated with our plan are set forth below:

March 2023 to May 2023:

●	We expect to sell $7,500,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $581,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $70,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $13,000

June 2023 to August 2023:

●	We expect to sell $16,500,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,279,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $183,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $34,000.

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September 2023 to November 2023:

●	We expect to sell $18,000,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,395,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $199,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $37,000.

December 2023 to February 2024:

●	We expect to sell $18,000,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,395,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $199,000
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $37,000.

March 2024 to May 2024:

●	We expect to sell $15,000,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,163,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $166,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $31,000.

Until sufficient proceeds have been received by us from the sale of USA Real Estate Bonds we will rely on advances from our shareholders and/or our shareholders affiliates as to which we have no assurances. There can also be no assurances that we will be able to receive our desired amount of proceeds or any proceeds from this offering. See “Certain Relationships and Related Party Transactions” for more information.

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Florida Market

Our business plan is to lend and invest in real estate projects in the State of Florida. The 2020 US Census (please note that Census information is released only every 10 years) shows significant growth in Florida’s population. Over the last ten years from 2010 to 2020, Florida was the second fastest growing state in terms of people, has a population as of 2020 of 21.5 million which is now larger than New York State. In particular, New York, New Jersey and California residents are migrating to Florida in record numbers.

Top 15 States by 2020 Population

Top 5 versus Bottom 10 sorted by % Population Growth

Top 5						Bottom 10
			2010-20						2010-20
	2020		Population		Pop.		2020		Population		Pop.
State	Population	Rank	Growth	Rank	% Gr.	State	Population	Rank	Growth	Rank	% Gr.
Texas	29,145,505	2	3,999,944	1	15.9%	California	39,538,223	1	2,284,267	3	6.1%
Florida	21,538,187	3	2,736,877	2	14.6%	New York	20,201,249	4	823,147	7	4.2%
Georgia	10,711,908	8	1,024,255	4	10.6%	Pennsylvania	13,002,700	5	300,321	21	2.4%
Washington	7,705,281	13	980,741	5	14.6%	Illinois	12,812,508	6	-18,124	50	-0.1%
Arizona	7,151,502	14	759,485	8	11.9%	Ohio	11,799,448	7	262,944	23	2.3%
						North Carolina	10,439,388	9	903,905	6	9.5%
						Michigan	10,077,331	10	193,691	27	2.0%
						New Jersey	9,288,994	11	497,100	13	5.7%
						Virginia	8,631,393	12	630,369	10	7.9%
						Massachusetts	7,029,917	15	482,288	15	7.4%

Source: 2020 US Census

Rankings are out of 51 which equates to all states and Puerto Rico

All States | All CBSAs | All Counties

View all counties in: Alabama

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United States

Click a value to the right to change the map and table.

Total Population (2020):	Numeric Change in Population (2010–2020):	Percent Change in Population (2010–2020):
331,449,281	22,703,743	7.4%
Housing Units (2020):	**Housing Unit Vacancy Rate (2020):**	**Percent Change in Housing Units (2010–2020):**
140,498,736	9.7%	6.7%

Population Density in the United States, District of Columbia, and Puerto Rico: 2020

People per square mile
500.0 or more
200.0 to 499.9
100.0 to 199.9
25.0 to 99.9
Less than 25.0

States and District of Columbia

(Ranked by 2020 total population)

1.	California	39,538,223
2.	Texas	29,145,505
3.	Florida	21,538,187
4.	New York	20,201,249
5.	Pennsylvania	13,002,700
6.	Illinois	12,812,508
7.	Ohio	11,799,448
8.	Georgia	10,711,908
9.	North Carolina	10,439,388
10.	Michigan	10,077,331
11.	New Jersey	9,288,994
12.	Virginia	8,631,393
13.	Washington	7,705,281
14.	Arizona	7,151,502

Notes: Classifications and ranking based on unrounded values.
U.S. totals and rankings do not include Puerto Rico.

Source: U.S. Census Bureau, 2010 Census Redistricting Data (Public Law 94-171) Summary File; 2020 Census Redistricting Data (Public Law 94-171) Summary File;

United States Census Bureau
U.S. Department of Commerce
U.S. CENSUS BUREAU
census.gov

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The primary reasons quoted by those who have newly moved to Florida are that they have done so for the great weather, affordable place to live, lack of state income taxes, a friendly business climate and amazing beaches.

Florida’s four major metro areas which are Miami, Tampa, Orlando and Jacksonville have also grown tremendously from 2010 to 2020. According to the 2020 US Census, the growth in the population of these Florida cities was equivalent to the total growth of the three largest metro areas in the US of New York, Los Angeles, and Chicago.

Florida’s Four Major Cities

Florida and selected CBSAs

Florida						Selected others
	2010-20								2010-20
	2010		Population		Pop.		2020		Population		Pop.
CBSA	Population	Rank	Growth	Rank	% Gr.	CBSA	Population	Rank	Growth	Rank	% Gr.
Miami	6,138,333	8	578,953	8	10.4%	New York/NJ	20,140,470	1	1,243,361	2	6.6%
Tampa	3,175,275	18	393,032	15	14.1%	Los Angeles	13,200,998	2	372,161	18	2.9%
Orlando	2,673,376	22	538,965	10	25.3%	Chicago	9,618,502	3	157,397	34	1.7%
Jacksonville	1,605,848	39	260,252	25	19.3%
						Sub-total	42,959,970		1,772,919		4.3%
Sub-total	13,592,832		1,771,202		15.0%
Florida	21,538,187		2,736,877		14.6%
4 CBSAs/Florida	63.1%		64.7%

Source: 2020 US Census

Rankings are out of 56 CBSAs with over 1,000,000 in population

CBSAs are Core Based Statistical Areas (similar to MSAs)

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Institutional investors have also found this growth a reason to invest in Florida real estate. According to CBRE’s Global Real Estate Research department pursuant to CBRE’s “Americas Investors Intentions Survey 2021,” Miami/South Florida is the seventh most attractive investment market for institutional investors. According to CBRE’s Global Real Estate Research Department report from February 2023 entitled “2023 US Investor and Lender Intentions Surveys,” Miami/South Florida is the third best market for investors and the number one market for lenders. Tampa is the number 5 market for lenders.

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Employees

We have 3 full-time employees. We believe that we maintain a satisfactory working relationship with our employees and have not experienced any labor disputes.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, nor are we aware of any threatened or pending legal proceedings, that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Executive Offices

Our corporate headquarters are located at 404 Ave Constitucion # 208, San Juan, Puerto Rico 00901, where we lease approximately 1,000 rentable square feet of office space from an affiliated party, USA Capital Management. This lease is month to month. Terms of the office lease provide for a base rent payment of $1 per month. We believe that this facility is adequate for our current and near-term future needs.

Competition

We compete with other companies that lend to the mortgage industry. These companies include other mortgage lenders. We seek to, but may not be able to, effectively compete with such competitors.

No Public Market

Although under Regulation A the USA Real Estate Bonds are not restricted, USA Real Estate Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for USA Real Estate Bonds, and we do not intend to list USA Real Estate Bonds on a national securities exchange or interdealer quotational system or alternative trading system. You should be prepared to hold your USA Real Estate Bonds as USA Real Estate Bonds are expected to be highly illiquid investments.

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MANAGEMENT

Each director of the Board of Directors shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected. Notwithstanding the foregoing, each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit or compensation committees.

Set forth below is certain information concerning the directors and executive officers of the Company.

Name	Age	Position
Dania Echemendia	64	President and Director of USA Real Estate

Andrew Murray	56	Chief Financial Officer and Director of USA Real Estate

Bianca Torres Fernandez	26	Corporate Secretary

Biographies

Ms. Dania Echemendia. Ms. Echemendia has served as the Company’s President and a director since August 3, 2021. Since January 2021, she has served as a realtor One Sotheby’s International Realty. Since February 2000, Ms. Echemendia has served as a realtor Huntington Group. From June 2000 through December 2020, she served as a principal at Tierra Azul Enterprises responsible for consulting hospitality, real estate development and media business. Ms. Echemendia graduated with a bachelor’s degree in Business from California State University, Los Angeles in 1982.

Mr. Andrew Murray. Mr. Murray has served as the Company’s Chief Financial Officer and a director since August 3, 2021. From May 2020 through November 2020, he served as a restructuring and financial advisor to Urban Commons. From May 2016 through May 2020, Mr. Murray served as the Chief Financial Officer of Sandstone Properties, Inc. From June 2013 through December 2015, he served as the Chief Financial Officer of Strategic Realty Capital. From June 2008 through May 2012, Mr. Murray served as the Chief Financial Officer of Meruelo Maddux Properties, an SEC-reporting, publicly traded real estate development company specializing in downtown Los Angeles redevelopment. Mr. Murray graduated with a bachelor’s degree in Economics (Accounting and Finance) from University of Pennsylvania (The Wharton School) in 1989.

Ms. Bianca Torres Fernandez. Ms. Torres has served as the Company’s Corporate Secretary since August 3, 2021. Prior to joining the Company, Ms. Torres was a student. Ms. Torres graduated with a bachelor’s degree in Business from each the University of Sacred Heart and University of Puerto Rico in May 2021 and May 2017, respectively. From March 1, 2021 to May 1, 2021, Ms. Torres interned at Goya Foods in Puerto Rico as a Social Media Specialist developing their social media campaign.

Family Relationships

There are no family relationships among the executive officers or the directors of the Company.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

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Corporate Governance

Our board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our board. Because we do not have any independent directors, our board believes that the establishment of committees of our board would not provide any benefits to our Company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our board will participate in the consideration of director nominees.

Until such time as our Company further develops our business, achieves a stronger revenue base and has sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board.

Code of Ethics

We have adopted a code of ethics meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of violations; and provide accountability for adherence to the provisions of the code of ethics.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Compensation

Our Company was incorporated on August 3, 2021. The Company has not yet paid its directors and officers Dania Echemendia and Andrew Murray (our “named executive officers”) any cash or other form of compensation from August 3, 2021 (inception) to December 31, 2022. Therefore, we have excluded a Summary Compensation Table for the period from August 3, 2021 (inception) to December 31, 2022 for the “named executive officers.” On October 8, 2021, the Company issued 3,000 shares of its $0.01 per share par value common stock as founders shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares).

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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Employment Agreements

There are no current employment agreements between the Company and our executive officer or understandings regarding future compensation.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of December 31, 2022.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of our board of directors. The board as a whole determines executive compensation.

Compensation Committee Interlocks and Insider Participation

Our board does not have, and has not had, a compensation committee. Our sole executive officer does not serve as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board.

Compensation of Directors

Our board has the authority to fix the compensation of directors.

Director Independence

Our board of directors is currently composed of 2 members, who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Capital Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since August 3, 2021 (inception of the Company) and each currently proposed transaction in which:

●	We and any subsidiaries thereof have been or will be a participant;

●	the amount involved exceeds the lesser of $0 or one percent of the average of the smaller reporting company’s total assets at year end for the last two completed fiscal years

●	any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

The Company has entered into an oral agreement with a lender (the “Lender”), an affiliate of Richard Meruelo who is currently a 33% shareholder of the Company, to reimburse the Lender for advances made to the Company by the Lender for initial organizational and offering expenses. Such reimbursement is to be made by the Company as cash becomes available to the Company and such reimbursement is planned to be made using a portion of the proceeds of this offering as described in the Use of Proceeds section of this Offering Circular. As of December 31, 2022, these advances totaled $373,742. As of March 9, 2023, advances to the Company by the Lender totaled $468,588. These advances have no maturity date or interest rate.

Officers and directors of the Company will have other business interests and obligations to other entities.

The Company and/or its respective affiliates, shareholders, members, partners, managers, directors, officers and employees will devote as much time to our affairs as is reasonably required in the judgment of the Company as applicable. Such affiliates, shareholders, members, partners, managers, directors, officers and employees will not be precluded from engaging directly or indirectly in any other business or other activity, including exercising investment advisory and management responsibility and funding, acquiring, originating, or otherwise transacting in loans, securities and other investments for their own accounts, for the accounts of family members, and for the accounts of future offerings.

None of the officers and directors of the Company will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not otherwise breach their agreements with the Company. We are dependent on these persons to successfully operate the Company. Their other business interests and activities could divert time and attention from operating the Company.

Foreclosed assets may be sold to affiliates.

In the event that we become the owner of any assets by reason of foreclosure, the first priority will be to arrange for the sale of the property for a price that will permit the recovery of the full amount of invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, we may, but are not required to, arrange a sale to persons or entities affiliated with us or controlled by us, (e.g. to a limited liability company formed by us or an affiliate of ours). We will be subject to conflicts of interest in arranging such sales since we would represent or have an interest in both parties to the transaction. There will not be any independent review by any outside parties of such transactions. To the extent such sales are made to persons or entities affiliated with us or controlled by us, the Company will endeavor to enter into a transaction for a sale price of the property that, in the opinion of the Company, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties. However, no assurance can be given that the sale price for property would be fair, reasonable or negotiated at “arms-length.”

The Board of Directors, which has complete control over the Company, does not have a majority of independent directors and the Board of Directors has not voluntarily implemented various corporate governance measures, in the absence of which bondholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

The Board of Directors, which has complete control over the Company, does not have a majority of independent directors and the Board of Directors has not voluntarily implemented various corporate governance measures, in the absence of which bondholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

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Federal legislation, including the Sarbanes-Oxley Act of 2002, as amended (“the “Sarbanes-Oxley Act”), has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. The Board of Directors, that has complete control over the Company, has not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Directors is comprised of non-independent directors. As a result, our Board of Directors does not have independent directors.

The Board of Directors has not adopted corporate governance measures such as an audit or other independent committee (such as a compensation committee or corporate governance and nominating committee) of the Board of Directors, as the Board of Directors presently does not have independent directors on the Board of Directors. If the Board of Directors expands its board membership in future periods to include additional independent directors, the Board of Directors may seek to establish an audit and other committee of its Board of Directors. It is possible that if the Board of Directors included independent directors and if the Board of Directors were to adopt some or all of these corporate governance measures, equity holders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our officers are made by managers who have an interest in the outcome of the matters being decided.

However, as a general rule, the Board of Directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. The Board of Directors executes the transaction between executive officers and the Company once approved by the Board of Directors.

Policies and Procedures for Related Party Transactions

Following this offering, the Board of Directors will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;

●	any beneficial owner of more than 10% of our outstanding stock; and

●	any immediate family member of any of the foregoing.

Our Board of Directors will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;

●	would cast doubt on the independence of a director;

●	would present the appearance of a conflict of interest between us and the related party; or

●	is otherwise prohibited by law, rule or regulation.

The Board of Directors will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Board of Directors will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Board of Directors who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Board of Directors member will provide all material information concerning the transaction to the Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at March 9, 2023, for:

●	each person known to us to be the beneficial owner of more than 10% of our common stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of USA Real Estate, 404 Ave Constitucion # 208, San Juan, Puerto Rico 00901. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 3,000 shares of our common stock outstanding as of March 9, 2023.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, preferred stock or restricted stock units held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of March 9, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned Prior to this Offering
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
Dania Echemendia	1,000	33.3%
Andrew Murray	1,000	33.3%
All named executive officers and directors as a group (2 persons)	2,000	66.7%

10% Stockholders:
Richard Meruelo	1,000	33.3%

*Equal to or less than 1%.

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DESCRIPTION OF THE USA REAL ESTATE BONDS

General

We may offer USA Real Estate Bonds consisting of (i)“7% USA Real Estate Bonds” and (ii) “12% USA Real Estate Bonds,” with a total value of up to $75 million on a continuous basis, under this offering circular. The USA Real Estate Bonds will be offered in increments of $1,000.00. We will not issue more than $75 million of USA Real Estate Bonds pursuant to this offering circular in any 12-month period.

Terms Applicable Only to 7% USA Real Estate Bonds

Maturity.

The 7% USA Real Estate Bonds mature on December 31, 2031.

Interest.

Simple interest shall accrue on the Outstanding Principal Balance at the fixed interest rate of 7% per annum from the date that the purchase funds have cleared. Simple interest shall be computed on the basis of a year consisting of 360 days, with interest payable (credited to Payee’s Account) monthly in arrears on the last day of each month and continuing on the last day of each month until the Maturity Date. Upon credit of the interest to payee’s account, the interest shall be deemed paid in full. For clarification purposes, we will pay simple interest and credit such interest to bondholders’ bank accounts.

Interest Reserve Fund.

The Company will place in a separate account for the repayment of bondholders an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of USA Real Estate Bonds sold. The funding of this will begin in the month after the first anniversary of the first sale of USA Real Estate Bonds and will equal 7% of the total amount of USA Real Estate Bonds sold up to that date. Additional fundings of this interest reserve will occur every 3 months thereafter and will equal 7% of each incremental amount of additional USA Real Estate Bonds sold in the respective time period. This reserve will remain in place for a period of 5 years and then will be released to be used by the Company in its primary lending business or for general corporate and working capital purposes.

Security; Ranking.

The USA Real Estate Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of USA Real Estate Bonds.

Repayment Request by Bondholder.

Bondholders may request repayment of their bonds beginning in the first month after the second anniversary of the date of purchase of USA Real Estate Bonds by each requesting bondholder. We will have 120 days from the date of receipt of such notice to repay the bonds at a price per bond equal to 88% of par value for requests made after the second anniversary and up to the fourth anniversary of the date of purchase or 90% of par value for requests made after the fourth anniversary of the date of purchase. Aggregate repayments in any given 3-month period will be limited to 3.5% of the amount of all outstanding USA Real Estate Bonds and we will have no obligation to fulfill this repayment request, if, in our sole discretion, we do not have sufficient funds available to fund the requested repayment.

Repayment Upon Death, Disability or Bankruptcy.

Within 60 days of the death, total permanent disability or bankruptcy of a bondholder who is a natural person, the estate of such bondholder, such bondholder, or legal representative of such bondholder may request that we repurchase, in whole but not in part and without penalty, the USA Real Estate Bonds held by such bondholder by delivering to us a written notice requesting such USA Real Estate Bonds be repaid. Any such request shall specify the particular event giving rise to the right of the holder to have his or her USA Real Estate Bonds repaid. If a Bond held jointly by natural persons who are legally married, then such request may be made by (i) the surviving bondholder upon the death of the spouse, or (ii) the disabled or bankrupt bondholder (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such USA Real Estate Bond unless each bondholder has been affected by such an event.

Upon receipt of repayment request in the event of death, total permanent disability or bankruptcy of a bondholder, we will designate a date for the repayment of such USA Real Estate Bonds, which date shall not be later than 120 days after we receive facts or certifications establishing to the reasonable satisfaction of the Company supporting the right to be repaid. On the designated date, we will repay such USA Real Estate Bonds at a price per USA Real Estate Bond that is equal to all accrued and unpaid interest, to but not including the date on which the USA Real Estate Bonds are repaid, plus the then outstanding principal amount of such USA Real Estate Bond. Notwithstanding the foregoing, we will have no obligation to fulfill this repayment request, if, in our sole discretion, we determine that we do not have sufficient funds available to fund the requested repayment.

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Redemption at the Option of the Company.

The Company has the right, in its sole discretion, to redeem any amount of outstanding USA Real Estate Bonds at any time after the second anniversary of the first sale of USA Real Estate Bonds. If the Company chooses to redeem a specific amount of outstanding USA Real Estate Bonds, we will make an offer to each bondholder for their pro-rata share of the redemption amount. Any redemption will occur at a price equal to 102% of the par value of the bonds redeemed plus any accrued and unpaid interest. If we plan to redeem the USA Real Estate Bonds, we are required to give notice of redemption not less than 5 days nor more than 60 days prior to any redemption date to each bondholder’s address appearing in the securities register maintained by the transfer agent.

The form of 7% USA Real Estate Bond is filed as an exhibit to the offering statement of which this offering circular forms a part. See “Where You Can Obtain More Information” appearing later in this offering statement.

Terms Applicable Only to 12% USA Real Estate Bonds

Maturity.

The USA Real Estate Bonds mature 3 years after issue date.

Interest.

Simple interest shall accrue on the Outstanding Principal Balance at the fixed interest rate of 12% per annum from the date that the purchase funds have cleared. Simple interest shall be computed on the basis of a year consisting of 360 days, with interest payable (credited to Payee’s Account) monthly in arrears on the last day of each month and continuing on the last day of each month until the Maturity Date. Upon credit of the interest to payee’s account, the interest shall be deemed paid in full. For clarification purposes, we will pay simple interest and credit such interest to bondholders’ bank accounts.

Security; Ranking.

The USA Real Estate Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of USA Real Estate Bonds.

Repayment Upon Death, Disability or Bankruptcy.

Within 60 days of the death, total permanent disability or bankruptcy of a bondholder who is a natural person, the estate of such bondholder, such bondholder, or legal representative of such bondholder may request that we repurchase, in whole but not in part and without penalty, the USA Real Estate Bonds held by such bondholder by delivering to us a written notice requesting such USA Real Estate Bonds be repaid. Any such request shall specify the particular event giving rise to the right of the holder to have his or her USA Real Estate Bonds repaid. If a Bond held jointly by natural persons who are legally married, then such request may be made by (i) the surviving bondholder upon the death of the spouse, or (ii) the disabled or bankrupt bondholder (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such USA Real Estate Bond unless each bondholder has been affected by such an event.

Upon receipt of repayment request in the event of death, total permanent disability or bankruptcy of a bondholder, we will designate a date for the repayment of such USA Real Estate Bonds, which date shall not be later than 120 days after we receive facts or certifications establishing to the reasonable satisfaction of the Company supporting the right to be repaid. On the designated date, we will repay such USA Real Estate Bonds at a price per USA Real Estate Bond that is equal to all accrued and unpaid interest, to but not including the date on which the USA Real Estate Bonds are repaid, plus the then outstanding principal amount of such USA Real Estate Bond. Notwithstanding the foregoing, we will have no obligation to fulfill this repayment request, if, in our sole discretion, we determine that we do not have sufficient funds available to fund the requested repayment.

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Redemption at the Option of the Company.

The Company has the right, in its sole discretion, to redeem any amount of outstanding USA Real Estate Bonds at any time after the second anniversary of the issue date of the bondholder’s bonds. If the Company chooses to redeem a specific amount of outstanding USA Real Estate Bonds, we will make an offer to each bondholder for their pro-rata share of the redemption amount. Any redemption will occur at a price equal to 102% of the par value of the bonds redeemed plus any accrued and unpaid interest. If we plan to redeem the USA Real Estate Bonds, we are required to give notice of redemption not less than 5 days nor more than 60 days prior to any redemption date to each bondholder’s address appearing in the securities register maintained by the transfer agent.

The form of 12% USA Real Estate Bond is filed as an exhibit to the offering statement of which this offering circular forms a part. See “Where You Can Obtain More Information” appearing later in this offering statement.

Terms Applicable to Both 7% USA Real Estate Bonds and 12% USA Real Estate Bonds

Fees.

USA Real Estate Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

Form and Custody.

Ownership of the USA Real Estate Bonds will be in “book-entry” only form, meaning that no physical note is created and no physical certificate will be issued. Evidence of your ownership is provided by written confirmation. Except under limited circumstances, holders will not receive or be entitled to receive any physical delivery of a certificated security or negotiable instrument that evidences their USA Real Estate Bonds. The issuance and transfer of USA Real Estate Bonds will be accomplished exclusively through the crediting and debiting of the appropriate accounts in a book-entry registration and transfer system.

Transfer.

The USA Real Estate Bonds are transferable free of charge.

Conversion or Exchange Rights.

The USA Real Estate Bonds are not convertible or exchangeable into any other securities.

Events of Default.

The following will be events of default under the USA Real Estate Bonds:

●	if we fail to pay interest when due and our failure continues for 90 days;
●	if we fail to pay the principal, or premium, if any, when due at maturity; and
●	if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

The occurrence of an event of default of USA Real Estate Bonds may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of our other indebtedness outstanding from time to time.

No Personal Liability of Directors, Officers, Employees and Shareholders.

No incorporator, shareholder, employee, agent, officer, director, affiliate or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any USA Real Estate Bonds.

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Bond Rating.

We currently expect that, upon issuance, the USA Real Estate Bonds will be rated by one or more rating agencies that we engage. However, we are not currently seeking to engage any particular rating agency or agencies to rate the USA Real Estate Bonds. Ratings agencies of debt assess creditworthiness of issuers of debt (specifically an issuer’s financial ability to make interest payments and repay the loan in full at maturity) and assign ratings to the notes being offered. Such ratings are limited in scope, and do not address all material risks relating to an investment in the USA Real Estate Bonds, but rather reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the marketability of the USA Real Estate Bonds. In addition, any decline in the ratings of the USA Real Estate Bonds may make it more difficult for us to raise capital on acceptable terms.

Governing Law.

USA Real Estate Bonds and the USA Real Estate Bond Investor Agreement will be governed and construed in accordance with the laws of Puerto Rico.

Arbitration.

Pursuant to the terms of the USA Real Estate Bond Investor Agreement, the holders of USA Real Estate Bonds and the Company will agree to (i) resolve disputes of the holders of USA Real Estate Bonds through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury.

Pursuant to the terms of the USA Real Estate Bond Investor Agreement, if a holder of USA Real Estate Bonds does not agree to the terms of the arbitration provision, the holder of USA Real Estate Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the USA Real Estate Bond Investor Agreement. If the opt-out notice is not received within thirty (30) days, the holder of USA Real Estate Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Puerto Rico, we believe that the arbitration provision in the USA Real Estate Bond Investor Agreement is enforceable under federal law and the laws of the State of Puerto Rico. Although holders of USA Real Estate Bonds will be subject to the arbitration provisions of the USA Real Estate Bond Investor Agreement, the arbitration provisions do not preclude holders of USA Real Estate Bonds from pursuing claims under the Exchange Act and Securities Act in federal courts. THE ARBITRATION PROVISION OF THE USA REAL ESTATE BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF USA REAL ESTATE BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE USA REAL ESTATE BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Jury Trial and Class Action Waivers.

The USA Real Estate Bond Investor Agreement provides that, to the extent permitted by law, each party to the USA Real Estate Bond Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our USA Real Estate Bonds or the USA Real Estate Bond Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of USA Real Estate Bonds will be subject to these provisions of the USA Real Estate Bond Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE USA REAL ESTATE BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF USA REAL ESTATE BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE USA REAL ESTATE BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

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Exclusive Forum Provision

Article VII Section E. of our Bylaws provides that “Other than an action brought to enforce a duty or liability created under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other claim for which U.S. federal courts have exclusive jurisdiction, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law or the Articles of Incorporation or these By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be the Puerto Rico State Court or, if no state court located within the State of Puerto Rico has subject matter jurisdiction, the federal district court for the District of Puerto Rico.”

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our Bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 9 of our Bylaws provides that “To the fullest extent permitted by law, in the event that (i) any current or prior stockholder or anyone on their behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Corporation and/or any Director, Officer, Employee or Affiliate, and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation and any such Director, Officer, Employee or Affiliate, the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorney’s fees and other litigation expenses) (collectively, “Litigation Costs”) that the parties may incur in connection with such Claim.”

In the event you initiate or assert a claims against us, in accordance with Section 9 of our Bylaws, and you do not, obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF USA REAL ESTATE BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation, as amended, limits the liability of its directors to the broadest and maximum extent permitted by the General Corporations Law of Puerto Rico. The certificate of incorporation, as amended, provides that we will indemnify every person who is a party or is threatened to be a party in any suit or proceeding, arising out of their status as a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The right to be indemnified will include the right of a director or officer to be paid expenses (including attorney’s fees), judgments, fines and amounts paid in settlement in connection with such suit or proceeding. The certificate of incorporation, as amended, also provides for the payment in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it will ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by the Registrant as authorized in the certificate of incorporation.

The rights to indemnification and to the advancement of expenses conferred in the certificate of incorporation, as amended, are not exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation and our bylaws, by agreement, vote of stockholders, or disinterested directors or otherwise.

We will purchase and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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PLAN OF DISTRIBUTION

The Offering will be Sold in Part by Our Officers and Directors

We are offering up to $75,000,000 (“Maximum Offering Amount”) of our “USA Real Estate Bonds” consisting of (i) “7% USA Real Estate Bonds” and (ii) “12% USA Real Estate Bonds” on a best efforts basis in increments of $1,000.00 until the completion of this Offering. We expect to commence the sale of the USA Real Estate Bonds as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the USA Real Estate Bonds offered are sold; or (ii) the close of business 90 days after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company. The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A. There are no specific events which might trigger our decision to terminate the offering.

The USA Real Estate Bonds are being offered by us in part on a direct primary, self-underwritten basis (that is, without the use of a broker-dealer) and there can be no assurance that all or any of the USA Real Estate Bonds offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. The minimum investment amount per investor is $1,000.00 (one (1) USA Real Estate Bond). The subscriptions, once received, are irrevocable by investors. We reserve the right to reject any investor’s subscription in whole or in part for any reason.

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We cannot assure you that all or any of the USA Real Estate Bonds offered under this prospectus will be sold. No one has committed to purchase any of the USA Real Estate Bonds offered. Therefore, we may sell only a nominal amount of USA Real Estate Bonds, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We will sell the USA Real Estate Bonds in this Offering in part through our officers and directors, who intend to offer them using this Offering Circular and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer USA Real Estate Bonds on our behalf may be deemed to be underwriters of this offering within the meaning of Section 2(11) of the Securities Act. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the USA Real Estate Bonds nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

●	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation;

●	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	They are not, at the time of their participation, an associated person of a broker-dealer; and

●	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and directors will sell the USA Real Estate Bonds being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any bonds or attempting to induce any other person to purchase any bonds, until the distribution of our securities pursuant to this offering has ended.

Broker-Dealer Services

End of Engagement with Coastal Equities, Inc.

We previously engaged Coastal Equities, Inc., an Ohio Corporation (“Coastal”) and a registered broker/dealer licensed with the Financial Industry Regulatory Authority (“FINRA”) as a managing broker dealer for this Offering pursuant to a Managing Broker Dealer Agreement (the “Coastal Agreement”) dated October 22, 2021. On October 21, 2022, Coastal terminated the Coastal Agreement. As of the date of the termination of the Coastal Agreement, we had sold $1,000 of our 7% USA Real Estate Bonds pursuant to this Offering and Coastal earned commissions in the amount of $0 as Coastal was not involved in such sale.

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Dalmore Group, LLC

On November 22, 2022, we engaged Dalmore Group, LLC (“Dalmore”), a New York Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as the broker dealer of record (“Broker Dealer of Record”) of this Offering to provide or arrange certain compliance and administrative services for the Offering. Dalmore is not obligated to purchase any USA Real Estate Bonds.

Pursuant to our Broker-Dealer Agreement (the “Dalmore Agreement”) with Dalmore, dated November 22, 2022, Dalmore has agreed to provide the Company with the following services in connection with the Offering:

●	Review Investor information, including KYC (Know Your Customer) data, AML (Anti-Money Laundering), OFAC compliance background checks (it being understood that KYC and AML processes may be provided by a qualified third party);
●	Review each Investor’s subscription agreement to confirm such Investor’s participation in the Offering, and provide confirmation of completion of such subscription documents to the Company;
●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an Investor;
●	Keep Investor information and data confidential and not disclose to any third-party except as required by regulatory agencies or in our performance under the agreement (e.g. as needed for AML and background checks);
●	Coordinate with third party providers to ensure adequate review and compliance;
●	Provide, or coordinate the provision by a third party, of an “invest now” payment processing mechanism, including connection to a qualified escrow agent.

In consideration for these services, the Company has agreed to pay Dalmore a fee equal to 1% of the aggregate amount raised by the Company in the Offering. Dalmore will commence to provide services to the Company immediately following the Financial Industry Regulatory Authority’s (“FINRA”) issuance of a No Objection Letter for the Offering. The Company also agreed to pay Dalmore a one-time advance payment for reasonable and necessary out of pocket expenses of $5,000 upon execution of the Dalmore Agreement and a one-time consulting fee of $20,000 which will be due and payable within five (5) days after FINRA issues a No Objection Letter related to the Offering.

Pursuant to the Dalmore Agreement, Dalmore is strictly acting in an administrative and compliance capacity as the broker dealer of record, and is not being engaged by the Company to act as an underwriter or placement agent in connection with the Offering.

The Company also agreed to indemnify and hold Dalmore, its affiliates and their representatives and agents harmless from, any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (to the extent they are based upon (i) a breach of the Dalmore Agreement by the Company, (ii) the Company’s wrongful acts or omissions, or (iii) the Offering.

The initial term of the Dalmore Agreement shall extend for a period of twelve (12) months and shall extend for additional consecutive twelve-month periods as set forth in the Dalmore Agreement.

First Southern, LLC

On December 6, 2022, we engaged First Southern, LLC (“First Southern”), a Puerto Rico Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as a non-exclusive placement agent for this Offering on a “reasonable best efforts” basis.

Pursuant to the Engagement Agreement with First Southern dated December 6, 2022 (the “First Southern Agreement”), First Southern has agreed to act as a non-exclusive placement agent for this Offering on a “reasonable best efforts” basis. First Southern is not obligated to purchase any USA Real Estate Bonds and is not obligated to sell any USA Real Estate Bonds.

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We have agreed to pay First Southern up to 6% of the aggregate gross proceeds raised in this Offering as consideration for their placement agent services under the First Southern Agreement (the 6% is comprised of a 5% commission fee and a 1% expense reallowance fee). We have also agreed under the First Southern Agreement that the Company will be responsible for and will pay all expenses related to the Offering. Additionally, pursuant to the First Southern Agreement, First Southern agreed to pay its own expenses in connection with the First Southern Agreement and the transactions contemplated thereunder. Additionally, pursuant to the First Southern Agreement, following the prior written consent of the Company, First Southern may retain other brokers or dealers to act as sub-agent or selected-dealers on its behalf in connection with the Offering.

Additionally, pursuant to the First Southern Agreement, we have agreed to indemnify First Southern against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the First Southern Agreement, except, with regard to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from First Southern’s willful misconduct or gross negligence in performing the services under the First Southern Agreement, as the case may be.

The term of the First Southern Agreement is from December 6, 2022 until the earlier of (i) 12 months from such date and (ii) the final closing date of the Offering.

Other Broker Dealers

We may also engage other broker dealers who are also members of FINRA as selling group members to assist in the sale of the USA Real Estate Bonds. In that case, we would pay (a) selling commissions of up to 5.00% of gross offering proceeds, (b) a broker dealer of record fee to Dalmore of 1.00% of gross offering proceeds, (c) a wholesaling fee of up to 0.75% of gross offering proceeds and (d) a consulting fee of $20,000 to Dalmore and (e) out of pocket marketing expense reimbursement allowance of up to 1.00% of gross offering proceeds.

Transfer Agent and Registrar

Direct Transfer, LLC (“Transfer Agent”) is our transfer agent and registrar for our USA Real Estate Bonds in this Offering.

The Transfer Agent’s address is One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603 and its telephone number is (919) 744-2722.

We will pay certain itemized fees to the Transfer Agent for these transfer agent services, including (i) $2,000 for the initial database set up and the first closing of this Offering and $500 per additional closing of this Offering to cover transfer agent closing costs and (ii) an ongoing account maintenance fee per month depending on the number of holder accounts as set forth below to cover the administration of services in accordance with that certain Transfer Agent and Registrar Agreement between Transfer Agent and the Company:

For DTC CUSIP Bond Maintenance	$600 per month
For Non-DTC CUSIP Bond Maintenance	$600 per month

The monthly ongoing account maintenance fee does not include a $125 fee per each instance for Deposit/Withdrawal at Custodian (DWAC) services including Direct Registration System (DRS)/DWAC monthly maintenance and issuances. DWAC is an electronic transaction system run by The Depository Trust Company (DTC) that makes it possible to transfer new bonds or paper bond certificates between broker/dealers or custodial banks, the DTC participants, and the issuer’s transfer agent.

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Form of USA Real Estate Bond

Ownership of the USA Real Estate Bonds will be in “book-entry” only form, meaning that no physical note is created and no physical certificate will be issued. Evidence of your ownership is provided by written confirmation. Except under limited circumstances, holders will not receive or be entitled to receive any physical delivery of a certificated security or negotiable instrument that evidences their USA Real Estate Bonds. The issuance and transfer of USA Real Estate Bonds will be accomplished exclusively through the crediting and debiting of the appropriate accounts in a book-entry registration and transfer system.

Ownership interests shall be issued and stored in book-entry form either (i) recorded by the Transfer Agent, and kept only on the books and records of Transfer Agent or (ii) held via Depository Trust Company’s book-entry systems in the name of the DTC, or its nominee Cede & Co. for purchasers purchasing through DTC participants. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out confirmations of positions and notifications of changes upon request.

We intend to gain eligibility for the USA Real Estate Bonds to be issued and held through the book-entry systems and procedures of DTC and intend for USA Real Estate Bonds purchased through DTC participants to be held via DTC’s book-entry systems and to be represented in book-entry registered in the name of Cede & Co. (DTC’s nominee). For investors purchasing USA Real Estate Bonds prior to their DTC eligibility or not purchasing through a DTC participant, the ownership of such USA Real Estate Bonds will be reflected on the books and records the Company’s Transfer Agent.

Under the book-entry format, our Transfer Agent, as our paying agent, will pay interest or principal payments to either the holder of the USA Real Estate Bonds directly if held in book-entry with the Transfer Agent only, or to Cede & Co., as nominee of DTC, if held at DTC. DTC will forward all payments it receives to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the USA Real Estate Bonds. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the USA Real Estate Bonds on your behalf.

So long as nominees, as described above, are the registered owners of the book-entry record representing the USA Real Estate Bonds, such nominees will be considered the sole owners and holders of the USA Real Estate Bonds for all purposes. Owners of beneficial interests in the USA Real Estate Bonds will not be entitled to have physical certificates registered in their names, will not receive or be entitled to receive physical delivery of the USA Real Estate Bonds. Accordingly, each person owning a beneficial interest in a USA Real Estate Bond registered to DTC or its nominee must rely on the procedures of DTC or its nominee in order to exercise any rights of a bondholder.

As a result:

● all references in this offering circular to actions by bondholders will also refer to actions taken by DTC upon instructions from its direct participants; and

● all references in this offering circular to payments and notices to bondholders will refer either to (i) payments and notices to DTC or Cede & Co. for distribution to you in accordance with DTC procedures, or (ii) payments and notices to bondholders through our Transfer Agent in accordance with their applicable procedures.

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The Depository Trust Company

We have obtained the information in this section concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable. The description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

DTC will act as securities depositary for the USA Real Estate Bonds registered in the name of its nominee, Cede & Co. DTC is:

●a limited-purpose trust company organized under the New York Banking Law;

●a “banking organization” under the New York Banking Law;

●a member of the Federal Reserve System;

●a “clearing corporation” under the New York Uniform Commercial Code; and

●a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of USA Real Estate Bonds under DTC’s system must be made by or through direct participants, which will receive a credit for the USA Real Estate Bonds on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the USA Real Estate Bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the USA Real Estate Bonds.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

ERISA Considerations

Special considerations apply when contemplating the purchase of USA Real Estate Bonds on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the USA Real Estate Bonds on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no USA Real Estate Bonds will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

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Foreign Regulatory Restrictions on Purchase of the USA Real Estate Bonds

We have not taken any action to permit a public offering of our USA Real Estate Bonds outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of USA Real Estate Bonds and the distribution of the prospectus outside the United States.

State Law Exemption and Offerings to “Qualified Purchasers”

Our USA Real Estate Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, which we refer to as the “Securities Act.”). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the USA Real Estate Bonds offered hereby are offered and sold only to “qualified purchasers” or at a time when the USA Real Estate Bonds are listed on a national securities exchange. “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D of the Securities Act; and

●	all other investors so long as their investment in USA Real Estate Bonds does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

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(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase the USA Real Estate Bonds (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership or limited liability company, not formed for the specific purpose of acquiring the USA Real Estate Bonds, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of USA Real Estate Bonds is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the USA Real Estate Bonds; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs iv, v, vi, vii, or viii, not formed for the specific purpose of acquiring the USA Real Estate Bonds, owning investments in excess of $5,000,000;

(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the USA Real Estate Bonds, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph xi, and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph xi.

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For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the USA Real Estate Bonds.

In order to purchase USA Real Estate Bonds and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Offering Period and Expiration Date

We expect to commence the sale of the USA Real Estate Bonds as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the USA Real Estate Bonds offered are sold; or (ii) the close of business 90 days after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company (“Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A.

Testing the Waters

We may use our existing website, www.usarealestatebonds.com to provide notification of this anticipated Offering. Prior to the qualification of the Offering by the SEC, if you desire information about this anticipated Offering, you may go to the Investor Relations page at www.usarealestatebonds.com and click on the “Reserve Your USA Real Estate Bonds” button (our website will redirect you, as a prospective investor, via the “Reserve Your USA Real Estate Bonds” button to our online platform landing page on the website) where prospective investors are asked to provide certain information about themselves, such as his, her or its name, phone number, e-mail address, zip code and the amount of bonds of interest, constituting a non-binding indication of interest (“Potential Investors”). This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on our online platform. All Potential Investors have received and will continue to receive a series of comprehensive educational emails explaining the entire process and procedures for subscribing in the Offering and “what to expect” on our online platform. Upon qualification by the SEC, Potential Investors will be invited to participate in subscribing in the Offering (set forth below).

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Procedures for Subscribing

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, if you decide to subscribe for any USA Real Estate Bonds in this Offering, you may either:

(i) request a copy of this Offering Statement together with all exhibits thereto, including the Subscription Agreement, from the Company by going to our website at www.usarealestatebonds.com, entering in your email address and requesting same; or

(ii) be provided with a copy of this Offering Statement together with all exhibits thereto, including the Subscription Agreement, by Dalmore Group, LLC (“Dalmore”), a New York Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”), which is the Broker Dealer of Record of this Offering.

Once you make the above request to the Company, the Company will then email you a copy of the Offering Statement together with all exhibits thereto, for your review. If after review, you wish to proceed with an investment in this Offering, you’ll then have to either email the Company at info@usarebonds.com or call the Company at 800-305-5310 to request a copy of the Subscription Agreement. If you received this Offering Statement from Dalmore or First Southern, and you are interested in proceeding with an investment in this Offering, you’ll advise Dalmore or First Southern of same and Dalmore will provide you with a copy of the Subscription Agreement.

Thereafter if you wish to proceed with an investment in this Offering, you’ll then have to follow and complete the procedures for subscribing, which also include payment instructions, as set forth on Exhibit A of the Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares the Offering Statement of which this Offering Circular forms a part as qualified.

We anticipate that we may hold one or more closings for purchases of the USA Real Estate Bonds until the offering is fully subscribed or we terminate the Offering. Participating broker-dealers will submit a subscriber’s form(s) of payment generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering Amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering Amount, or (ii) the Termination Date. Funds will be promptly refunded without interest, for sales that are not consummated.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the USA Real Estate Bonds does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the USA Real Estate Bonds for your own account and that your rights and responsibilities regarding your USA Real Estate Bonds will be governed by our chart and bylaws, each filed as an exhibit to the Offering Circular of which this Offering Circular is a part.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to an account designated by the Company, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the USA Real Estate Bonds subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the USA Real Estate Bonds.

In order to purchase USA Real Estate Bonds and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Selling Restrictions

Notice to prospective investors in Canada

The offering of the USA Real Estate Bonds in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the USA Real Estate Bonds may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the USA Real Estate Bonds in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the USA Real Estate Bonds is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the USA Real Estate Bonds by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the USA Real Estate Bonds outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of USA Real Estate Bonds may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of USA Real Estate Bonds shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

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Each person in a Relevant Member State who initially acquires any USA Real Estate Bonds or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any USA Real Estate Bonds being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the USA Real Estate Bonds acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any USA Real Estate Bonds to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of USA Real Estate Bonds in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of USA Real Estate Bonds. Accordingly, any person making or intending to make an offer in that Relevant Member State of USA Real Estate Bonds which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. The Company has not authorized, nor does it authorize, the making of any offer of USA Real Estate Bonds in circumstances in which an obligation arises for the Company to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any USA Real Estate Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the USA Real Estate Bonds to be offered so as to enable an investor to decide to purchase or subscribe the USA Real Estate Bonds, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Monaco

The securities may not be offered or sold, directly or indirectly, to the public in Monaco other than by a Monaco Bank or a duly authorized Monegasque intermediary acting as a professional institutional investor which has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Company. Consequently, this prospectus supplement may only be communicated to (i) banks and (ii) portfolio management companies duly licensed by the “Commission de Contrôle des Activités Financières” by virtue of Law n° 1.338, of September 7, 2007, and authorized under Law n° 1.144 of July 26, 1991. Such regulated intermediaries may in turn communicate this prospectus supplement to potential investors.

Notice to Prospective Investors in Switzerland

The USA Real Estate Bonds may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the USA Real Estate Bonds or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering or marketing material relating to this offering, the Company, the USA Real Estate Bonds have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of USA Real Estate Bonds will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of USA Real Estate Bonds has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of USA Real Estate Bonds.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The USA Real Estate Bonds to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the USA Real Estate Bonds offered should conduct their own due diligence on the USA Real Estate Bonds. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Qatar

The securities described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to Prospective Investors in the United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

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Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israel Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority nor have the securities offered under this document been approved or disapproved by the Israel Securities Authority or registered for sale in Israel. The ordinary shares will not be offered or sold to the public in Israel, except that the underwriters may offer and sell such shares, and distribute this prospectus to investors listed in the first addendum, or the Addendum, to the Israel Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the TASE, underwriters purchasing for their own account, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors are required to complete and sign a questionnaire to confirm that they fall within the scope of the Addendum. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israel Securities Law.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the USA Real Estate Bonds may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the USA Real Estate Bonds without disclosure to investors under Chapter 6D of the Corporations Act.

The USA Real Estate Bonds applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring USA Real Estate Bonds must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Notice to prospective investors in China

This offering circular does not constitute a public offer of the USA Real Estate Bonds, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The USA Real Estate Bonds are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the USA Real Estate Bonds or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The USA Real Estate Bonds have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the USA Real Estate Bonds has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to USA Real Estate Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The USA Real Estate Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Korea

The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.

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Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the securities, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of USA Real Estate Bonds may not be circulated or distributed, nor may the USA Real Estate Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the USA Real Estate Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the USA Real Estate Bonds pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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Notice to Prospective Investors in Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Chile

These securities are privately offered in Chile pursuant to the provisions of Law 18,045, the Securities Market Law of Chile, and Norma de Carácter General No. 336 (“RULE 336”), dated June 27, 2012, issued by the Superintendencia de Valores y Seguros de Chile (“SVS”), the Securities Regulator of Chile, to resident qualified investors that are listed in Rule 336 and further defined in Rule 216 of June 12, 2008 issued by the SVS.

Pursuant to Rule 336 the following information is provided in Chile to prospective resident investors in the offered securities:

1.	the initiation of the offer in Chile is November 2, 2021.

2.	the offer is subject to NCG 336 of June 27, 2012 issued by the Superintendencia de Valores y Seguros de Chile (Superintendency of Securities and Insurance of Chile).

3.	the offer refers to securities that are not registered in the Registro de Valores (Securities Registry) or the Registro de Valores Extranjeros (Foreign Securities Registry) of the SVS and therefore:

a.	the securities are not subject to the oversight of the SVS; and

b.	the issuer thereof is not subject to reporting obligation with respect to itself or the offered securities.

The securities may not be publicly offered in Chile unless and until they are registered in the Securities Registry of the SVS.

Notice to Prospective Investors in Mexico

The offering of securities made pursuant to this prospectus does not constitute a public offering of securities under Mexican law and therefore is not subject to obtaining the prior authorization of the Mexican National Banking and Securities Commission or the registration of securities of the Company with the Mexican National Registry of Securities. The securities described herein will only be offered and sold in Mexico pursuant to applicable private placement exemptions to “Institutional Investors” or “Qualified Investors” under the Mexican Securities Market Law.

Notice to Prospective Investors in Brazil

The USA Real Estate Bonds have not been and will not be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the USA Real Estate Bonds in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Persons wishing to offer or acquire the USA Real Estate Bonds within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

Notice to Prospective Investors in Argentina

The USA Real Estate Bonds have not been and will not be registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. Persons wishing to offer or acquire the USA Real Estate Bonds within Argentina should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

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Notice to Prospective Investors in Peru

The USA Real Estate Bonds have not been, and will not be, registered with or approved by the Superintendency of the Securities Market (Superintendencia del Mercado de Valores) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the USA Real Estate Bonds cannot be offered or sold in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru. Persons wishing to offer or acquire the USA Real Estate Bonds within Peru should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

Notice to Prospective Investors in Ecuador

The USA Real Estate Bonds have not been registered with or approved by the Superintendency of Companies, Securities and Insurance of Ecuador. The USA Real Estate Bonds are therefore not eligible for advertising, placement or circulation in Ecuador. Persons wishing to offer or acquire the USA Real Estate Bonds within Ecuador should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

Notice to Prospective Investors in Colombia

Neither this offering circular nor the USA Real Estate Bonds have been reviewed or approved by the Financial Superintendency of Colombia (the “FSC”) or any other governmental authority in Colombia, including the National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) nor has the Company or any related person or entity received authorization or licensing from the FSC or any other governmental authority in Colombia to market or sell USA Real Estate Bonds within Colombia. Colombian eligible investors acknowledge Colombian laws and regulations (in particular, foreign exchange, securities and tax regulations) applicable to any transaction or investment consummated in connection with an investment in the USA Real Estate Bonds and represent that they are the sole liable party for full compliance with any such laws and regulations. In addition, Colombian investors acknowledge and agree that the Company will not have any responsibility, liability or obligation in connection with any consent, approval, filing, proceeding, authorization or permission required by the investor or any actions taken or to be taken by the investor in connection with the offer, sale or delivery of the USA Real Estate Bonds under Colombian law.

Notice to Prospective Investors in Costa Rica

The investor accepts that the security offered has no negotiation market and may not be offered through any media or any other way of publicity that could be interpreted by the Costa Rican governmental authorities as a public offer. Persons wishing to offer or acquire the USA Real Estate Bonds within Costa Rica should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

Notice to Prospective Investors in Dominican Republic

The information provided herein does not constitute investment advice, and is not an offer to sell or a solicitation to buy any security or investment product in your jurisdiction. No security product is offered or will be sold in any jurisdiction in which such offer or sale would be unlawful under the securities, or other laws of such jurisdiction. Some products may not be available in all jurisdictions. Persons wishing to offer or acquire the USA Real Estate Bonds within Dominican Republic should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

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Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) is being made in connection with the issue of the securities in South Africa. Accordingly, this prospectus supplement does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The securities are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)	the offer, transfer, sale, renunciation or delivery is to:

(i)	persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)	the South African Public Investment Corporation;

(iii)	persons or entities regulated by the Reserve Bank of South Africa;

(iv)	authorised financial service providers under South African law;

(v)	financial institutions recognised as such under South African law;

(vi)	a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)	any combination of the person in (i) to (vi); or

Section 96 (1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Bonds, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a bondholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such bondholder’s particular circumstances or to bondholders subject to special rules, including, without limitation:

●	a broker-dealer or a dealer in securities or currencies;

●	an S corporation;

●	a bank, thrift or other financial institution;

●	a regulated investment company or a real estate investment trust;

●	an insurance company

●	a tax-exempt organization;

●	a person subject to the alternative minimum tax provisions of the Code;

●	a person holding the Bonds as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

●	a partnership or other pass-through entity;

●	a person deemed to sell the Bonds under the constructive sale provisions of the Code;

●	a U.S. person whose “functional currency” is not the U.S. dollar; or

●	a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Bonds in this offering for cash and that hold the Bonds as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the Bonds that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Bonds, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Bonds.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Bonds or that any such position would not be sustained.

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THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

U.S. Holders

Interest

U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the Bonds in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Bonds

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a Bond equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefore (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the Bond. A U.S. Holder’s adjusted tax basis in a Bond (or a portion thereof) generally will be the U.S. Holder’s cost therefore decreased by any payment on the Bond other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the Bond has been held for more than one year, such capital gain may be subject to reduced federal income tax rates. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain individuals, trusts and estates are subject to a Medicare tax of 3.8% on the lesser of (i) “net investment income”, or (ii) the excess of modified adjusted gross income over a threshold amount. Net investment income generally includes interest income and net gains from the disposition of Bonds, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the Medicare tax on their ownership and disposition of Bonds in light of their individual circumstances.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the Bonds or proceeds upon the sale or other disposition of such Bonds (including a redemption or retirement of the Bonds). Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

●	such holder fails to furnish its taxpayer identification number, or TIN, which, for an individual is ordinarily his or her social security number;

●	the IRS notifies the payor that such holder furnished an incorrect TIN;

●	in the case of interest payments such holder is notified by the IRS of a failure to properly report payments of interest or dividends;

●	in the case of interest payments, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding; or

●	such holder does not otherwise establish an exemption from backup withholding.

A U.S. Holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

89

The Internal Revenue Code of Puerto Rico (the “PR Code”) addresses various tax matters for non-resident alien individuals and gross income from sources within Puerto Rico and bonds owned by these individuals. Pursuant to Section 1091.01(a)(1)(A) of the PR Code, a 29% of income tax withholding from some sources of income arising from business in Puerto Rico shall be imposed on all foreign individuals that are non-residents of Puerto Rico (nonresident alien individuals) and that are not engaged in trade business within Puerto Rico. However, in the case of interest in bonds, Section 1091.01 (a) (1) (A) (i) of the PR Code only mentions the “interests received by a Related Person” as originating from sources within Puerto Rico.

“Nonresident alien individual” is defined by Section 1010.01 (a) of the PR Code as an individual who is not a citizen of the United States and who is not a resident of Puerto Rico.

“Related Person” is defined by Section 1010.05 (a)(1) of the PR Code and shall be considered as a taxpayer’s ‘related party’ if such person is:

(1)	A component member of a controlled group of corporations, as such term is defined in § 1010.04 of this title, except that, for these purposes, subsection (b)(2) of such section shall not be taken into account to exclude corporations described therein; or

(2)	a corporation in which the taxpayer owns directly or indirectly fifty percent (50% ) or more of the value of the stock of such corporation; or

(3)	a corporation that owns directly or indirectly fifty percent (50% ) or more of the value of its stock; or

(4)	A corporation in which fifty percent (50% ) or more of the value of its stocks is owned by a person who also owns, directly or indirectly, fifty percent (50% ) or more of the value of the stock of the taxpayer; or

(5)	a brother or sister (whether by the whole or half blood), the spouse, ancestor or lineal descendant.

Moreover, Section 1062.08 (a)(5)(E) of the PR Code indicates that in the case of interest received by a nonresident alien, the obligation to deduct and withhold an amount equal to 29% of said interest shall apply only if said individual is a related person (as defined in Section1010.05) of the debtor from obligation. Similarly, in the case of corporations and entities not engaged in industry or business in Puerto Rico, Section 1062.11 (a) (4) of the PR Code indicates that the obligation to deduct and withhold an amount equal to 29% of said interests shall apply if the corporation or entity is a person related to the payer.

The PR Code thus indicates that any interest payment received by a non-resident alien (non-US taxpayer) of an unrelated payer will not be considered from sources within Puerto Rico and will not be subject to the 29% withholding. The PR Code also indicates that this interest payment received by a non-resident alien (non-US taxpayer) is not subject to United States or Puerto Rico income taxes.

The PR Code also addresses various tax matters for USA citizens and gross income from sources within Puerto Rico and bonds owned by these individuals. Pursuant to Section 1062.08 (a)(1)(A)(ii), there is a requirement to withhold an amount equal to twenty percent (20%) from any interest, dividends, rents or royalties, salaries, wages, annuities, compensations, remunerations, emoluments, distributions made from sources of Puerto Rico thereof if the receiver is a United States citizen.

Nonetheless, Section 1035.01 (a)(1)(G) (a) excludes from the interests that are considered as sources of Puerto Rico the “Interests on bonds, notes, or other interest-bearing obligation or obligations that accrue interests from individuals who are United States citizens nonresidents of Puerto Rico”. Therefore, such interests will be considered arising from sources outside of Puerto Rico.

The PR Code thus indicates that these interests, not being considered a source from Puerto Rico and paid to a nonresident, would cause the interest from a bond owned by a USA citizen to not be subject to the 20% withholding obligation imposed by Section 1062.08 (a) (1) (A) (ii) on the United States citizens.

Non-U.S. Holders are encouraged to consult their tax advisors.

APPOINTMENT OF AUDITOR

On September 17, 2021, we engaged Fruci & Associates II, PLLC, as our independent registered public accounting firm. Fruci & Associates II, PLLC, audited our financial statements for the period from August 3, 2021 (inception) through December 31, 2021, which have been included in this offering circular. Prior to engaging Fruci & Associates II, PLLC, as our independent registered public accounting firm, we did not have an independent registered public accounting firm to audit our financial statements.

LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Ste, 600, West Palm Beach, Florida 33401.

EXPERTS

Our balance sheet as of December 31, 2021 and the related statements of operations, shareholder’s equity and cash flows for the period from August 3, 2021 (inception) through December 31, 2021 included in this offering circular have been audited by Fruci & Associates II, PLLC, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Regulation A offering statement on Form 1-A with the SEC under the Securities Act with respect to the USA Real Estate Bonds to be sold in this offering. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement and exhibits and schedules to the offering statement. For further information with respect to our company and the USA Real Estate Bonds to be sold in this offering, reference is made to the offering statement, including the exhibits and schedules to the offering statement. Statements contained in this offering circular as to the contents of any contract is an exhibit to the offering statement, each statement is qualified in all respects by the exhibit to which the reference relates. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

The offering statement is also available on the USA Real Estate Website at www.usarealestatebonds.com. After the completion of this Offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this offering circular and the inclusion of the website address in this offering circular is an inactive textual reference only.

Reporting Requirements under Tier II of Regulation A. We are required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We are required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

We will make annual filings on Form 1-K, which will be due by the end of July each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 30th each year, which will include unaudited financial statements for the six months ending June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this offering circular by filing a supplement with the SEC. You should read all the available information before investing.

90

USA REAL ESTATE OPPORTUNITIES INCOME, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of USA Opportunity Income One, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of USA Opportunity Income One, Inc. (“the Company”) as of December 31, 2021, and the related statements of operations, changes in stockholders’ equity/(deficit), and cash flows for the period from August 3, 2021 through December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not commenced operations and does not have a sufficient source of funds to cover expected future operating expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2021.

Spokane, Washington

July 1, 2022

F-2

USA Opportunity Income One, Inc.

Balance Sheet

As of December 31, 2021

ASSETS
Current Assets
Unrestricted cash	$100
Restricted cash	-
Accounts receivable	-

Total Current Assets	100

Due to/from related parties	-
Capitalized bond issuance costs	-
FF&E	-

First trust deed mortgages	-
Other trust deed mortgages	-
Unsecured loans receivable	-
Preferred equity interests	-

TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current Liabilities
Accounts payable	$0
Advances from related party	131,220

Total Current Liabilities	131,220

Bonds issued and oustanding at par	-

Commitments and contingencies	-

Common stock at par	30
Additional paid in capital	-
Retained earnings	(131,150)

Total Equity	(131,120)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$100

F-3

USA Opportunity Income One, Inc.

Statement of Operations

For the period from August 3, 2021 to December 31, 2021

Revenues
Interest income	$0
Preferred equity dividends	-
Originations points and related fees	-
Other fee income	-

Total Revenues	-

Operating Expenses
Marketing expense	-
Underwriting expense	-
Servicing expense	-
Bad debt expense	-
General & administrative expense	(131,150)
Amortization of issuance costs	-
Interest expense on bonds	-

Total Operating Expenses	(131,150)

Income/(Loss) before income taxes	(131,150)

Provision for income taxes	-

Net Income/(Loss)	$(131,150)

Net Income per share (basic and fully diluted)	$(43.72)
Shares outstanding (basic and fully diluted)	3,000

F-4

USA Opportunity Income One, Inc.

Statement of Changes in Stockholders’ Equity/(Deficit)

For the period from August 3, 2021 to December 31, 2021

					Total
			Additional		Stockholders’
	Common Stock		Paid In	Retained	Equity/
	Shares	Amount	Capital	Earnings	(Deficit)

Balance at August 3, 2021	$0	$0	$0	$0	$0

Issuance of Common Stock	3,000	30	-	-	30
Net Income/(Loss)	-	-	-	(131,150)	(131,150)

Balance at December 31, 2021	3,000	$30	$0	$(131,150)	$(131,120)

F-5

USA Opportunity Income One, Inc.

Statement of Cash Flows

For the period from August 3, 2021 to December 31, 2021

Cash Flows from Operating Activities

Net income/(loss)	$(131,150)
Increase/(Decrease) in accounts payable	-
Increase/(Decrease) in due to/from related parties	131,220
(Increase)/Decrease in accounts receivable	-

Net Cash Used in Operating Activities	70

Cash Flows from Investing Activities

Originations of loans	-
Repayments of loans	-

Net Cash Used in Investing Activities	-

Cash Flows from Financing Activities

Proceeds of issuance of common stock	30
Proceeds from issuance of unsecured bonds	-

Net Cash Provided by Financing Activities	30

Net Change in Cash	$100

Cash at beginning of period	-
Cash at end of period	$100

F-6

USA Opportunity Income One, Inc.

Notes to the Financial Statements

As of December 31, 2021

and for the period from August 3, 2021 (Date of Formation) through December 31, 2021

Note 1 - Formation and Organization

USA Opportunity Income One, Inc. (the “Company”) is a corporation organized under the laws of the State of Puerto Rico on August 3, 2021. As of December 31, 2021, the Company has not commenced operations. These financial statements are for the fiscal year end of the Company will be December 31.

The Company was organized to identify and originate mortgages and other liens on and interests in real estate in primary and secondary metropolitan markets in the state of Florida.

The Company has filed an offering statement on Form 1-A with the Securities and Exchange Commission (“SEC”) with respect to an offering of up to $75 million in bonds. The terms of these bonds are as follows:

●	are priced at $1,000 each;
●	represent a full and unconditional obligation of the Company;
●	bear interest at 7% per annum;
●	mature on December 31, 2031;
●	are subject to repayment (i) at the demand of a bondholder beginning in the first month after the second anniversary of the date of purchase of these bonds by such bondholder and (ii) in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions contained in the Company’s Form 1-A;
●	are subject to an interest reserve fund for the repayment of bondholders which shall be funded with an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of bonds sold;
●	are subject to redemption by the Company at any time after the second anniversary of the first sale of the bonds; provided that a partial redemption complies with applicable tender offer rules;
●	rank equally with all of any future Company issuance of other unsecured debt unless such debt is senior to or subordinate to the bonds by their terms;
●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico.

Note 2 - Summary of Significant Accounting Policies and Practices

(a)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

(b)	Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

(c)	Risks and Uncertainties

The Company does not have an operating history and has not generated any revenue through the origination of mortgages and other liens on and interests in real estate. The Company’s business and operations are sensitive to general business and economic conditions, including the impact of the COVID-19 pandemic, along with any related local, state and federal government policy decisions. Factors beyond the Company’s control could cause fluctuations in these conditions, including the ability to raise funds to acquire real estate investments, the availability of real estate investments to acquire, and changes to Regulation A Tier 2 requirements. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

F-7

(d)	Cash and Cash Equivalents

Cash consists of amounts the Company has on deposit with a major commercial financial institution. Cash equivalents include short term investments, stated at cost plus interest, which approximates fair value, with an original maturity of less than 90 days.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit and the Company mitigates credit risk by placing cash with major financial institutions.

(e)	Organization and Offering Costs

Organizational and offering expenses in connection with the offering include all expenses to be paid by the Company in connection with the offering. Organization costs will be expensed as incurred and syndication costs will be reflected as a reduction of stockholder’s equity.

Initial organization and offering expenses will be paid by founders and/or affiliates of the founders of the Company. The Company will reimburse the founders and/or affiliates of the Company an amount up to $1,125,000 from the gross bond offering proceeds for these initial expenses.

As of December 31, 2021, founders and/or affiliates of the founders of the Company have paid $131,220 of organizational and offering costs on behalf of the Company. The Company has entered into an oral agreement with an affiliate of a founder to reimburse from Company cash when available any initial organizational and offering expenses paid by this affiliate of a founder.

(f)	Income Taxes

No provision for federal income taxes has been made in the accompanying financial statements. In certain instances, the Company may be subject to certain state and local taxes depending on the location and jurisdiction of any real estate investments made by the Company.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that has a greater than 50% likelihood of being realized. Changes in recognition or measurements are reflected in the period in which the change in judgment occurs. As of December 31, 2021, the Company had no material unrecognized tax benefits.

(g)	Liquidity and Going Concern:

The Company has not issued any Bonds as of December 31, 2021, has not commenced operations, and does not have sufficient cash or a source of revenue sufficient to cover future organizational, offering and operation costs. As of December 31, 2021, the Company has not made any investments into cash flowing assets and have not generated any revenues. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will be dependent upon the raising of additional capital through issuance of Bonds in order to implement its business plan. There can be no assurance that the Company will be successful in this situation in order to continue as a going concern. The Company is funding its initial expenses from payments of expenses by founders of the Company.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2020 was declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

As of December 31, 2021, the Company has not experienced significant impact related to the COVID-19 pandemic.

F-8

(h)	Earnings per share, basic and diluted

Basic net income per share will be computed by allocating net income to common shares and using the weighted-average number of common shares outstanding during the period.

Diluted net income per share will be computed using the weighted-average number of common shares and, if dilutive, the potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options. The dilutive effect of outstanding stock options is reflected in diluted earnings per share. The Company has no outstanding stock options.

(i)	New accounting pronouncements – not yet adopted

The Financial Accounting Standards Board has issued the following Accounting Standard Update ASU No. 2016-01, Financial Instruments, ASU 2016-02, Leases, ASU 2016-13, Financial Instruments - Credit Losses, ASU No. 2016-15, Statement of Cash Flows.

Recent accounting pronouncements that the Company has yet to adopt or that will be required to adopt in the future are summarized below.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the balance sheet and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. Commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses.

F-9

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others.

(j)	Fair value - hierarchy of fair value

In accordance with FASB ASC 820-10, Fair Value Measurements and Disclosures, the Company discloses the fair value of its assets and liabilities in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets and liabilities and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation. FASB ASC820-10-35-39 to 55 provides three levels of the fair value hierarchy as follows:

Level One - Inputs use quoted prices in active markets for identical assets or liabilities of which the Company has the ability to access.

Level Two - Inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level Three - Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset.

Note 3 – Stockholder’s Equity/(Deficit)

As of August 3, 2021, 3,000 shares of a single class of common share with a par value of $0.01 per share have been authorized. As of October 8, 2021, the Company issued 3,000 shares, 1,000 shares each to each of the three founders as founders shares.

Note 4 - Related-Party Transactions

No fees will be paid by the Company to any affiliates of the founders of the Company. The Company is only expected to reimburse founders of the Company for initial organizational and offering expenses such as legal and other professional services paid by the founders of the Company. These advances have no maturity or interest rates associated with them. Such reimbursement shall be treated as expenses of the Company and shall not be deemed to constitute distributions to any stockholders of the Company.

Note 5 - Commitments and Contingencies

The Company may become subject to various legal proceedings. However, as of December 31, 2021, the Company is not subject to any material pending or threatened legal proceedings. Initial organization and offering costs paid by founders of the Company on behalf of the Company are expected to be subject to future reimbursement from the Company. See Note 2 for further information.

Note 6 - Subsequent Events

The Company has evaluated events through July 1, 2022, and determined that there are no subsequent events that require disclosure.

F-10

USA Opportunity Income One, Inc.

Balance Sheet

	June 30, 2022 (unaudited)	December 31, 2021
ASSETS
Current Assets
Unrestricted cash	$170	$100
Restricted cash	-	-
Accounts receivable	-	-

Total Current Assets	170	100

Due to/from related parties	-	-
Capitalized bond issuance costs	-	-
FF&E	-	-

First trust deed mortgages	-	-
Other trust deed mortgages	-	-
Unsecured loans receivable	-	-
Preferred equity interests	-	-

TOTAL ASSETS	$170	$100

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current Liabilities
Accounts payable	$0	$0
Advances from related party	236,223	131,220

Total Current Liabilities	236,223	131,220

Bonds issued and outstanding at par	-	-

Commitments and contingencies	-	-

Common stock at par	30	30
Additional paid in capital	-	-
Retained earnings	(236,083)	(131,150)

Total Equity	(236,053)	(131,120)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$170	$100

F-11

USA Opportunity Income One, Inc.

Statement of Operations

For the period from January 1, 2022 to June 30, 2022
(unaudited)
Revenues
Interest income	$0
Preferred equity dividends	-
Originations points and related fees	-
Other fee income	-
Total Revenues	-

Operating Expenses
Marketing expense	-
Underwriting expense	-
Servicing expense	-
Bad debt expense	-
General & administrative expense	(104,933)
Amortization of issuance costs	-
Interest expense on bonds	-
Total Operating Expenses	(104,933)

Income/(Loss) before income taxes	(104,933)

Provision for income taxes	-

Net Income/(Loss)	$(104,933)

Net Income per share (basic and fully diluted)	$(34.98)
Shares outstanding (basic and fully diluted)	3,000

F-12

USA Opportunity Income One, Inc.

Statement of Changes in Stockholders’ Equity/(Deficit)

For the period from December 31, 2021 to June 30, 2022 (unaudited)
					Total
			Additional		Stockholders’
	Common Stock		Paid In	Retained	Equity/
	Shares	Amount	Capital	Earnings	(Deficit)

Balance at Dec 31, 2021	$0	$30	$0	(131,150)	(131,120)

Issuance of Common Stock	3,000	-	-	-	-
Net Income/(Loss)	-	-	-	(104,933)	(104,933)
Balance at June 30, 2022	3,000	$30	$0	$(236,083)	$(236,053)

F-13

USA Opportunity Income One, Inc.

Statement of Cash Flows

For the period from January 1, 2022 to June 30, 2022 (unaudited)

Cash Flows from Operating Activities

Net income/(loss)	$(104,933)
Increase/(Decrease) in accounts payable	-
Increase/(Decrease) in due to/from related parties	105,003
(Increase)/Decrease in accounts receivable	-

Net Cash Used in Operating Activities	70

Cash Flows from Investing Activities

Originations of loans	-
Repayments of loans	-
Net Cash Used in Investing Activities	-

Cash Flows from Financing Activities

Proceeds of issuance of common stock	-
Proceeds from issuance of unsecured bonds	-
Net Cash Provided by Financing Activities	-

Net Change in Cash	$70

Cash at beginning of period	100
Cash at end of period	$170

F-14

USA Opportunity Income One, Inc.

Notes to the Unaudited Financial Statements

As of June 30, 2022

Note 1 - Formation and Organization

USA Opportunity Income One, Inc. (the “Company”) is a corporation organized under the laws of the State of Puerto Rico on August 3, 2021. As of December 31, 2021 and June 30, 2022, the Company has not commenced operations. These financial statements are for the semi-annual period ended June 30, 2022. The Company’s fiscal year end is December 31.

The Company was organized to identify and originate mortgages and other liens on and interests in real estate in primary and secondary metropolitan markets in the state of Florida.

The Company has filed an offering statement on Form 1-A with the Securities and Exchange Commission (“SEC”) with respect to an offering of up to $75 million in bonds. The terms of these bonds are as follows:

●	are priced at $1,000 each;
●	represent a full and unconditional obligation of the Company;
●	bear interest at 7% per annum;
●	mature on December 31, 2031;
●	are subject to repayment (i) at the demand of a bondholder beginning in the first month after the second anniversary of the date of purchase of these bonds by such bondholder and (ii) in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions contained in the Company’s Form 1-A;
●	are subject to an interest reserve fund for the repayment of bondholders which shall be funded with an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of bonds sold;
●	are subject to redemption by the Company at any time after the second anniversary of the first sale of the bonds; provided that a partial redemption complies with applicable tender offer rules;
●	rank equally with all of any future Company issuance of other unsecured debt unless such debt is senior to or subordinate to the bonds by their terms;
●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico.

Note 2 - Summary of Significant Accounting Policies and Practices

(a)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

(b)	Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

(c)	Risks and Uncertainties

The Company does not have an operating history and has not generated any revenue through the origination of mortgages and other liens on and interests in real estate. The Company’s business and operations are sensitive to general business and economic conditions, including the impact of the COVID-19 pandemic, along with any related local, state and federal government policy decisions. Factors beyond the Company’s control could cause fluctuations in these conditions, including the ability to raise funds to acquire real estate investments, the availability of real estate investments to acquire, and changes to Regulation A Tier 2 requirements. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

F-15

(d)	Cash and Cash Equivalents

Cash consists of amounts the Company has on deposit with a major commercial financial institution. Cash equivalents include short term investments, stated at cost plus interest, which approximates fair value, with an original maturity of less than 90 days.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit and the Company mitigates credit risk by placing cash with major financial institutions.

(e)	Organization and Offering Costs

Organizational and offering expenses in connection with the offering include all expenses to be paid by the Company in connection with the offering. Organization costs will be expensed as incurred and syndication costs will be reflected as a reduction of stockholder’s equity.

Initial organization and offering expenses will be paid by founders and/or affiliates of the founders of the Company. The Company will reimburse the founders and/or affiliates of the Company an amount up to $1,125,000 from the gross bond offering proceeds for these initial expenses.

As of December 31, 2021, founders and/or affiliates of the founders of the Company have paid $131,220 of organizational and offering costs on behalf of the Company. As of June 30, 2022, founders and/or affiliates of the founders of the Company have paid $236,223 of organizational and offering costs on behalf of the Company.

The Company has entered into an oral agreement with an affiliate of a founder to reimburse from Company cash when available any initial organizational and offering expenses paid by this affiliate of a founder.

(f)	Income Taxes

No provision for federal income taxes has been made in the accompanying financial statements. In certain instances, the Company may be subject to certain state and local taxes depending on the location and jurisdiction of any real estate investments made by the Company.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that has a greater than 50% likelihood of being realized. Changes in recognition or measurements are reflected in the period in which the change in judgment occurs. As of December 31, 2021 and June 30, 2022, the Company had no material unrecognized tax benefits.

(g)	Liquidity and Going Concern:

The Company has not issued any Bonds as of December 31, 2021 and June 30, 2022, has not commenced operations, and does not have sufficient cash or a source of revenue sufficient to cover future organizational, offering and operation costs. As of December 31, 2021 and June 30, 2022, the Company has not made any investments into cash flowing assets and have not generated any revenues. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will be dependent upon the raising of additional capital through issuance of Bonds in order to implement its business plan. There can be no assurance that the Company will be successful in this situation in order to continue as a going concern. The Company is funding its initial expenses from payments of expenses by founders of the Company.

F-16

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2020 was declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

As of December 31, 2021 and June 30, 2022 the Company has not experienced significant impact related to the COVID-19 pandemic.

(h)	Earnings per share, basic and diluted

Basic net income per share will be computed by allocating net income to common shares and using the weighted-average number of common shares outstanding during the period.

Diluted net income per share will be computed using the weighted-average number of common shares and, if dilutive, the potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options. The dilutive effect of outstanding stock options is reflected in diluted earnings per share. The Company has no outstanding stock options.

(i)	New accounting pronouncements – not yet adopted

The Financial Accounting Standards Board has issued the following Accounting Standard Update ASU No. 2016-01, Financial Instruments, ASU 2016-02, Leases, ASU 2016-13, Financial Instruments - Credit Losses, ASU No. 2016-15, Statement of Cash Flows.

Recent accounting pronouncements that the Company has yet to adopt or that will be required to adopt in the future are summarized below.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the balance sheet and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term.

F-17

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. Commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others.

(j)	Fair value - hierarchy of fair value

In accordance with FASB ASC 820-10, Fair Value Measurements and Disclosures, the Company discloses the fair value of its assets and liabilities in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets and liabilities and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation. FASB ASC820-10-35-39 to 55 provides three levels of the fair value hierarchy as follows:

Level One - Inputs use quoted prices in active markets for identical assets or liabilities of which the Company has the ability to access.

Level Two - Inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level Three - Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset.

Note 3 – Stockholder’s Equity/(Deficit)

As of August 3, 2021, 3,000 shares of a single class of common share with a par value of $0.01 per share have been authorized. As of October 8, 2021, the Company issued 3,000 shares, 1,000 shares each to each of the three founders as founders shares.

Note 4 - Related-Party Transactions

No fees will be paid by the Company to any affiliates of the founders of the Company. The Company is only expected to reimburse the founders of the Company for initial organizational and offering expenses such as legal and other professional services paid by the founders of the Company. These advances have no maturity or interest rates associated with them. Such reimbursement shall be treated as expenses of the Company and shall not be deemed to constitute distributions to any stockholders of the Company.

Note 5 - Commitments and Contingencies

The Company may become subject to various legal proceedings. However, as of December 31, 2021 and June 30, 2022, the Company is not subject to any material pending or threatened legal proceedings. Initial organization and offering costs paid by founders of the Company on behalf of the Company are expected to be subject to future reimbursement from the Company. See Note 2 for further information.

Note 6 - Subsequent Events

The Company has evaluated events through September 27, 2022, and determined that there are no additional subsequent events other than the above that required disclosure.

F-18

USA Opportunity Income One, Inc.

Best Efforts Offering of

$75,000,000 Maximum Offering Amount

of USA Real Estate Bonds

OFFERING CIRCULAR

________________, 2023

PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1*	Engagement Agreement with Dalmore Group, LLC.
1.2**	Engagement Agreement with First Southern, LLC.
2.1*	Amended Articles of Incorporation.
2.2*	Certificate of Amendment to Articles of Incorporation.
2.3*	Bylaws.
3.1*	Form of 7% USA Year Real Estate Bond.
3.2**	Form of 12% USA Real Estate Bond.
4.1**	Form of USA Real Estate Bond Investor Agreement
6.1*	Engagement Agreement with Direct Transfer, LLC.
10.1*	Power of Attorney.
11.1**	Consent of Anthony L.G., PLLC (included in Exhibit 12.1).
11.2**	Consent of Fruci & Associates II, PLLC
12.1**	Opinion of Anthony L.G., PLLC.

*Filed previously.

** Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Post-Qualification Amendment No. 1 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan in the Commonwealth of Puerto Rico, on March 9, 2023.

USA Opportunity Income One, Inc.

By:	/s/ Dania Echemendia
Dania Echemendia
President

Pursuant to the requirements of Regulation A, this Post-Qualification Amendment No. 1 to Form 1-A has been signed by the following persons in the capacities indicated on March 9, 2023.

Name	Positions	Date

/s/ Dania Echemendia	President and director	March 9, 2023
Dania Echemendia	(principal executive officer)

*	Chief Financial Officer and director	March 9, 2023
Andrew Murray	(principal financial and accounting officer)

*By:	/s/ Dania Echemendia
Dania Echemendia
Attorney-in-fact

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